PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 3, 2003
                                  $940,000,000
                                  (Approximate)
                        CIT Home Equity Loan Trust 2003-1
            Home Equity Loan Asset Backed Certificates, Series 2003-1
                                     [LOGO]
                      The CIT Group/Consumer Finance, Inc.
                           Seller and Master Servicer
                  The CIT Group Securitization Corporation III
                                    Depositor

                                   ----------

      The trust will issue seven classes of senior offered certificates and three classes of subordinated offered certificates. The assets of the trust will consist of fixed rate, first or second lien mortgage loans secured by primarily one- to four-family residential properties.

      The offered certificates will represent interests in the trust only and will not be guaranteed by or represent interests in or obligations of the depositor, the seller, the master servicer or any of their affiliates.

      Interest and principal on the certificates are scheduled to be paid monthly on the 20th day of the month or, if the 20th day is not a business day, on the next business day. The first scheduled distribution date is April 21, 2003. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-IO certificates will be senior certificates. The Class M-1, Class M-2 and Class B certificates will be subordinate to, and provide credit enhancement for, the senior certificates. The Class M-2 certificates will also be subordinate to, and provide credit enhancement for, the Class M-1 certificates. The Class B certificates will be subordinate to, and provide credit enhancement for, the Class M-1 and Class M-2 certificates.

      The offered certificates currently have no trading market.

      Investing in the certificates involves risks. See "Risk Factors" beginning on page S-14 in this prospectus supplement and on page 13 of the accompanying prospectus.

                                                                          Underwriting
   Offered         Principal                                  Price to    Discounts and    Proceeds to
Certificates       Balance*         Certificate Rate          Public(3)    Commissions     Depositor(5)
------------       ---------        ----------------          ---------   -------------    -----------
Class A-1        $294,000,000  One-month LIBOR plus 0.09%(1)  100.00000%      0.160%        99.84000%
Class A-2        $213,000,000             2.35%                99.99309%      0.210%        99.78309%
Class A-3        $ 58,000,000             2.79%                99.98137%      0.270%        99.71137%
Class A-4        $114,000,000          3.93%(1)(2)             99.99897%      0.320%        99.67897%
Class A-5        $ 33,050,000          4.98%(1)(2)             99.94012%      0.430%        99.51012%
Class A-6        $ 94,000,000          4.06%(1)(2)             99.96588%      0.370%        99.59588%
Class A-IO    notional amount             5.00%                   (4)          (4)              (4)
Class M-1        $ 54,050,000          4.67%(1)(2)             99.98861%      0.400%        99.58861%
Class M-2        $ 42,300,000          5.06%(1)(2)             99.96907%      0.500%        99.46907%
Class B          $ 37,600,000          5.50%(1)(2)             97.07832%      0.600%        96.47832%

*     Principal balances subject to variance of plus or minus 5%.
(1)   Subject to an interest rate cap.
(2)   Subject to a step-up if the clean-up call is not exercised.
(3) Plus accrued interest, if any, from March 1, 2003 in the case of the fixed rate certificates.
(4) The Class A-IO certificates will be purchased by Salomon Smith Barney Inc. from the depositor and may be offered by such lead underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the Class A-IO certificates will be approximately $7,591,137, plus accrued interest, before deducting expenses.
(5)   Before deducting expenses, estimated to be $1,000,000.

      Delivery of the offered certificates in book-entry form only will be made through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System on or about March 25, 2003.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Salomon Smith Barney
         Banc of America Securities LLC
                    Banc One Capital Markets, Inc.
                                          Goldman, Sachs & Co.
                                                           JPMorgan
                                                                 Lehman Brothers

             The date of this prospectus supplement is March 3, 2003

 Important notice about information presented in this prospectus supplement and the accompanying prospectus

      We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

            o the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

            o this prospectus supplement, which describes the specific terms of your certificates.

      You should rely primarily on the description of your certificates in this prospectus supplement.

                                   ----------

                                TABLE OF CONTENTS

                              Prospectus Supplement

Summary....................................................................  S-1
Risk Factors............................................................... S-14
The Portfolio Of Mortgage Loans............................................ S-23
The Mortgage Pool.......................................................... S-25
Servicing Of Mortgage Loans................................................ S-42
Yield, Prepayment And Maturity Considerations.............................. S-44
Formation Of The Trust And Trust Property.................................. S-59
Description Of The Certificates............................................ S-60
The Pooling And Servicing Agreement........................................ S-78
Use Of Proceeds............................................................ S-81
Certain Federal Income Tax Considerations.................................. S-81
Certain State Tax Considerations........................................... S-84
ERISA Considerations....................................................... S-84
Legal Investment Considerations............................................ S-91
Underwriting............................................................... S-91
Legal Matters.............................................................. S-94
Ratings.................................................................... S-95
Index Of Defined Terms..................................................... S-96


                         Annex to Prospectus Supplement

Annex I - Global Clearance, Settlement And Tax Documentation Procedures

                                   Prospectus

Prospectus Summary................................4
Risk Factors ....................................13
The Trusts ......................................22
Use of Proceeds .................................30
The CIT Group Securitization Corporation
     III, The Depositor..........................30
Recent Events ...................................31
The CIT Group/Consumer Finance, Inc.,
     Seller and Master Servicer .................31
The Home Equity Lending Program..................32
Description of the Certificates .................41
Credit Enhancement ..............................53
Yield and Prepayment Considerations .............63

The Pooling and Servicing Agreement .............66
Certain Legal Aspects of the
     Mortgage Loans .............................84
Certain Federal Income
     Tax Consequences............................93
State Tax Considerations........................104
ERISA Considerations............................104
Legal Investment................................106
Method of Distribution..........................107
Legal Matters...................................108
Financial Information ..........................108
Ratings ........................................108
Where You Can Find More Information.............109
Index of Defined Terms .........................110

                                   ----------

      You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                     Summary

      This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this entire prospectus supplement and accompanying prospectus.

      This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Defined Terms" beginning on page S-96 in this prospectus supplement.

Issuer...................................   CIT Home Equity Loan Trust 2003-1.

Depositor................................   The CIT Group Securitization
                                            Corporation III, a Delaware
                                            corporation and a limited purpose
                                            finance subsidiary of CIT Group
                                            Inc., a Delaware corporation. The
                                            address of the depositor's principal
                                            executive offices is 1 CIT Drive,
                                            Livingston, NJ 07039, and its
                                            telephone number is (973) 740-5000.

Sellers..................................   The CIT Group/Consumer Finance,
                                            Inc., a Delaware corporation and a
                                            wholly-owned subsidiary of CIT Group
                                            Inc.

                                            CFHE Funding Company LLC, a Delaware
                                            limited liability company, which is
                                            a limited purpose entity and a
                                            wholly owned subsidiary of The CIT
                                            Group/Consumer Finance, Inc.

                                            All of the mortgage loans have been
                                            originated by The CIT Group/Consumer
                                            Finance, Inc. or its affiliates in
                                            accordance with its underwriting
                                            standards.

Master Servicer..........................   The CIT Group/Consumer Finance, Inc.

Trustee..................................   The Bank of New York.

Cut-Off Date.............................   The cut-off date for the initial
                                            mortgage loans is the opening of
                                            business on March 1, 2003. The
                                            cut-off date for any subsequent
                                            mortgage loans sold and assigned by
                                            the depositor to the trust through
                                            the pre-funding feature is the
                                            beginning of business on the first
                                            day of the month of the subsequent
                                            transfer date set forth in the
                                            related subsequent transfer
                                            agreement. The cut-off date is the
                                            date on and after
                                            which the issuer will be entitled to
                                            receive all collections on and
                                            proceeds of the mortgage loans.

Closing Date.............................   On or about March 25, 2003.

Distribution Date........................   The 20th day of each month, or if
                                            the 20th day is not a business day,
                                            then the next succeeding business
                                            day. The first distribution date
                                            will be April 21, 2003.

Record Date..............................   With respect to any distribution
                                            date and each class of fixed rate
                                            certificates, the last business day
                                            of the month immediately preceding
                                            the calendar month in which the
                                            distribution date occurs.

                                            With respect to any distribution
                                            date and the Class A-1 certificates,
                                            the last business day immediately
                                            preceding the distribution date or,
                                            if definitive certificates are
                                            issued, the last business day of the
                                            month immediately preceding the
                                            calendar month in which the
                                            distribution date occurs.

The Certificates.........................   On the closing date, the trust will
                                            issue the offered certificates, the
                                            Class X-IO certificates and the
                                            Class R certificates.

                                            Offered Certificates

                                            The Class A-1, Class A-2, Class A-3,
                                            Class A-4, Class A-5, Class A-6,
                                            Class A-IO, Class M-1, Class M-2 and
                                            Class B certificates.

                                            Senior Certificates

                                            The Class A-1, Class A-2, Class A-3,
                                            Class A-4, Class A-5, Class A-6 and
                                            Class A-IO certificates.

                                            Notional Amount Certificates

                                            The Class A-IO certificates.

                                            Subordinate Certificates

                                            The Class M-1, Class M-2, and Class
                                            B certificates.

                                            Non-Offered Certificates

                                            The Class X-IO certificates and
                                            Class R certificates are not being
                                            offered to the public. We have
                                            included information with respect to
                                            the Class X-IO certificates and
                                            Class R
                                            certificates in this prospectus
                                            supplement solely to provide you a
                                            better understanding of the offered
                                            certificates.

                                            Fixed Rate Certificates

                                            The Class A-2, Class A-3, Class A-4,
                                            Class A-5, Class A-6, Class A-IO,
                                            Class M-1, Class M-2 and Class B
                                            certificates.

                                            Variable Rate Certificates

                                            The Class A-1 certificates.

                                            Denominations

                                            The offered certificates will be
                                            offered for purchase in
                                            denominations of $25,000 and
                                            multiples of $1,000 above $25,000.

                                            Book-Entry Registration

                                            We will issue the offered
                                            certificates in book-entry form. You
                                            will hold your interests either
                                            through a depository in the United
                                            States or through one of two
                                            depositories in Europe. While the
                                            offered certificates are in
                                            book-entry form they will be
                                            registered in the name of the
                                            nominee of the depository in the
                                            United States.

                                            Final Scheduled Distribution Date

                                            The final scheduled distribution
                                            date for each class of offered
                                            certificates is as follows:

                                            Class A-1........... August, 2018
                                            Class A-2........... April, 2027
                                            Class A-3........... March, 2029
                                            Class A-4........... March, 2032
                                            Class A-5........... July, 2034
                                            Class A-6........... October, 2032
                                            Class A-IO.......... March, 2004
                                            Class M-1........... October, 2032
                                            Class M-2........... September, 2032
                                            Class B............. July, 2034

Distributions to Offered
Certificateholders

Interest.................................   You will be entitled to receive
                                            payments of interest on each
                                            distribution date to the extent set
                                            forth in this prospectus supplement.

                                            Interest on the Class A-IO
                                            certificates is payable on the first
                                            12 distribution dates at its
                                            applicable certificate rate on a
                                            scheduled notional amount, to the
                                            extent set forth in this prospectus
                                            supplement. The Class A-IO
                                            certificates will not be entitled to
                                            any distributions after the 12th
                                            distribution date (except for any
                                            class interest carryover
                                            shortfalls).

                                            Fixed Rate Certificate Interest

                                            The interest rate on any
                                            distribution date for a fixed rate
                                            certificate will be the applicable
                                            interest rate set forth on the cover
                                            page of this prospectus supplement.

                                            The interest period with respect to
                                            each distribution date and a fixed
                                            rate certificate is the calendar
                                            month preceding the month of the
                                            distribution date. For example, if
                                            the distribution date occurs on May
                                            20, 2003, the interest period would
                                            be the month of April 2003. Each
                                            calendar month will be deemed to
                                            have 30 days and each year will be
                                            deemed to have 360 days. Therefore,
                                            if you are a holder of a fixed rate
                                            certificate, you would use the
                                            following formula to calculate your
                                            interest payment on any distribution
                                            date:

                                            30 x IR x PB = your interest payment
                                            --
                                            360

                                            IR = the applicable per annum fixed
                                                 interest rate, subject to in
                                                 the case of the Class A-4,
                                                 Class A-5, Class A-6, Class
                                                 M-1, Class M-2 and Class B
                                                 certificates (1) the Net WAC
                                                 Cap and (2) an increase of
                                                 0.50% per annum after the
                                                 master servicer first fails to
                                                 exercise its clean-up call
                                                 option.


                                            PB = the principal balance (or
                                                 notional amount, in the case of
                                                 the Class A-IO certificates) of
                                                 your fixed rate certificate
                                                 immediately prior to any
                                                 distributions on the
                                                 distribution date.

                                            If you are a holder of a fixed rate
                                            certificate, we will increase the
                                            interest payment we owe to you for a
                                            distribution date by any unpaid
                                            interest we owe to you from prior
                                            distribution dates, plus accrued
                                            interest at the applicable
                                            certificate rate.

                                            Variable Rate Certificate Interest

                                            The interest rate on any
                                            distribution date with respect to
                                            the Class A-1 certificates will be
                                            the applicable interest rate set
                                            forth on the cover page of this
                                            prospectus supplement.

                                            The interest period with respect to
                                            each distribution date and the Class
                                            A-1 certificates is the period from
                                            and including the previous
                                            distribution date (or the closing
                                            date in the case of the first
                                            distribution date) to and including
                                            the day preceding the related
                                            distribution date. Interest on the
                                            Class A-1 certificates will accrue
                                            during the related interest period
                                            on the basis of the actual number of
                                            days elapsed in the related interest
                                            period and a year consisting of 360
                                            days. Therefore, if you are a holder
                                            of a Class A-1 certificate, you
                                            would use the following formula to
                                            calculate your interest payment on
                                            any distribution date:

                                            N x IR x PB = your interest payment
                                            --
                                            360

                                            N = number of days in the interest
                                                period.

                                            IR = the per annum floating interest
                                                 rate for the interest period,
                                                 subject to the Net WAC Cap.

                                            PB = the principal balance of your
                                                 Class A-1 certificate
                                                 immediately prior to any
                                                 distributions on the
                                                 distribution date.

                                            If you are a holder of a Class A-1
                                            certificate, we will increase the
                                            interest payment we owe to you for a
                                            distribution date by any unpaid
                                            interest we owe to you from prior
                                            distribution dates, plus accrued
                                            interest at the applicable
                                            certificate rate.

                                            Net WAC Cap

                                            With respect to any distribution
                                            date and the Class A-1, Class A-4,
                                            Class A-5, Class A-6, Class M-1,
                                            Class M-2 and Class B certificates,
                                            the Net WAC Cap is a rate per annum
                                            equal to the sum of (i) a fraction,
                                            expressed as a percentage, the
                                            numerator of which is equal to the
                                            product of (a) the aggregate loan
                                            balance of the mortgage loans as of
                                            the
                                            beginning of the related due period
                                            and (b) the weighted average of the
                                            net coupon rates on the mortgage
                                            loans as of the beginning of the
                                            related due period, and the
                                            denominator of which is equal to the
                                            sum of (a) the aggregate loan
                                            balance of the mortgage loans plus
                                            (b) the amounts on deposit in the
                                            pre-funding account, each as of the
                                            first day of the related due period,
                                            plus (ii) a fraction, expressed as a
                                            percentage, the numerator of which
                                            is equal to the product of (a) 12
                                            and (b) the investment earnings
                                            received on amounts on deposit in
                                            the pre-funding account during the
                                            related due period, and the
                                            denominator of which is equal to the
                                            sum of (a) the aggregate loan
                                            balance of the mortgage loans plus
                                            (b) the amounts on deposit in the
                                            pre-funding account, each as of the
                                            first day of the related due period,
                                            minus (iii) a fraction, expressed as
                                            a percentage, the numerator of which
                                            is the product of (a) 5.00% and (b)
                                            the notional amount of the Class
                                            A-IO certificates for such
                                            distribution date, and the
                                            denominator of which is equal to the
                                            sum of (a) the aggregate loan
                                            balance of the mortgage loans plus
                                            (b) the amounts on deposit in the
                                            pre-funding account, each as of the
                                            first day of the related due period.
                                            The Net WAC Cap for the Class A-1
                                            certificates will be further
                                            multiplied by a fraction, the
                                            numerator of which is 30 and the
                                            denominator of which is the actual
                                            number of days in the related due
                                            period.

                                            If you are a holder of a Class A-1,
                                            Class A-4, Class A-5, Class A-6,
                                            Class M-1, Class M-2 or a Class B
                                            certificate, we will pay to you, on
                                            future distribution dates, the
                                            amount by which we reduce the
                                            interest payment we owe to you
                                            because of the effect of the Net WAC
                                            Cap, including any interest accrued
                                            on such amount at the related
                                            certificate rate. Payment of these
                                            amounts will be made on a
                                            subordinated basis, to the extent
                                            that money is available to make
                                            these payments. However, if the
                                            clean-up call option is exercised as
                                            described in this prospectus
                                            supplement, you will generally not
                                            be entitled to receive these amounts
                                            upon termination of the trust,
                                            except if and to the extent that
                                            amounts would otherwise be available
                                            to make distributions in respect of
                                            the non-offered certificates.

Principal................................   On each distribution date, the
                                            amount available for distributions
                                            of principal to the offered
                                            certificates, other than the Class
                                            A-IO certificates, will include (1)
                                            principal collections on the
                                            mortgage loans, plus (2) any excess
                                            interest collections on the mortgage
                                            loans, less (3) any
                                            decrease in the related required
                                            level of overcollateralization.

                                            The Class A-IO certificates do not
                                            have a certificate principal balance
                                            and will not be entitled to
                                            distributions of principal.

                                            Senior Certificates

                                            On each distribution date we will
                                            distribute the senior principal
                                            distribution amount to the senior
                                            certificates, other than the Class
                                            A-IO certificates, as described
                                            under "DESCRIPTION OF THE
                                            CERTIFICATES -- Distributions --
                                            Distributions of Principal" in this
                                            prospectus supplement, in the
                                            following order of priority:

                                            o  first, to the Class A-6
                                               certificates, for each
                                               distribution date on or after the
                                               distribution date in April 2006
                                               in an amount up to a specified
                                               amount; and

                                            o  second, to the Class A-1, Class
                                               A-2, Class A-3, Class A-4, Class
                                               A-5 and Class A-6 certificates,
                                               in that order, so that each class
                                               does not receive any principal
                                               payments until the principal
                                               balance of the prior class has
                                               been reduced to zero.

                                            The Class A-6 certificates are
                                            "lock-out" certificates. If you are
                                            a holder of a Class A-6 certificate,
                                            generally you will not be entitled
                                            to receive payments of principal
                                            until the distribution date in April
                                            2006. From that point on, you will
                                            be entitled to receive an increasing
                                            percentage of the principal
                                            available for distribution to the
                                            senior certificates, as described
                                            under "DESCRIPTION OF THE
                                            CERTIFICATES."

                                            Subordinate Certificates

                                            On each distribution date we will
                                            distribute principal received in
                                            respect of the mortgage loans to the
                                            subordinate certificates on a
                                            subordinate basis. Initially,
                                            principal collections in respect of
                                            the mortgage loans will generally be
                                            distributed exclusively to the
                                            senior certificates, other than the
                                            Class A-IO certificates, until their
                                            principal balances have been reduced
                                            to specified levels. At that time,
                                            principal distributions not required
                                            to maintain the principal balances
                                            of the senior certificates, other
                                            than the Class A-IO certificates, at
                                            the required levels will be
                                            distributed to the subordinate
                                            classes (provided a trigger
                                            event has not occurred) in the
                                            amounts and the order of priority
                                            described under "DESCRIPTION OF THE
                                            CERTIFICATES --
                                            Distributions--Distributions of
                                            Principal" in this prospectus
                                            supplement.

Trust Property...........................   The trust property is held by the
                                            trustee for the benefit of the
                                            certificateholders. The trust
                                            property includes:

                                            o  a pool of closed-end fixed rate
                                               mortgage loans secured by first
                                               and second deeds of trust,
                                               security deeds or mortgages on
                                               primarily one- to four-family
                                               residential properties
                                               transferred to the trust on the
                                               closing date or the related
                                               subsequent transfer date;

                                            o  payments on the mortgage loans
                                               received on and after the related
                                               cut-off date;

                                            o  property that secured a mortgage
                                               loan which has been acquired by
                                               foreclosure or deed in lieu of
                                               foreclosure;

                                            o  amounts on deposit in the
                                               accounts specified in this
                                               prospectus supplement;

                                            o  rights under hazard insurance
                                               policies, if any, covering the
                                               mortgaged properties; and

                                            o  proceeds of the foregoing.

Pre-Funding Account......................   On the closing date, approximately
                                            $120,978,757 will be deposited into
                                            a separate trust account maintained
                                            with the trustee. During the period
                                            from the closing date until the
                                            earliest to occur generally of (i)
                                            the date on which the amount on
                                            deposit in the pre-funding account
                                            (excluding investment earnings) is
                                            less than $100,000, or (ii) the
                                            distribution date in June, 2003,
                                            amounts will, from time to time, be
                                            withdrawn from the pre-funding
                                            account to purchase additional
                                            mortgage loans in accordance with
                                            the provisions of the pooling and
                                            servicing agreement. Any amount
                                            remaining in the pre-funding account
                                            at the end of the funding period
                                            will be distributed as a principal
                                            prepayment on the next distribution
                                            date, but in no event later than the
                                            distribution date in June 2003, to
                                            the holders of the senior
                                            certificates, other than the Class
                                            A-IO certificates, in the order of
                                            priority described under
                                            "DESCRIPTION OF THE CERTIFICATES --
                                            Distributions -- Distributions of
                                            Principal" in this prospectus
                                            supplement. Amounts deposited in the
                                            pre-
                                            funding account will not be
                                            available to cover losses on or in
                                            respect of the mortgage loans.

The Mortgage Loans.......................   All of the mortgage loans will bear
                                            interest at fixed rates.

                                            The mortgage loans are not and will
                                            not be guaranteed by the depositor,
                                            the sellers, the master servicer,
                                            the trustee or any of their
                                            affiliates.

                                            The information in this prospectus
                                            supplement regarding the initial
                                            mortgage loans is presented as of
                                            the cut-off date for the initial
                                            mortgage loans.

                                            On or prior to the closing date,
                                            additional mortgage loans may be
                                            added to the mortgage pool and some
                                            mortgage loans may be removed from
                                            the mortgage pool. In addition,
                                            mortgage loans are expected to be
                                            added to the mortgage pool during
                                            the pre-funding period through the
                                            pre-funding feature. As a result,
                                            the characteristics of the mortgage
                                            pool on the closing date may differ
                                            from the characteristics presented
                                            in this prospectus supplement as of
                                            the cut-off date for the initial
                                            mortgage loans. The depositor does
                                            not expect a material difference
                                            between the mortgage loans in the
                                            final mortgage pool and the
                                            characteristics of the initial
                                            mortgage loans presented in this
                                            prospectus supplement.

Credit Enhancement.......................   Subordination

                                            The issuance of senior certificates
                                            and subordinate certificates by the
                                            trust is designed to increase the
                                            likelihood that senior
                                            certificateholders, other than the
                                            Class A-IO certificateholders, will
                                            receive regular payments of interest
                                            and principal, and that Class A-IO
                                            certificateholders will receive
                                            regular payments of interest.

                                            The certificates designated as
                                            senior certificates will have a
                                            payment priority over the
                                            certificates designated as
                                            subordinate certificates. Among the
                                            classes of subordinate certificates:

                                            o  the Class M-1 certificates will
                                               have payment priority over the
                                               Class M-2 certificates and Class
                                               B certificates, and

                                            o  the Class M-2 certificates will
                                               have payment priority over the
                                               Class B certificates.

                                            Allocation of Losses

                                            If, on any distribution date, there
                                            is insufficient excess interest or
                                            overcollateralization to absorb
                                            realized losses on the mortgage
                                            loans, then realized losses on the
                                            mortgage loans will be allocated to
                                            the subordinate certificates as
                                            follows: first, to the Class B
                                            certificates, second, to the Class
                                            M-2 certificates and third, to the
                                            Class M-1 certificates, through a
                                            reduction in the principal balance
                                            of the applicable class equal to the
                                            realized losses in excess of such
                                            amount of excess interest and
                                            overcollateralization on such
                                            distribution date. The pooling and
                                            servicing agreement does not permit
                                            the allocation of realized losses on
                                            the mortgage loans to the senior
                                            certificates; however, investors in
                                            the senior certificates should
                                            realize that under certain loss
                                            scenarios there will not be
                                            sufficient interest collections on
                                            the mortgage loans to pay the senior
                                            certificates all the interest
                                            amounts to which such certificates
                                            are then entitled, or sufficient
                                            principal collections on the
                                            mortgage loans to pay the senior
                                            certificates, other than the Class
                                            A-IO certificates, all the principal
                                            amounts to which such certificates
                                            are then entitled.

                                            Once realized losses are allocated
                                            to the subordinate certificates, the
                                            principal balance reduced as a
                                            result of such realized losses will
                                            not be reinstated thereafter.
                                            However, the amount of any realized
                                            losses allocated to the subordinate
                                            certificates may be paid to the
                                            holders of these certificates
                                            according to the priorities set
                                            forth under "DESCRIPTION OF THE
                                            CERTIFICATES -- Distributions --
                                            Distributions of Excess Interest" in
                                            this prospectus supplement.

                                            Overcollateralization

                                            Overcollateralization is calculated
                                            as the amount by which the sum of
                                            the aggregate principal balance of
                                            the mortgage loans and amounts on
                                            deposit in the pre-funding account
                                            exceeds the aggregate principal
                                            balance of the offered certificates
                                            (other than the Class A-IO
                                            certificates). The offered
                                            certificates will not have the
                                            benefit of any overcollateralization
                                            on the closing date. Beginning on
                                            the fourth distribution date, excess
                                            interest, if any, will be applied as
                                            accelerated payments of principal to
                                            the class or classes of offered
                                            certificates, other than the Class
                                            A-IO certificates, then entitled to
                                            receive distributions of
                                            principal until the applicable
                                            overcollateralization level equals
                                            the related required
                                            overcollateralization level.

                                            If there is not sufficient excess
                                            interest, the applicable required
                                            overcollateralization level will not
                                            be reached or maintained. In
                                            addition, realized losses on the
                                            mortgage loans will reduce the
                                            amount of overcollateralization. If
                                            realized losses on the mortgage
                                            loans result in the
                                            overcollateralization amount
                                            becoming negative, the principal
                                            balance of the class of subordinate
                                            certificates then outstanding with
                                            the lowest relative payment priority
                                            will be reduced by such negative
                                            amount.

Monthly Advances.........................   The amounts received under a
                                            mortgage loan may not be sufficient
                                            to pay interest due under the terms
                                            of the mortgage loan. If a shortfall
                                            occurs, the master servicer will
                                            advance funds to the trust to
                                            compensate for the shortfall. The
                                            master servicer will make a monthly
                                            advance with respect to delinquent
                                            payments of interest on a mortgage
                                            loan only if the master servicer
                                            expects to be repaid for the monthly
                                            advance from future payments and
                                            collections on that mortgage loan.
                                            None of the master servicer, the
                                            sellers, the depositor or any of
                                            their affiliates will pay for any
                                            interest shortfalls created by
                                            application of the Soldiers' and
                                            Sailors' Civil Relief Act of 1940.

                                            The master servicer will not make a
                                            monthly advance to cover any
                                            principal portion of a mortgage loan
                                            payment.

                                            The master servicer is entitled to
                                            be reimbursed by the trust for any
                                            monthly advances from the related
                                            mortgage loan and, if the monthly
                                            advance is a non-recoverable
                                            advance, from collections on all of
                                            the mortgage loans prior to any
                                            distributions to you.

                                            We refer you to "SERVICING OF
                                            MORTGAGE LOANS -- Monthly Advances"
                                            in this prospectus supplement.

Servicing Advances.......................   Unless the master servicer
                                            determines that any proposed advance
                                            is not recoverable from the related
                                            mortgage loan, the master servicer
                                            will pay all "out of pocket" costs
                                            and expenses incurred in the
                                            performance of its servicing
                                            obligations, including, but not
                                            limited to:

                                            o  expenditures in connection with
                                               the preservation, restoration and
                                               protection of the related
                                               mortgage loan;

                                            o  the cost of any enforcement or
                                               judicial proceedings, including
                                               foreclosures; and

                                            o  the cost of the management and
                                               liquidation of property acquired
                                               in satisfaction of the related
                                               mortgage loan.

                                            The master servicer is entitled to
                                            be reimbursed by the trust for any
                                            servicing advances from the
                                            liquidation proceeds realized upon
                                            the liquidation of the related
                                            mortgage loan prior to any
                                            distributions to you.

Compensating Interest....................   The master servicer will pay to the
                                            trust an amount of interest with
                                            respect to any mortgage loan that
                                            has been prepaid in full prior to
                                            its final due date. The compensating
                                            interest paid by the master servicer
                                            for these prepaid mortgage loans
                                            will be an amount, not to exceed the
                                            master servicing fee for the related
                                            due period, equal to the excess of:

                                            o  30 days' interest on the
                                               principal balance of the prepaid
                                               mortgage loan as of the beginning
                                               of the related due period at the
                                               applicable mortgage rate over

                                            o  the amount of interest actually
                                               received on the prepaid mortgage
                                               loan during that due period.

                                            We refer you to "SERVICING OF
                                            MORTGAGE LOANS -- Compensating
                                            Interest" in this prospectus
                                            supplement.

Termination of Trust.....................   Optional Purchase

                                            Under certain circumstances, the
                                            master servicer may elect to
                                            repurchase all of the remaining
                                            mortgage loans. We refer to this
                                            optional repurchase as the clean-up
                                            call.

                                            The master servicer may exercise the
                                            clean-up call only after the
                                            aggregate outstanding principal
                                            balance of the mortgage loans as of
                                            the last day of any due period is
                                            less than or equal to 10% of the sum
                                            of the aggregate outstanding
                                            principal balance of the mortgage
                                            loans as of the cut-off date for the
                                            initial mortgage loans and the
                                            original pre-funded amount. The
                                            exercise of a clean-up call will
                                            effect early retirement of the
                                            certificates at the unpaid principal
                                            amount of each class of certificates
                                            together with any accrued and unpaid
                                            interest at the applicable
                                            certificate rate.

Certain Federal
Tax Considerations.......................   In the opinion of Schulte Roth &
                                            Zabel LLP, special tax counsel to
                                            the depositor, for federal income
                                            tax purposes, the trust will include
                                            one or more real estate mortgage
                                            investment conduits or "REMICs",
                                            subject to the considerations
                                            discussed under "CERTAIN FEDERAL
                                            INCOME TAX CONSIDERATIONS" in this
                                            prospectus supplement. The offered
                                            certificates, exclusive of rights to
                                            receive payments from the
                                            supplemental interest reserve fund,
                                            will constitute "regular interests"
                                            in a REMIC and will be treated as
                                            debt instruments of the REMIC for
                                            federal income tax purposes.

ERISA Considerations.....................   Subject to the considerations and
                                            conditions described under "ERISA
                                            CONSIDERATIONS" in this prospectus
                                            supplement, we expect that the
                                            offered certificates may be
                                            purchased by a pension or other
                                            employee benefit plan or a
                                            retirement arrangement subject to
                                            the Employee Retirement Income
                                            Security Act of 1974, as amended, or
                                            Section 4975 of the Internal Revenue
                                            Code of 1986, as amended.

Legal Investment
Considerations...........................   None of the offered certificates
                                            will constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984.
                                            Accordingly, many institutions with
                                            legal authority to invest in
                                            comparably rated securities may not
                                            be legally authorized to invest in
                                            the offered certificates. You should
                                            consult your own counsel as to
                                            whether and to what extent the
                                            offered certificates constitute
                                            legal investments for you.

Certificate Ratings......................   It is a condition to the issuance of
                                            the offered certificates that they
                                            receive the respective ratings set
                                            forth below from Moody's Investors
                                            Service, Inc. and Standard & Poor's
                                            Ratings Service, a division of the
                                            McGraw-Hill Companies, Inc.

                                            Class       Moody's        S&P
                                            -----       -------        ---
                                            A-1           Aaa          AAA
                                            A-2           Aaa          AAA
                                            A-3           Aaa          AAA
                                            A-4           Aaa          AAA
                                            A-5           Aaa          AAA
                                            A-6           Aaa          AAA
                                            A-IO          Aaa          AAA
                                            M-1           Aa2          AA
                                            M-2           A2           A
                                            B             Baa2         BBB

                                  Risk Factors

      You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the certificates.

      You may have difficulty selling your certificates

      The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

      The borrowers have less than perfect credit

      The CIT Group/Consumer Finance, Inc.'s underwriting standards generally are less stringent than those of the Federal National Mortgage Association, also known as Fannie Mae, or the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, with respect to a borrower's credit history, collateral and in other respects. The mortgage loans originated or acquired by the sellers or their affiliates have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired past credit experience, limited credit history, insufficient home equity value, or high debt-to-income ratios. As a result of this underwriting approach, the mortgage loans are likely to experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

      Newly originated mortgage loans may default

      Approximately 100% of the initial mortgage loans by principal balance as of the cut-off date for the initial mortgage loans were originated within twelve months prior to this date. Although little data is available, defaults on mortgage loans, including mortgage loans similar to the mortgage loans expected to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

      The rate of return of principal is uncertain due to prepayments

      Overview.

      Generally, if prevailing interest rates fall significantly below the coupon rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the coupon rates on the mortgage loans, the rate of prepayments is likely to decrease. The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the mortgage loans.

      In general, if you purchase an offered certificate at a premium to the outstanding principal amount of the certificate the yield on your certificate may be adversely affected by a higher than anticipated level of prepayments of the mortgage loans. Conversely, if you purchase an offered certificate at a discount to the outstanding principal amount of the certificate, the yield on your certificate may be adversely affected by a lower than anticipated level of prepayments.

      Many of the mortgage loans have no prepayment penalties.

      Approximately 37.14% of the initial mortgage loans, by principal balance as of the cut-off date for the initial mortgage loans, may be prepaid in whole or in part at any time without penalty. Accordingly, the mortgage loans in the trust may experience a higher rate of prepayment than mortgage loans with prepayment penalties. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

      Due-on-sale clauses.

      All of the mortgage loans contain due-on-sale provisions and the master servicer may enforce these provisions pursuant to the pooling and servicing agreement, consistent with the master servicer's customary servicing procedures, unless enforcement is not permitted by law or will adversely affect any applicable insurance policy. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any mortgage loan.

      The pre-funding feature may result in prepayments

      If the seller is unable to deliver sufficient eligible subsequent mortgage loans to the trust by the end of the funding period, or if the funding period ends earlier than expected as a result of the application of the Net WAC Cap, the remainder of the amount on deposit in the pre-funding account will be distributed as a prepayment to the owners of the senior certificates (other than the Class A-IO certificates).

      Owners of Class A-IO certificates may not recover their initial investments

      An investment in the Class A-IO certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made on these loans. If borrowers prepay their mortgage loans very fast, investors in the Class A-IO certificates may not recover their initial investments. Further, if the clean-up call option is exercised prior to the 12th distribution date, then the Class A-IO certificates will receive no further distributions and investors in the Class A-IO certificates may not fully recover their investments. In addition, the Class A-IO certificates are not entitled to any distributions after the 12th distribution date (except for any class interest carryover shortfalls).

      You may be unable to reinvest distributions in comparable investments

      Asset backed securities like the offered certificates, other than the Class A-IO Certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

      Effect of prepayments of mortgage loans on certificate rates of the Class A-1, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B certificates; interest rate risk

      The Class A-1, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B certificates are subject to the Net WAC Cap. If there is a sufficiently high prepayment rate with respect to mortgage loans bearing a higher coupon than the weighted average coupon of the mortgage loans, the interest rate payable on the Class A-1, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B certificates may become subject to the Net WAC Cap. Although the pooling and servicing agreement provides for the payment on future distribution dates on a subordinated basis of the amount by which we reduce your interest payment because of the Net WAC Cap, together with any interest thereon, we cannot assure you that excess funds will be available to make these payments. Moreover, if the clean-up call option is exercised, you will generally not be entitled to receive those amounts upon termination of the trust, except if and to the extent in the unlikely circumstance that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

      If you are a Class A-1, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 or Class B certificateholder, and the certificate rate payable on your certificates is reduced as a result of the Net WAC Cap, you may suffer a temporary or permanent decline in the market value of your certificates.

      The subordinate certificates will absorb cash shortfalls before the senior certificates

      The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the senior certificates, other than the Class A-IO certificates, receive their principal distributions. If the principal and interest collections are insufficient to make all of the required distributions on the offered certificates, one or more classes of subordinate certificates will not receive all of their distributions. In addition, losses due to defaults by borrowers, to the extent not covered by the amount of related overcollateralization and any excess interest, will be allocated to the subordinate certificates in the reverse order of payment priority. Any allocation of a loss to a class of subordinate certificates will reduce its principal balance, which will not be recovered unless reimbursed from future excess interest on a subordinated basis.

      Distributions to the subordinate certificates are made in the following order: to the Class M-1 certificates, then to the Class M-2 certificates and then to the Class B certificates, and losses are allocated to the subordinate certificates in the reverse order, commencing with the Class B certificates. The Class M-1 certificates will receive distributions before, and are allocated losses after, the other classes of subordinate certificates. Conversely, the Class B certificates will receive distributions after, and are allocated losses before, the other classes of subordinate certificates. As a result, the Class B certificates will be affected to a larger degree by any losses on the mortgage loans.

      Additional risks associated with the subordinate certificates

      The weighted average lives of, and the yields to maturity on, the Class B certificates, the Class M-2 certificates and the Class M-1 certificates will be progressively more sensitive, in that order, to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in the subordinate certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by that holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

      Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization, and any available excess interest, will reduce the certificate principal balance of the Class B, the Class M-2 and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such classes of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the subordinate certificates may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

      The return on your certificates could be reduced by shortfalls due to the Soldiers' and Sailors' Civil Relief Act

      The Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The response of the United States to the terrorist attacks on September 11, 2001 and other recent geopolitical developments has included military operations that have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations reduce the amount of interest available for distribution on the offered certificates and may reduce the related interest rate cap with respect to the applicable classes of offered certificates.

      The Relief Act also limits the ability of the master servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

      Less than 1% of the initial mortgage loans by principal balance as of the cut-off date for the initial mortgage loans are to borrowers who were in active military service at the time the related mortgage loan was originated. We do not know how many of the initial mortgage loans are to borrowers currently in active military service, in reserve status or who otherwise might be called into active duty after the date of this prospectus supplement. We do not know how many of the subsequent mortgage loans may be affected by the application of the Relief Act.

      We refer you to "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Soldiers' and Sailors' Civil Relief Act of 1940" in the accompanying prospectus.

      The yield on the subordinate certificates will be particularly sensitive to prepayments

      The multiple class structure of the offered certificates causes the yield of the subordinate certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates, other than the Class A-IO certificates, according to the priorities described in this prospectus supplement, the yield to maturity on the subordinate certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on the subordinate certificates. In particular, the subordinate certificates do not receive (unless the certificate principal balances of the senior certificates have been reduced to zero) any portion of the amount of principal payable to the offered certificates (other than the Class A-IO certificates) prior to the distribution date in April 2006. Thereafter, subject to the delinquency or loss performance of the mortgage loan pool, the subordinate certificates (unless the certificate principal balances of the senior certificates have been reduced to zero) may not receive any portion of the amount of principal then payable to the offered certificates. The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

      Yield considerations relating to excess cash

      If the offered certificates, other than the Class A-IO certificates, are overcollateralized below the required amount, or if realized losses on the mortgage loans occur during the period in which overcollateralization is not required, excess interest will be distributable as a payment of principal on the offered certificates then entitled to receive principal distributions. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which such excess interest is distributed as a payment of principal. If the actual rate of excess interest distributions is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of excess interest distributions is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of excess interest available for distribution on any distribution date will be affected by:

      o the actual amount of interest received, advanced, collected or recovered in respect of the mortgage loans during the calendar month prior to the related distribution date;

      o changes in the weighted average of the coupon rates of the mortgage loans resulting from prepayments and liquidations of such mortgage loans;

      o in the case of the Class A-1 certificates, adjustments in the certificate rate on such certificates; and

      o an increase in the certificate rate of the Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B certificates, if the master servicer first fails to exercise the clean-up call.

      The amount of excess interest distributed as principal on the offered certificates, other than the Class A-IO certificates, will also be based on the required amount of overcollateralization and the amount of realized losses on the mortgage loans during the related due period. We cannot assure you that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.

      Liquidation of mortgage loans could cause payment delays and/or losses

      Overview.

      Even assuming that the mortgaged properties provide adequate security for the related mortgage loans, substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted mortgage loans. As a result, shortfalls in distributions on offered certificates could occur. Further, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable on the offered certificates and thereby reduce the security for the mortgage loans. In the event any of the mortgaged properties fail to provide adequate security for the related mortgage loans, holders of offered certificates, and the subordinate certificates in particular, could experience a loss.

      We refer you to "-- The subordinate certificates will absorb cash shortfalls before the senior certificates" above for more detail.

      Second Liens.

      As of the cut-off date for the initial mortgage loans, approximately 88.57% of the aggregate principal balance of the initial mortgage loans are secured by first liens on the related properties, and approximately 11.43% of the aggregate principal balance of the initial mortgage loans are secured by second liens on the related properties. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds are insufficient to satisfy the loans and prior liens in the aggregate, the trust and, accordingly, you (1) bear the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (2) may suffer a loss if the deficiency judgment cannot be obtained or is not realized upon.

      Prepayment interest shortfalls may result in loss of interest

      When a full principal prepayment is made on a mortgage loan, the mortgagor is charged interest only up to the date of the prepayment instead of for a full month, which may result in a prepayment interest shortfall. The master servicer is obligated to pay those shortfalls in interest collections that are attributable to prepayment interest shortfalls, but only to the extent of the master servicing fee rate for the related due period.

      Geographic concentration may affect performance

      Approximately 19.76%, 14.21%, 7.55%, 5.99%, 5.33% and 4.78% of the initial mortgage loans by principal balance as of the cut-off date for the initial mortgage loans are located in Texas, California, Ohio, Pennsylvania, Colorado and Florida, respectively. To the extent that those regions have experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the mortgage loans in those regions may be expected to increase the foregoing risks to you. The sellers and the depositor can neither quantify the impact of any recent weakened economic conditions or property value declines on the mortgage loans nor predict whether, to what extent or for how long declines may continue.

      In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

      Violations of Texas home equity laws and other consumer protection laws may result in losses

      Approximately 19.76% of the initial mortgage loans by principal balance as of the cut-off date for the initial mortgage loans are secured by properties located in Texas. Generally, any "cash-out" refinance transaction or other non-purchase money transaction (except rate/term refinances and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas, which we refer to as the Texas home equity laws. The Texas home equity laws prohibit recourse to the borrower and provide certain disclosure requirements, caps on allowable fees, required loan closing procedures, restrictions on land parcel size, and other restrictions. Failure, inadvertent or otherwise, by the loan originator to comply with any requirement of the Texas home equity laws may create an opportunity for the borrower to argue that the mortgage loan is unenforceable and/or the lien on the mortgaged property is invalid. Because the Texas home equity laws, which first became effective on January 1, 1998, did not grant authority to any government agency to promulgate interpretive regulations, definitive authority for determining compliance is not available to the same extent as for federal and state mortgage laws and regulations. Any mortgage loan subject to the Texas home equity laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, which may result in delay and increased losses in connection with foreclosures. If a court were to find that any requirement of the Texas home equity laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the mortgage property to be invalid, or require the originating lender or the holder of the mortgage note to forfeit some or all principal and interest of the related mortgage loan, which would reduce the proceeds available to the trust for distribution to you. In addition, the Texas home equity laws may be voided in their entirety, possibly affecting the validity of any existing liens originated pursuant to the Texas home equity laws, if it is determined that federal law preempts any portion of the Texas home equity laws. Title insurance generally available on such mortgage loans may exclude coverage for some of the risks described in this paragraph.

      In addition to the foregoing, a number of federal and state laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

      Reduction in certificate rating could have an adverse effect on the value of your certificates

      The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on mortgage loans, the likelihood of the payment of any interest payable on a subordinated basis, due to the application of any interest rate cap described under the section "DESCRIPTION OF THE CERTIFICATES--Certificate Rates" or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

      None of the sellers, the master servicer or depositor is required to maintain the ratings of the offered certificates. Any downgrade in the ratings assigned to your certificates will result in a decline in the market value of your certificates.

      Potential loss due to lack of title insurance

      Under the pooling and servicing agreement, neither the seller nor the conduit seller shall be required to deliver to the trustee any title insurance policies in connection with their delivery of the mortgage documents on the closing date. As a result, there may be mortgaged properties not covered by title insurance policies. Although The CIT Group/Consumer Finance, Inc. will represent and warrant in the pooling and servicing agreement that the seller had a valid lien with respect to each mortgaged property, to the extent that The CIT Group/Consumer Finance, Inc. fails to repurchase or substitute for the related mortgage loan as a result of a breach of this representation and warranty, any resulting realized losses may be allocated to the subordinate certificates as described in this prospectus supplement.

      The offered certificates are not suitable investments for all investors

      The offered certificates, and in particular the subordinate certificates, are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered certificates, and in particular the subordinate certificates, are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                         THE PORTFOLIO OF MORTGAGE LOANS

General

      The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"), as the master servicer (in such capacity, the "Master Servicer"), is responsible for servicing the mortgage loans (the "Mortgage Loans") to be deposited into the trust in accordance with the terms of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 2003 among The CIT Group Securitization Corporation III, as depositor (in such capacity, the "Depositor"), CIT Consumer Finance, as seller (in such capacity, the "Seller") and as Master Servicer, CFHE Funding Company LLC, as Conduit Seller (the "Conduit Seller" and, together with the Seller, the "Sellers"), and The Bank of New York, as trustee (in such capacity, the "Trustee"). The CIT Group/Sales Financing, Inc., an affiliate of CIT Consumer Finance, provides the lockbox services and cash application services for CIT Consumer Finance. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

      As of December 31, 2002, CIT Consumer Finance serviced approximately 42,000 residential first and subordinate mortgages, representing an outstanding balance of approximately $3.5 billion.

Delinquency and Loss Experience

      The following tables set forth the delinquency and loss experience for the twelve month period ending December 31 for each of the five years from 1998 to 2002, with respect to CIT Consumer Finance's entire portfolio of mortgage loans secured by first or subordinate liens on mortgaged properties originated or acquired and serviced by CIT Consumer Finance (including mortgage loans previously securitized by CIT Consumer Finance), including home equity lines of credit (which are excluded from the Mortgage Pool).

                             Delinquency Experience
                          (Dollar amounts in millions)

                                                                           Year Ended December 31,
                                                          ----------------------------------------------------------
                                                            2002         2001        2000         1999        1998
                                                          --------    --------     --------     --------    --------
      Number of Accounts (in thousands)(1)..........          43.3        38.2         43.0         47.9        56.5
      Principal Balance Outstanding(1)..............      $3,506.3    $3,273.2     $2,778.7     $2,642.6    $2,849.5
      Principal Balance of Delinquent Accounts(2)
      30-59 Days Past Due...........................        $136.0       $96.8       $105.0        $78.7      $ 92.4
      60-89 Days Past Due...........................          47.9        30.6         32.2         30.3        33.9
      90 Days or More Past Due(1)...................         104.3        99.6         88.0         81.9        78.8
                                                          --------    --------     --------     --------    --------
      Total.........................................        $288.2      $227.0       $225.2       $190.9      $205.1
                                                          ========    ========     ========     ========    ========

---------------
(1)   Excludes REO Properties which are presented separately.

(2) Amounts include balances for which the underlying collateral is currently in the foreclosure process.

                                                                           Year Ended December 31,
                                                          ----------------------------------------------------------
                                                            2002         2001        2000         1999        1998
                                                          --------    --------     --------     --------    --------
      Accounts Delinquent 30 or more days (1)                 8.22%       6.93%        8.11%        7.23%       7.20%
      Accounts Delinquent 60 or more days (1)                 4.34%       3.98%        4.33%        4.25%       3.96%
      Accounts Delinquent 90 or more days (1)                 2.97%       3.04%        3.17%        3.10%       2.77%

      REO Property(2)
      Number of Properties .............................       801         592          519          458         284
      Book Value(2) ....................................    $38.64      $23.72       $20.89       $19.90      $13.62

----------
(1) Principal Balance of Delinquent Accounts as a Percentage of Principal Balance Outstanding.

(2) REO Property represents properties that secured mortgage loans that were acquired by foreclosure or deed in lieu of foreclosure. Book value of REO Properties is adjusted to reflect the lower of estimated fair value of the property or book value of the property at time of foreclosure.

                                 Loss Experience
                          (Dollar amounts in thousands)

                                                                           Year Ended December 31,
                                                          ----------------------------------------------------------
                                                            2002         2001        2000         1999        1998
                                                          --------    --------     --------     --------    --------
      Total Charge-offs(1) .............................   $31,011     $24,628      $25,038      $21,710     $19,349
      Total Net Losses as a percentage of
      average principal balance outstanding(2) .........      0.92%       0.84%        0.89%        0.84%       0.71%
      Accounts Charged-off .............................       910         772          682          635         484

----------
(1) Represents actual losses (including all expenses of foreclosure and liquidation but not including accrued interest) recorded at the time of liquidation net of recoveries.

(2) Average principal balance outstanding for years ended December 31 are a rolling 13 month average.

      The overall level of delinquency in the portfolio of mortgage loans varies over the periods presented in the table above primarily due to fluctuations in the 30-59 days past due category as delinquency levels within this category tend to exhibit the greatest variability. The overall delinquency percentage between December 2000 and December 2001 and December 1999 and December 2000 was also affected by specific factors discussed below.

      While the dollar amount of total delinquent account balances remained relatively flat from December 2000 to December 2001, the percentage of delinquent accounts dropped from 8.11% to 6.93% during the same period. This percentage decrease is the result of portfolio growth from a bulk portfolio acquisition in December 2001 in addition to the higher variability generally exhibited by the 30-59 days past due category.

      The increased level of delinquency experienced as of December 31, 2000 is also due in part to the interim servicing and the transfer of servicing rights on portfolios of mortgage loans purchased by CIT Consumer Finance in the second half of the year 2000. During this time period, customers continued to send payments to their previous servicer and it may have taken up to 30 days to have the payments sent to CIT Consumer Finance. The interim servicing combined with the seasonal trend of delinquency are contributing factors to the increased level of delinquency along with the higher variability generally exhibited by the 30-59 days past due category.

      The data presented in the foregoing tables are for illustrative purposes only. Such data relate to the performance of CIT Consumer Finance's entire mortgage loan portfolio, and is not historical data regarding solely the portion of CIT Consumer Finance's portfolio constituting the Mortgage Pool. While the above delinquency and loss rates represent recent experience, there can be no assurance that the future delinquency and loss experience on the Mortgage Pool will be similar.

      Historically, several factors have influenced CIT Consumer Finance's delinquency and loss experience on its portfolio of mortgage loans. These factors include the seasoning of a growing portfolio and varying economic conditions (which may or may not impact real property values). CIT Consumer Finance believes that as the existing loan portfolio becomes more seasoned, the rates of delinquencies, loan losses, foreclosures and REO properties will increase. Accordingly, the information in the tables above are for illustrative purposes only and are not intended to indicate or predict the expected delinquency and loss experience on past, current or future pools of Mortgage Loans for which CIT Consumer Finance is the servicer.

Underwriting Standards

      The underwriting policies employed by CIT Consumer Finance during the period when the Mortgage Loans were originated were substantially similar to those described in the accompanying prospectus under "THE HOME EQUITY LENDING PROGRAM."

                                The Mortgage Pool

General

      The certificates will represent the entire beneficial ownership interest in the trust. The assets of the trust will consist primarily of a pool, which we refer to as the "Mortgage Pool" or "Pool," of certain mortgage related assets, which we call the "Mortgage Assets," consisting of the Mortgage Loans, evidenced by promissory notes, each of which we sometimes refer to as a "Mortgage Note." Such mortgage notes will be secured by mortgages, deeds of trust or similar security instruments, any of which we call a "Mortgage," creating first or subordinate liens on one- to four-family residential properties (including townhouses and manufactured housing units on mortgagor-owned land) or condominium units in condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings, any of which we call a "Mortgaged Property."

      The statistical information presented in this prospectus supplement describes only the initial mortgage loans (the "Initial Mortgage Loans") the Depositor expects to transfer to CIT Home Equity Loan Trust 2003-1 (the "Trust") on the Closing Date, and does not include the additional mortgage loans that the Depositor may transfer to the Trust on the Closing Date or the subsequent mortgage loans which may be acquired through the pre-funding feature.

      Prior to the Closing Date, additional mortgage loans (the "Additional Mortgage Loans") may be added to the Mortgage Pool and other mortgage loans may be removed from the Mortgage Pool. In addition, during the Funding Period (as defined below), the Depositor expects to purchase and transfer to the Trust additional mortgage loans (the "Subsequent Mortgage Loans" and, together with the Initial Mortgage Loans and the Additional Mortgage Loans, the "Mortgage Loans"), as described under "--Conveyance of Subsequent Mortgage Loans and Pre-Funding Account" below. Although the Additional Mortgage Loans and

Subsequent Mortgage Loans may have characteristics that differ from the Initial Mortgage Loans that we describe in this prospectus supplement, CIT Consumer Finance does not expect any material difference between the Mortgage Loans in the final Mortgage Pool as of the Cut-Off Date and the characteristics of the Initial Mortgage Loans presented in this prospectus supplement.

      The Mortgage Loans to be transferred by CIT Consumer Finance, in its capacity as a Seller, and by the Conduit Seller to the Depositor, and from the Depositor to the Trust on the Closing Date, are fixed rate mortgage loans. All of the Mortgage Loans in the Trust have been or will be originated by CIT Consumer Finance or by an affiliate of CIT Consumer Finance. All of the Mortgage Loans will be serviced by CIT Consumer Finance in its capacity as Master Servicer.

Seller Recourse

      Under the Pooling and Servicing Agreement, CIT Consumer Finance will make certain representations, warranties and covenants relating to certain characteristics of the Mortgage Loans sold by the Seller and the Conduit Seller. Subject to the limitations described under "THE POOLING AND SERVICING AGREEMENT--Assignment of the Mortgage Loans" herein and "THE POOLING AND SERVICING AGREEMENT--Assignment of Mortgage Assets--Assignment of Mortgage Loans" in the accompanying prospectus, CIT Consumer Finance will be obligated to repurchase or substitute a conforming mortgage loan for any Mortgage Loan as to which there exists an uncured material deficiency in the documentation or an uncured material breach of any such representation, warranty or covenant. Under the Pooling and Servicing Agreement, the holders of the certificates (the "Certificateholders") will have the benefit of all of CIT Consumer Finance's representations, warranties and covenants relating to the Mortgage Loans (including its repurchase obligation). The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase Mortgage Loans with deficient documentation or which are otherwise defective. CIT Consumer Finance and CFHE Funding Company, LLC, in their respective capacities as Seller and Conduit Seller of the Mortgage Loans to the Depositor, are selling such Mortgage Loans without recourse. Therefore, only CIT Consumer Finance will have obligations arising out of its representations, warranties, covenants and repurchase obligations with respect to the Mortgage Loans. The obligations of CIT Consumer Finance, as Master Servicer under the Pooling and Servicing Agreement, are limited to the Master Servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

Conveyance of Subsequent Mortgage Loans and Pre-Funding Account

      Subsequent Mortgage Loans are intended to be purchased by the Trust from the Seller pursuant to one or more subsequent transfer agreements (each such agreement, a "Subsequent Transfer Agreement") from time to time during the Funding Period from funds on deposit in the Pre-Funding Account. In connection with the purchase of Subsequent Mortgage Loans on such dates of transfer (each such date, a "Subsequent Transfer Date"), the Trust will be required to pay to the Depositor from amounts on deposit in the Pre-Funding Account, a cash purchase price of approximately 100% of the then outstanding principal balance thereof. Following each Subsequent Transfer Date, the aggregate principal balance of the Mortgage Loans will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased, and the amount in the Pre-Funding Account will decrease accordingly.

      A segregated trust account (the "Pre-Funding Account") will be established and funded on the Closing Date with $120,978,757 (the "Original Pre-Funded Amount"), subject to a variance equal to the aggregate principal balance of any of the Mortgage Loans which are added or removed prior to the Closing Date, to provide the Trust with sufficient funds to purchase Subsequent Mortgage Loans. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Mortgage Loans for the Mortgage Pool in accordance with the Pooling and Servicing Agreement. The "Funding Period" is the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings therein) is reduced to $100,000, (ii) the Distribution Date in June, 2003 or (iii) the business day immediately preceding the Distribution Date on which the Net WAC Cap, exclusive of any investment earnings included in the calculation thereof, is less than 2.79% as of the beginning of the month in which such Distribution Date occurs. Any amount remaining in the Pre-Funding Account at the end of the Funding Period will be distributed as a principal prepayment on the next Distribution Date, but in no event later than the Distribution Date in June 2003, to the holders of the Senior Certificates, other than the Class A-IO Certificates, in the order of priority described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Principal." Amounts in the Pre-Funding Account shall be invested in certain short-term permitted investments set forth in the Pooling and Servicing Agreement.

      The Original Pre-Funded Amount will not exceed 19% of the aggregate initial Certificate Principal Balance of the Offered Certificates (other than the Class A-IO Certificates).

      As of the related Cut-Off Date, each Subsequent Mortgage Loan will satisfy the following criteria:

      (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Cut-Off Date; provided, however that the Subsequent Mortgage Loans may have a first payment date occurring on or after the related Cut-Off Date and, therefore, such Subsequent Mortgage Loans could not have been delinquent as of the related Cut-Off Date;

      (ii) no Subsequent Mortgage Loan will have a remaining term of less than 56 months or greater than 360 months from its first payment date;

      (iii) no Subsequent Mortgage Loan will have a combined loan-to-value ratio greater than 100%;

      (iv) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 5.51% or greater than 14.00%;

      (v) no Subsequent Mortgage Loan, to the extent a FICO score for such Subsequent Mortgage Loan is available, shall have a FICO score less than 500;

      (vi) the Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or purchase by the Seller in accordance with its standard servicing practices;

      (vii) the Subsequent Mortgage Loan must have an interest start date occurring on or before the business day immediately preceding the Distribution Date in June 2003;

      (viii) the Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "THE HOME EQUITY LENDING PROGRAM--Underwriting Policies and Procedures" in the accompanying prospectus;

      (ix) no Subsequent Mortgage Loan will be originated in the State of Georgia; and

      (x) no Subsequent Mortgage Loan shall have a principal balance in excess of $798,743.33 as of the related Cut-Off Date.

      Following the purchase of any Subsequent Mortgage Loans by the Trust, the Mortgage Loans will, as of the related Cut-Off Date:

      (i) have a weighted average age since origination of not more than five months;

      (ii) have a weighted average original term of not more than 360 months from the first payment date thereon;

      (iii) have a weighted average Mortgage Rate of not less than 8.00% and not more than 8.36%;

      (iv) have a weighted average combined loan-to-value ratio of not more than 79.11%; provided that the percentage of Mortgage Loans in the Mortgage Pool that have a combined loan-to-value ratio greater than 80% shall not exceed 45% of the Mortgage Pool; and provided further that the weighted average FICO score of the Mortgage Loans in the Mortgage Pool (excluding Mortgage Loans for which no FICO score is available) with a combined loan-to-value ratio greater than 80% shall not be less than 634;

      (v) not include second lien Mortgage Loans in an amount exceeding 12% of the Mortgage Pool;

      (vi) have a weighted average FICO score (excluding Mortgage Loans for which no FICO score is available) of not less than 625; provided that the percentage of Mortgage Loans in the Mortgage Pool with a FICO score (excluding Mortgage Loans for which no FICO score is available) that is less than 600 shall not exceed 37% of the Mortgage Pool;

      (vii) not have a state concentration that is greater than 20% of the Mortgage Pool; and

      (viii) have property type, occupancy status, debt-to-income, and documentation type that does not vary by more than 1% from the Mortgage Pool as of the Initial Cut-Off Date.

Mortgage Pool Characteristics

      The Initial Mortgage Loans are expected to have the following characteristics as of the Cut-Off date for the Initial Mortgage Loans:

      Number of loans:                                        9,316
      Aggregate outstanding principal balance:                $819,021,243
      Average outstanding principal balance:                  $87,916
      Range of outstanding principal balances:                $7,637 to $798,743
      Range of mortgage rates:                                5.25% to 14.00%
      Weighted average mortgage rate:                         8.363%
      Range of original combined loan to value ratios:        7.64% to 100.00%
      Weighted average combined loan-to-value ratio:          79.11%
      Range of remaining terms to stated maturity:            56 to 360 months

      Weighted average remaining term to stated maturity:     327 months

      Full documentation loans as a percentage of cut-off
          date balance:                                       72.91%

      Loan secured by owner occupied properties as a
          percentage of cut-off date balance:                 92.08%
      Range of original term:                                 60 to 360 months
      Weighted average original term:                         332 months
      Lien position:

          First                                               88.57%
          Second                                              11.43%

      The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of the Mortgage Loan plus the then-current principal balance of any loan or loans secured by a senior lien on the Mortgaged Property, by (y) the value of the related Mortgaged Property, based upon the appraisal or other valuation made at the time of origination of the Mortgage Loan.

      The principal balance of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the related Cut-Off Date, after deducting any principal payments paid before the related Cut-Off Date, reduced by all principal payments previously distributed with respect to such Mortgage Loan and reported as allocable to principal. The principal balance of any Mortgage Loan as to which the Master Servicer has determined that all Liquidation Proceeds have been received is zero. We refer to such a Mortgage Loan as a "Liquidated Mortgage." The Mortgage Loans provide for the amortization of the amount financed over a series of monthly payments, which payments are due as of various days during each month. The Mortgage Loans to be included in the Mortgage Pool were originated substantially in accordance with the underwriting criteria described in the accompanying prospectus. At origination, all of the Initial Mortgage Loans in the Mortgage Pool had a stated maturity of not more than 360 months.

      The Mortgage Pool includes Mortgage Loans secured by Mortgages which create first liens on one- to four-family residential properties, condominium units, town houses, manufactured housing and planned unit developments and Mortgages which create second liens on certain of such properties. As of the Cut-Off Date for the Initial Mortgage Loans, approximately 88.57% and 11.43% of the Initial Mortgage Loans, by aggregate principal balance, are secured by first liens and second liens on the related properties, respectively.

      Approximately 0.21% of the Initial Mortgage Loans (by principal balance as of the Cut-Off Date for the Initial Mortgage Loans) require payment of a substantial portion of the original principal balance on maturity. We refer to these Mortgage Loans as "Balloon Loans" and to such payments as "Balloon Payments."

      As of the Cut-Off Date for the Initial Mortgage Loans, no Initial Mortgage Loan was delinquent more than 59 days. Approximately 1.66% of the Initial Mortgage Loans (by principal balance as of the Cut-Off Date for the Initial Mortgage Loans), were delinquent 30 to 59 days. The weighted average credit grade score for the Initial Mortgage Loans (excluding Mortgage Loans for which no credit grade score is available) is approximately 625.

      The Seller will represent in the Pooling and Servicing Agreement that none of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

      No more than 0.28% of the Initial Mortgage Loans (by principal balance as of the Cut-Off Date for the Initial Mortgage Loans) were secured by Mortgaged Properties located in any one postal zip code area.

      The Mortgage Pool includes Mortgage Loans originated by CIT Consumer Finance under its No Income Verification program. We refer you to "THE HOME EQUITY LENDING

PROGRAM--Underwriting Policies and Procedures--Specialized Underwriting Programs" in the accompanying prospectus. The Mortgage Pool also includes Mortgage Loans originated under CIT's "6 Month Bank Statement," "12 Month Bank Statement" and "24 Month Bank Statement" programs wherein the applicant's bank statement deposit activity and balances are analyzed over the respective 6, 12 or 24 month period to determine monthly cash flow. The cash flow derived from the bank statements is the monthly income used in the loan underwriting process. The 6 Month Bank Statement program is also referred to as the "Lite Documentation" program. In the following tables the references to "Full Documentation Loans" are to Mortgage Loans which were not originated under these specialized programs.

      The Mortgage Pool also includes Mortgage Loans originated under CIT Consumer Finance's high loan to value loan program as shown in the following tables entitled "Distribution of CLTVs. We refer you to "THE HOME EQUITY LENDING PROGRAM--Underwriting Policies and Procedures--Overview" in the accompanying prospectus.

      Approximately 4.54% of the Initial Mortgage Loans (by principal balance as of the Cut-Off Date for the Initial Mortgage Loans) are secured by Mortgages on manufactured homes as set forth in the "Distribution by Property Type" tables below.

      The following information sets forth in tabular format certain information as to the Initial Mortgage Loans, as of the Cut-Off Date for the Initial Mortgage Loans.

                 Geographic Distribution of Mortgaged Properties

                                                    Percentage
                                                        of
                                                      Mortgage
                                                        Pool                                                               Percent
                                                    by Aggregate                               Weighted      Percent of       of
                                                     Principal                    Average      Average          Full        Owner-
                    Number          Aggregate         Balance       Weighted     Principal     Combined     Documentation  Occupied
                 of Mortgage    Principal Balance   of Mortgage      Average      Balance    Loan-to-Value     Mortgage     Mortgage
    State           Loans          Outstanding         Loans         Coupon     Outstanding      Ratio          Loans        Loans
--------------   -----------    -----------------   -----------     --------    -----------  -------------  -------------   --------
Texas               1,717        $161,838,617.83       19.76%         8.223%     $94,256.62      76.47%         65.67%       91.95%
California            965         116,420,134.15       14.21          8.886      120,642.63      79.23          53.07        91.75
Ohio                  709          61,854,446.17        7.55          7.989       87,241.81      81.81          83.60        91.66
Pennsylvania          710          49,098,688.14        5.99          8.468       69,153.08      80.35          77.59        90.22
Colorado              344          43,667,659.46        5.33          7.942      126,940.87      80.83          72.05        94.71
Florida               550          39,173,848.13        4.78          8.729       71,225.18      78.39          74.46        92.43
North Carolina        405          32,771,246.56        4.00          8.500       80,916.66      80.41          83.83        94.34
Missouri              393          27,618,798.83        3.37          8.129       70,276.84      78.83          87.56        92.88
Michigan              289          25,018,154.92        3.05          8.080       86,568.01      79.95          84.06        89.62
Indiana               386          24,166,164.25        2.95          8.347       62,606.64      77.79          82.72        88.82
Kentucky              364          22,361,075.32        2.73          8.454       61,431.53      79.09          87.32        94.08
Illinois              299          22,225,370.05        2.71          7.884       74,332.34      80.57          82.51        92.54
Washington            192          21,421,509.30        2.62          8.265      111,570.36      79.64          66.49        87.48
New York              187          18,621,704.58        2.27          8.641       99,581.31      71.96          66.69        94.23
Tennessee             234          16,327,456.84        1.99          8.391       69,775.46      81.10          91.06        89.04
Arizona               155          15,203,024.96        1.86          7.898       98,084.03      79.41          70.73        92.64
Nevada                139          14,923,679.51        1.82          7.921      107,364.60      81.92          83.14        93.37
South Carolina        209          14,522,575.10        1.77          8.698       69,486.01      81.04          85.91        95.01
Virginia              177          14,008,809.21        1.71          8.551       79,145.81      79.65          82.49        95.22
Oklahoma              196          13,203,147.82        1.61          8.590       67,363.00      80.07          80.61        93.98
Georgia               106           9,497,276.95        1.16          8.278       89,596.95      83.55          76.46        95.41
Maryland               94           9,379,193.29        1.15          8.746       99,778.65      80.93          82.42        94.05
Utah                   73           7,942,204.89        0.97          8.293      108,797.33      83.14          71.73        94.51
Oregon                 68           7,717,629.16        0.94          8.153      113,494.55      81.24          63.52        87.53
Louisiana              58           5,328,406.64        0.65          8.785       91,869.08      81.16          76.57        96.24
New Jersey             48           4,797,385.27        0.59          7.610       99,945.53      75.41          90.10        87.75
Kansas                 64           4,696,838.20        0.57          8.650       73,388.10      78.88          76.60        96.21
West Virginia          69           4,270,330.18        0.52          8.714       61,888.84      79.45          84.05        93.30
Connecticut            22           2,580,925.94        0.32          8.690      117,314.82      72.90          49.77        76.90
Delaware               22           1,886,360.55        0.23          8.482       85,743.66      79.22          68.37        84.35
Rhode Island           11           1,270,355.78        0.16          8.428      115,486.89      82.20          95.91        92.82
Nebraska               15           1,110,422.04        0.14          8.623       74,028.14      79.47          72.89        85.04
Minnesota               8             966,183.50        0.12          7.622      120,772.94      76.73          82.23       100.00
Iowa                    9             801,824.44        0.10          7.665       89,091.60      83.73          57.44        87.17
Wisconsin               6             566,690.26        0.07          7.447       94,448.38      80.41         100.00       100.00
Idaho                   8             563,924.51        0.07          9.165       70,490.56      73.49          30.21       100.00
New Mexico              6             550,060.50        0.07          8.176       91,676.75      64.61          56.98       100.00
New Hampshire           2             246,113.46        0.03          7.654      123,056.73      72.39         100.00       100.00
Wyoming                 5             244,330.79        0.03          8.323       48,866.16      80.42          89.40        47.58
Montana                 2             158,675.77        0.02          8.393       79,337.89      78.25         100.00       100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:              9,316        $819,021,243.25      100.00%         8.363%     $87,915.55      79.11%         72.91%       92.08%
====================================================================================================================================

                   Distribution by Original Principal Balance

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
                         Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
  Original Principal      Mortgage      Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
       Balance             Loans      Outstanding       Loans       Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
  $7,779.86-$10,000.00        7         $64,488.67      0.01%       10.390%     $9,212.67    80.77%        84.62%        100.00%
 $10,000.01-$20,000.00      201       3,310,556.52      0.40        10.258      16,470.43    74.38         86.54          93.42
 $20,000.01-$30,000.00      536      13,811,778.90      1.69         9.923      25,768.24    71.67         84.09          92.61
 $30,000.01-$40,000.00      890      31,447,899.23      3.84         9.436      35,334.72    74.22         79.15          85.85
 $40,000.01-$50,000.00      989      44,728,396.51      5.46         9.236      45,225.88    76.54         81.47          85.41
 $50,000.01-$60,000.00    1,056      58,109,594.94      7.10         8.962      55,028.03    77.41         84.02          88.36
 $60,000.01-$70,000.00    1,028      66,835,239.53      8.16         8.795      65,014.82    79.12         82.72          90.80
 $70,000.01-$80,000.00      868      64,762,320.51      7.91         8.585      74,610.97    79.57         80.87          91.02
 $80,000.01-$90,000.00      631      53,417,104.53      6.52         8.419      84,654.68    80.03         80.92          92.85
 $90,000.01-$100,000.00     544      51,818,854.36      6.33         8.415      95,255.25    79.11         76.38          93.74
$100,000.01-$120,000.00     769      83,866,657.20     10.24         8.260     109,059.37    80.56         74.56          92.96
$120,000.01-$140,000.00     486      62,860,487.13      7.68         8.088     129,342.57    80.68         72.14          91.70
$140,000.01-$160,000.00     362      54,244,218.41      6.62         8.104     149,845.91    81.05         68.03          92.59
$160,000.01-$180,000.00     213      36,183,475.54      4.42         7.946     169,875.47    80.65         61.58          92.50
$180,000.01-$200,000.00     174      33,056,807.71      4.04         7.960     189,981.65    80.02         70.10          93.09
$200,000.01-$220,000.00     110      23,053,422.00      2.81         7.744     209,576.56    79.67         61.90          94.60
$220,000.01-$240,000.00      92      21,051,239.61      2.57         7.738     228,817.82    79.35         63.90          95.57
$240,000.01-$260,000.00      76      18,941,259.75      2.31         7.631     249,227.10    78.38         49.83          94.67
$260,000.01-$280,000.00      56      15,048,109.41      1.84         7.569     268,716.24    80.18         62.41          98.18
$280,000.01-$300,000.00      42      12,216,357.94      1.49         7.745     290,865.67    79.24         54.50          90.28
$300,000.01-$320,000.00      40      12,385,140.52      1.51         7.322     309,628.51    79.21         57.61          92.44
$320,000.01-$340,000.00      24       7,937,620.36      0.97         7.558     330,734.18    82.96         54.04          95.87
$340,000.01-$360,000.00      31      10,895,952.37      1.33         7.791     351,482.33    77.96         57.80         100.00
$360,000.01-$380,000.00      23       8,458,845.84      1.03         7.435     367,775.91    81.20         78.54         100.00
$380,000.01-$400,000.00      30      11,714,402.05      1.43         7.703     390,480.07    78.12         43.15          93.33
$400,000.01-$450,000.00      14       5,946,039.43      0.73         7.332     424,717.10    83.07         78.76         100.00
$450,000.01-$500,000.00      14       6,720,332.04      0.82         8.248     480,023.72    74.18         28.00         100.00
$500,000.01-$550,000.00       2       1,028,553.66      0.13         6.615     514,276.83    81.85        100.00         100.00
$550,000.01-$600,000.00       4       2,265,246.98      0.28         7.596     566,311.75    74.20          0.00         100.00
$600,000.01-$650,000.00       1         649,030.26      0.08         7.490     649,030.26    54.17          0.00         100.00
$650,000.01-$700,000.00       1         667,802.85      0.08         7.990     667,802.85    75.00          0.00         100.00
$700,000.01-$750,000.00       1         725,265.16      0.09         6.550     725,265.16    65.93        100.00         100.00
$750,000.01-$800,125.00       1         798,743.33      0.10         6.750     798,743.33    74.09        100.00         100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                    9,316    $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

                   Distribution by Current Principal Balance

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
                         Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
  Current Principal      Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
       Balance             Loans      Outstanding       Loans       Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
  $7,636.84- $10,000.00       8         $74,459.35      0.01%       10.358%     $9,307.42    81.33%        86.68%        100.00%
 $10,000.01- $20,000.00     206       3,413,689.92      0.42        10.272      16,571.31    74.25         86.36          93.62
 $20,000.01- $30,000.00     539      13,955,948.57      1.70         9.904      25,892.30    71.47         83.97          92.48
 $30,000.01- $40,000.00     900      31,943,743.55      3.90         9.433      35,493.05    74.34         79.04          85.67
 $40,000.01- $50,000.00     991      45,005,786.25      5.50         9.247      45,414.52    76.64         81.04          84.87
 $50,000.01- $60,000.00   1,051      58,031,452.53      7.09         8.943      55,215.46    77.40         84.56          89.01
 $60,000.01- $70,000.00   1,031      67,205,695.30      8.21         8.791      65,184.96    79.05         82.47          90.94
 $70,000.01- $80,000.00     868      64,951,410.95      7.93         8.579      74,828.81    79.65         81.34          91.05
 $80,000.01- $90,000.00     630      53,513,625.67      6.53         8.427      84,942.26    79.92         80.27          92.53
 $90,000.01- $100,000.00    544      52,000,986.77      6.35         8.408      95,590.05    79.20         76.55          93.91
$100,000.01- $120,000.00    762      83,391,222.32     10.18         8.271     109,437.30    80.58         73.89          93.04
$120,000.01- $140,000.00    481      62,378,416.70      7.62         8.068     129,684.86    80.69         72.82          91.41
$140,000.01- $160,000.00    358      53,729,620.04      6.56         8.098     150,082.74    81.03         67.95          92.77
$160,000.01- $180,000.00    213      36,223,183.46      4.42         7.968     170,061.89    80.72         61.07          92.51
$180,000.01- $200,000.00    175      33,297,390.34      4.07         7.949     190,270.80    79.91         70.20          92.54
$200,000.01- $220,000.00    109      22,891,952.57      2.80         7.775     210,017.91    79.90         61.46          95.43
$220,000.01- $240,000.00     94      21,562,318.86      2.63         7.719     229,386.37    79.38         64.59          95.67
$240,000.01- $260,000.00     76      19,030,320.22      2.32         7.602     250,398.95    78.67         49.83          94.69
$260,000.01- $280,000.00     54      14,570,261.91      1.78         7.537     269,819.67    79.80         64.73          98.12
$280,000.01- $300,000.00     41      11,955,975.08      1.46         7.761     291,609.15    79.14         51.01          90.07
$300,000.01- $320,000.00     40      12,405,260.38      1.51         7.366     310,131.51    79.46         60.09          92.45
$320,000.01- $340,000.00     23       7,618,308.54      0.93         7.519     331,230.81    82.45         52.12          95.70
$340,000.01- $360,000.00     34      11,972,797.38      1.46         7.749     352,141.10    78.01         58.59         100.00
$360,000.01- $380,000.00     20       7,382,000.83      0.90         7.451     369,100.04    81.58         80.29         100.00
$380,000.01- $400,000.00     30      11,714,402.05      1.43         7.703     390,480.07    78.12         43.15          93.33
$400,000.01- $450,000.00     15       6,393,919.21      0.78         7.344     426,261.28    82.67         80.25         100.00
$450,000.01- $500,000.00     13       6,272,452.26      0.77         8.302     482,496.33    73.95         22.86         100.00
$500,000.01- $550,000.00      2       1,028,553.66      0.13         6.615     514,276.83    81.85        100.00         100.00
$550,000.01- $600,000.00      4       2,265,246.98      0.28         7.596     566,311.75    74.20          0.00         100.00
$600,000.01- $650,000.00      1         649,030.26      0.08         7.490     649,030.26    54.17          0.00         100.00
$650,000.01- $700,000.00      1         667,802.85      0.08         7.990     667,802.85    75.00          0.00         100.00
$700,000.01- $750,000.00      1         725,265.16      0.09         6.550     725,265.16    65.93        100.00         100.00
$750,000.01- $798,743.33      1         798,743.33      0.10         6.750     798,743.33    74.09        100.00         100.00
------------------------------------------------------------------------------------------------------------------------------------
 Total:                   9,316    $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

                     Distribution by Current Mortgage Rates

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
                         Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
                         Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
    Mortgage Rates        Loans       Outstanding       Loans       Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
    5.250%  -   5.500%        2        $305,660.30      0.04%        5.336%   $152,830.15    62.62%       100.00%        100.00%
    5.501%  -   6.000%       73      11,983,248.78      1.46         5.918     164,154.09    77.40         89.18          99.17
    6.001%  -   6.500%      307      44,461,064.25      5.43         6.364     144,824.31    79.16         82.19          96.84
    6.501%  -   7.000%      745     101,901,016.94     12.44         6.877     136,779.89    79.34         75.12          94.74
    7.001%  -   7.500%      885     101,634,090.66     12.41         7.373     114,840.78    79.75         74.31          91.01
    7.501%  -   8.000%    1,408     140,903,761.39     17.20         7.862     100,073.69    79.53         73.51          91.62
    8.001%  -   8.500%    1,224     104,821,618.97     12.80         8.347      85,638.58    80.09         78.55          91.76
    8.501%  -   9.000%    1,328     104,535,162.14     12.76         8.823      78,716.24    78.96         74.06          89.05
    9.001%  -   9.500%      843      58,503,301.07      7.14         9.319      69,398.93    78.11         75.20          88.94
    9.501%  -  10.000%      826      51,379,005.95      6.27         9.808      62,202.19    77.89         68.38          89.84
   10.001%  -  10.500%      514      29,782,056.63      3.64        10.320      57,941.74    77.99         64.49          91.51
   10.501%  -  11.000%      533      29,000,777.31      3.54        10.821      54,410.46    79.37         63.43          96.20
   11.001%  -  11.500%      282      17,276,544.25      2.11        11.342      61,264.34    79.49         45.56          94.48
   11.501%  -  12.000%      225      14,696,243.09      1.79        11.856      65,316.64    77.88         39.30          98.35
   12.001%  -  12.500%       75       4,928,870.20      0.60        12.322      65,718.27    74.50         51.20          94.64
   12.501%  -  13.000%       33       1,932,869.27      0.24        12.850      58,571.80    68.35         48.40          95.01
   13.001%  -  13.500%        8         454,217.65      0.06        13.218      56,777.21    72.17         40.69          86.38
   13.501%  -  14.000%        5         521,734.40      0.06        13.917     104,346.88    71.90         30.53         100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                    9,316    $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

               Distribution by Remaining Months to Stated Maturity

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average    Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
    Remaining            Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
 Months to Stated        Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
    Maturity              Loans       Outstanding       Loans       Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
      56-60                  2          $40,962.90      0.01%        7.306%    $20,481.45    33.08%       100.00%        100.00%
      73-84                  1           55,127.63      0.01         9.740      55,127.63    80.00        100.00         100.00
      97-108                 1           22,444.77      0.00         9.900      22,444.77    35.06        100.00         100.00
     109-120               135        6,389,912.00      0.78         8.239      47,332.68    67.93         77.37          88.27
     121-132                 1           78,003.28      0.01         6.500      78,003.28    70.99        100.00         100.00
     133-144                 3          151,428.36      0.02         7.632      50,476.12    63.29        100.00         100.00
     145-156                 1          117,608.65      0.01         7.990     117,608.65    79.99        100.00         100.00
     157-168                 4          120,619.56      0.01        11.168      30,154.89    89.28          6.33         100.00
     169-180             1,727       97,474,377.19     11.90         8.889      56,441.45    75.86         68.72          93.79
     205-216                 3          118,626.52      0.01         8.935      39,542.17    86.31        100.00          76.25
     229-240               460       32,445,373.05      3.96         8.225      70,533.42    77.92         86.03          95.08
     241-252                 1           93,730.81      0.01         7.350      93,730.81    69.66        100.00         100.00
     253-264                 1          107,199.02      0.01         6.990     107,199.02    84.43        100.00         100.00
     289-300                23        2,108,039.04      0.26         8.038      91,653.87    75.18         77.93          93.98
     325-336                 2          370,789.44      0.05         7.742     185,394.72    69.23         49.66         100.00
     349-360             6,951      679,327,001.03     82.94         8.297      97,730.83    79.76         72.82          91.71
------------------------------------------------------------------------------------------------------------------------------------
  Total:                 9,316     $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

                Distribution by Number of Months of Seasoning(1)

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                      Aggregate       Principal                 Average    Combined       Full         Percent of
                      Number of       Principal       Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
    Months of         Mortgage         Balance        Mortgage      Average     Balance      Value       Mortgage        Mortgage
    Seasoning           Loans         Outstanding        Loans       Coupon    Outstanding    Ratio        Loans           Loans
-------------------  ---------     ---------------  -------------  --------   -----------  ---------  -------------   --------------
     0 -  0              538        $45,596,656.99      5.57%        7.939%    $84,752.15    79.07%        74.73%         87.77%
     1 -  5            4,723        442,660,802.00     54.05         8.023      93,724.50    79.32         72.75          92.41
     6 -  10           4,055        330,763,784.26     40.39         8.878      81,569.37    78.84         72.86          92.24
------------------------------------------------------------------------------------------------------------------------------------
  Total:               9,316       $819,021,243.25     100.00%       8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

----------
(1) Seasoning calculated from each Mortgage Loan's interest start date, based upon a calendar month deemed to have 30 days, and a calendar year deemed to have 360 days.

                 Distribution by Combined Loan-to-Value Ratio(1)

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
    Combined             Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
 Loan-to-Value           Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
     Ratio                Loans       Outstanding       Loans       Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
    7.64-10.00                1         $26,379.99      0.00%        6.520%    $26,379.99     7.64%       100.00%        100.00%
   10.01-15.00                7         161,574.45      0.02         8.676      23,082.06    12.43         86.99         100.00
   15.01-20.00                9         410,493.66      0.05         9.096      45,610.41    16.97         35.39         100.00
   20.01-25.00               22       1,034,697.70      0.13         9.378      47,031.71    22.83         56.86          92.17
   25.01-30.00               26       1,052,269.26      0.13         8.697      40,471.89    28.20         71.05          97.24
   30.01-35.00               36       1,656,456.17      0.20         8.439      46,012.67    32.46         68.31          85.51
   35.01-40.00               68       3,395,007.63      0.41         8.317      49,926.58    37.45         67.89          84.92
   40.01-45.00               99       5,747,732.62      0.70         8.255      58,057.91    42.56         67.81          88.01
   45.01-50.00              129       9,247,566.07      1.13         7.870      71,686.56    47.78         71.39          80.68
   50.01-55.00              138       9,556,272.82      1.17         8.850      69,248.35    53.18         57.61          87.16
   55.01-60.00              235      16,076,806.54      1.96         8.381      68,411.94    57.93         70.82          89.79
   60.01-65.00              329      27,530,172.04      3.36         8.719      83,678.33    63.09         63.29          89.88
   65.01-70.00              537      44,361,637.09      5.42         8.698      82,610.12    68.15         63.78          88.47
   70.01-75.00              964      82,771,915.79     10.11         8.633      85,862.98    73.63         64.92          87.83
   75.01-80.00            2,754     252,238,220.84     30.80         8.248      91,589.77    79.14         70.81          92.09
   80.01-85.00            1,895     176,467,280.64     21.55         8.259      93,122.58    83.30         73.98          90.59
   85.01-90.00            1,395     129,487,333.15     15.81         8.349      92,822.46    87.75         77.94          96.90
   90.01-95.00              311      29,308,871.09      3.58         8.193      94,240.74    92.30         90.79          99.67
   95.01-100.00             361      28,490,555.70      3.48         8.580      78,921.21    99.65        100.00         100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                    9,316    $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

----------
(1) The Combined Loan-to-Value Ratios for first lien mortgages do not reflect the principal balance of any second lien mortgages, including those financed by CIT Consumer Finance or any of its affiliates.

                     Distribution by Borrower FICO Score(1)

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
                         Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
     Borrower            Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
   FICO Score              Loans      Outstanding       Loans       Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
Not Available                69      $3,327,612.74      0.41%        9.986%    $48,226.27    68.75%        96.58%        100.00%
   501-  550                620      45,818,960.90      5.59         9.251      73,901.55    72.71         86.82          97.48
   551-  600              3,108     254,886,364.77     31.12         8.637      82,009.77    77.75         81.88          94.93
   601-  650              3,082     277,255,586.70     33.85         8.323      89,959.63    79.65         69.67          92.58
   651-  700              1,701     162,398,345.12     19.83         8.074      95,472.28    82.00         62.51          88.54
   701-  750                525      52,491,656.20      6.41         7.679      99,984.11    80.52         65.51          83.86
   751-  800                200      22,067,730.64      2.69         7.418     110,338.65    78.32         71.82          86.30
   801-  824                 11         774,986.18      0.09         7.344      70,453.29    78.62         67.36          88.42
------------------------------------------------------------------------------------------------------------------------------------
Total:                    9,316    $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

----------
(1) Generally, FICO scores are determined at the time of origination of the related Mortgage Loan.

                          Distribution by Property Type

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
                         Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
                         Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
   Property Type          Loans      Outstanding       Loans        Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
Single Family             7,412    $645,421,449.35     78.80%        8.328%    $87,077.91    79.12%        73.26%         93.40%
PUD                         726      79,157,886.91      9.66         8.269     109,032.90    79.67         69.88          95.81
2-4 Family                  423      41,419,294.81      5.06         8.359      97,917.95    75.85         58.56          60.90
Manufactured                                            4.54
  Housing                   565      37,195,360.42                   9.024      65,832.50    80.66         88.84          96.15
Condo                       190      15,827,251.76      1.93         8.730      83,301.33    80.87         73.76          91.83
------------------------------------------------------------------------------------------------------------------------------------
Total:                    9,316    $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

                          Distribution by Loan Purpose

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
                         Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
                         Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
   Loan Purpose           Loans      Outstanding       Loans        Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
Refinance-Cashout         7,323    $628,919,387.35     76.79%        8.388%    $85,882.75    78.46%        71.83%         92.29%
Refinance                   913     100,724,437.66     12.30         7.959     110,322.49    79.97         74.24          92.19
Purchase                  1,043      87,028,768.91     10.63         8.617      83,440.81    82.96         79.40          90.78
Other                        37       2,348,649.33      0.29         9.891      63,477.01    73.65         63.95          79.08
--------------------------------------------------------------------------------------------------------------------------------
Total:                    9,316    $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
================================================================================================================================

                        Distribution by Occupancy Status

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
                         Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
                         Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
   Occupancy Status       Loans      Outstanding       Loans        Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
Owner Occupied            8,447    $754,179,581.06     92.08%        8.355%    $89,283.72    79.45%        74.46%        100.00%
Non-Owner Occupied          869      64,841,662.19      7.92         8.466      74,616.41    75.16         54.87           0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                    9,316    $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

               Distribution by Borrower Income Documentation Type

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
                         Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
                         Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
  Documentation Type      Loans      Outstanding       Loans        Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
Full Documentation        7,261    $597,128,455.42     72.91%        8.240%    $82,237.77    79.96%       100.00%         94.04%
No Income
  Verification/Asset
  Verification            1,682     179,892,430.55     21.96         8.765     106,951.50    76.25          0.00          86.23
24 Month Bank Statement     296      32,966,909.44      4.03         8.404     111,374.69    79.60          0.00          86.78
12 Month Bank Statement      60       6,999,735.69      0.85         8.250     116,662.26    77.45          0.00         100.00
Lite Documentation           17       2,033,712.15      0.25         8.817     119,630.13    79.77          0.00          93.13
------------------------------------------------------------------------------------------------------------------------------------
Total:                    9,316    $819,021,243.25   100.00%        8.363%     $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

                          Distribution by Product Type

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
                         Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
                         Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
    Product Type          Loans      Outstanding       Loans       Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
FIXED  <= 30 Yr           7,441    $714,570,758.91     87.25%        8.293%    $96,031.55    79.66%        73.43%         91.88%
FIXED  <= 15 Yr           1,850     102,745,506.06     12.54         8.843      55,538.11    75.32         69.15          93.40
Balloon                      25       1,704,978.28      0.21         9.135      68,199.13    77.31         79.40          98.83
------------------------------------------------------------------------------------------------------------------------------------
Total:                    9,316    $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

                            Distribution by Lien Type

                                                    Percentage of
                                                    Mortgage Pool                          Weighted
                                                    by Aggregate                           Average     Percent of
                                       Aggregate      Principal                 Average    Combined       Full         Percent of
                         Number of     Principal      Balance of   Weighted    Principal    Loan-to-  Documentation   Owner-Occupied
                         Mortgage       Balance       Mortgage      Average     Balance      Value       Mortgage        Mortgage
      Lien Type           Loans      Outstanding       Loans        Coupon    Outstanding    Ratio        Loans           Loans
-----------------------  ---------    ------------  -------------  --------   -----------  ---------  -------------   --------------
First Lien                7,710    $725,435,317.72     88.57%        8.069%    $94,090.18    78.86%        75.94%         91.52%
Second Lien               1,606      93,585,925.53     11.43        10.645      58,272.68    81.08         49.37          96.45
------------------------------------------------------------------------------------------------------------------------------------
Total:                    9,316    $819,021,243.25    100.00%        8.363%    $87,915.55    79.11%        72.91%         92.08%
====================================================================================================================================

                           Servicing Of Mortgage Loans

      To the extent that the servicing-related provisions summarized in this prospectus supplement differ from the related provisions described in the prospectus, the provisions of this prospectus supplement supercede such provisions in the prospectus.

Servicing Compensation and Payment of Expenses

      The servicing fees for each Mortgage Loan are generally payable out of the interest payments on the related Mortgage Loan. The servicing compensation payable to the Master Servicer in respect of its master servicing activities, which we refer to as the "Master Servicing Fee," will be payable on each Distribution Date in an amount equal to 1/12 of the product of 0.50% per annum, which per annum rate we call the "Servicing Fee Rate," and the principal balance of each Mortgage Loan as of the first day of the related Due Period. In addition, any late fees, prepayment fees and other similar fees on the Mortgage Loans shall be retained by the Master Servicer as additional compensation. The Master Servicing Fee will be payable before any distributions are made on the Certificates on a Distribution Date, and will reduce the amount available to make distributions of interest and principal on the Certificates. The Master Servicer will be responsible for the compensation of the Trustee and any sub-servicer or custodian.

      The Master Servicer is obligated to pay certain ongoing expenses associated with the trust and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. The Master Servicer will pay these amounts out of the Master Servicing Fee. The Master Servicer is also entitled to retain all investment income earned on amounts on deposit in the Certificate Account.

Compensating Interest

      When a Mortgage Loan is prepaid between monthly payment dates, called "Due Dates," the mortgagor is required to pay interest on the amount prepaid to the date of prepayment and not thereafter. Prepayments received during a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will pay to the trust, but only to the extent of the Master Servicing Fee for such month, with respect to each Mortgage Loan as to which the Master Servicer received a principal prepayment during the related Due Period an amount, which we refer to as "Compensating Interest," equal to the excess of (1) 30 days' interest on the principal balance of each such Mortgage Loan as of the beginning of the related Due Period at the Mortgage Rate over (2) the amount of interest actually received on such Mortgage Loan during such Due Period. Any shortfalls in interest as a result of prepayments which cause the Compensating Interest to exceed the amount of the Master Servicing Fee for the month, or any shortfalls in interest due to a partial prepayment, will reduce the amount of interest available to be distributed to Certificateholders from the amount which would otherwise have been available.

Monthly Advances

      The Master Servicer will be required to make an advance of its own funds, no later than the day prior to the Distribution Date of such month, in the amount, if any, by which 30 days' interest at the mortgage rate on the then outstanding principal balance of a Mortgage Loan exceeds the amount received by the Master Servicer in respect of interest on the Mortgage Loan during the related Due Period, subject to limitations set forth below. We refer to any such advance as a "Monthly Advance."

      Monthly Advances are intended to maintain a regular flow of scheduled interest payments on the certificates and not to guarantee or insure against losses. The Master Servicer is obligated to make Monthly Advances with respect to payments of interest on each Mortgage Loan only if, in its judgment, those Monthly Advances are reasonably recoverable from future payments and collections on the related Mortgage Loan. If the Master Servicer determines on any day prior to a Distribution Date to make a Monthly Advance, such Monthly Advance will be included with the distribution to Certificateholders on the related Distribution Date.

      In addition, the Pooling and Servicing Agreement provides that the Master Servicer may, (i) waive any late payment or other charge in connection with a Mortgage Loan, and (ii) arrange with a mortgagor a schedule for the repayment of delinquent amounts. To the extent the Master Servicer consents to the deferment of the due dates for payments due on a Mortgage Loan, the Master Servicer shall make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment had not been deferred.

      The Master Servicer is entitled to be reimbursed by the Trust for any Monthly Advances from the related Mortgage Loan and, if the Monthly Advance is a non-recoverable advance, from collections on all the Mortgage Loans prior to any distributions to Certificateholders.

      The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. None of the Master Servicer, the Depositor or any of their affiliates will pay for any interest shortfalls created by application of the Soldiers' and Sailors' Civil Relief Act of 1940.

Servicing Advances

      Unless the Master Servicer determines that any proposed expenditure would not be recoverable from the related Mortgage Loan, the Master Servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to: expenditures in connection with the preservation, restoration and protection of the related mortgage loan; the cost of any enforcement or judicial proceedings, including foreclosures; and the cost of the management and liquidation of property acquired in satisfaction of the related Mortgage Loan.

      The Master Servicer is entitled to be reimbursed by the Trust for any such advances from the Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan prior to any distributions to Certificateholders.

                  Yield, Prepayment And Maturity Considerations

      The rate of principal payments on each class of Offered Certificates, other than the Class A-IO certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, by the rate of principal prepayments on the Mortgage Loans (including for this purpose prepayments resulting from refinancings of the loans or liquidations of the loans due to defaults, casualties, condemnations and repurchases by the Seller or purchases by the Master Servicer of delinquent Mortgage Loans) and by realized losses on the Mortgage Loans. Certain of the Mortgage Loans may be prepaid by the mortgagors at any time without penalty. Certain of the Mortgage Loans are subject to penalties for prepayments.

Prepayments

      Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Master Servicer of a delinquent Mortgage Loan and the purchase of all the Mortgage Loans by the Master Servicer in connection with the termination of the Trust) will result in distributions on the related Offered Certificates, other than the Class A-IO certificates, of principal amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or timing of principal prepayments. The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which an Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on the Offered Certificate is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans.

      The rate of prepayment on the Mortgage Loans cannot be predicted. As of the Cut-Off Date for the Initial Mortgage Loans, approximately 37.14% of the Initial Mortgage Loans may be prepaid in whole or in part at any time without penalty. Generally, mortgage loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on mortgage loans. All of the Mortgage Loans will contain "due-on-sale" provisions, and the Master Servicer may enforce the provisions, unless the enforcement is not permitted by applicable law or the Master Servicer, in a manner consistent with its customary servicing procedures, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. The rate of prepayment of the Mortgage Loans may also be affected by the extent to which the Mortgage Loans provide for the payment of a penalty in connection with a prepayment and the amount of the penalty.

      We refer you to "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale Clauses" in the accompanying prospectus for more detail.

      As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates, including the Mortgage Loans, is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No assurance can be given as to the level of prepayments that the Mortgage Loans will experience. Furthermore, with respect to up to 10% of the aggregate Loan Balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans, the Depositor may deliver all or a portion of each related mortgage file to the Trustee or the Custodian on behalf of the Trustee no later than 20 days after the Closing Date. Should the Sellers fail to deliver all or a portion of any mortgage file to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee or the Custodian on behalf of the Trustee, within that period, the Seller will be required (i) to use its best efforts to deliver a replacement Mortgage Loan satisfying the criteria specified in the Pooling and Servicing Agreement for the related delayed delivery Mortgage Loan or (ii) if no such replacement Mortgage Loan has been delivered within the time period specified in the Pooling and Servicing Agreement, to repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision also would have the effect of accelerating the rate of prepayments on the Mortgage Loans.

Projected Yields

      Excess Interest (as defined in "DESCRIPTION OF THE CERTIFICATES--Glossary" in this prospectus supplement) for the Mortgage Loans will be distributed in reduction of the Certificate Principal Balance of the Offered Certificates then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount or, during the period in which overcollateralization is not required, to the extent of any Realized Losses that would otherwise be allocated to the Subordinate Certificates, exceeds the actual overcollateralization amount. If purchased at a premium or a discount, the yield to maturity on an Offered Certificate, other than a Class A-IO Certificate, will be affected by the rate at which such Excess Interest is distributed in reduction of the applicable Certificate Principal Balance of the Offered Certificates. If the actual rate of such Excess Interest distribution is slower than the rate anticipated by an investor who purchases an Offered Certificate, other than a Class A-IO Certificate, and particularly a Subordinate Certificate, at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of such Excess Interest distribution is faster than the rate anticipated by an investor who purchases an Offered Certificate, other than a Class A-IO Certificate, at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of applicable Excess Interest available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Mortgage Loans during the related Due Period and the amount will be influenced by changes in the weighted average of the coupon rates of the Mortgage Loans resulting from prepayments and liquidations. The amount of Excess Interest distributions applied in reduction of the Certificate Principal Balance of the Offered

Certificates on each Distribution Date will be based on the then required overcollateralization amount or, during the period in which overcollateralization is not required, to the extent of any Realized Losses that would otherwise be allocated to the Subordinate Certificates. Once the required level of overcollateralization is reached, the application of Excess Interest to accelerate overcollateralization will cease, unless necessary to maintain the applicable required overcollateralization amount.

      We refer you to "DESCRIPTION OF THE CERTIFICATES-- Credit
Enhancement--Overcollateralization Resulting from Cash Flow Structure" in this prospectus supplement for more detail.

Subordinate Certificates

      The Subordinate Certificates provide credit enhancement for the Senior Certificates and may absorb losses on the Mortgage Loans. The weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in reverse order of their relative payment priorities, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans are higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Realized Losses on the Mortgage Loans will reduce the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with lowest relative payment priority if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date, exceeds the aggregate principal balance of the Mortgage Loans. As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case.

      In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event unless the Certificate Principal Balances of all of the Certificates with a higher relative payment priority, other than the Class A-IO Certificates, have been paid in full. Because of the disproportionate distribution of principal on the Senior Certificates, depending on the timing of Realized Losses, and defaults and delinquencies on the Mortgage Loans, the weighted average lives of the Subordinate Certificates may be longer than would otherwise be the case.

Payment Delay Feature of the Fixed Rate Certificates

      The effective yield to the Certificateholders of each class of Fixed Rate Certificates will be lower than the yield otherwise produced by the applicable Certificate Rate and the purchase price of the Certificates because distributions will not be payable to the Certificateholders until the Distribution Date following the month of accrual (without any additional distribution of interest or earnings on the Certificates in respect of the delay).

Principal Payment Features of the Class A-6 Certificates

      Investors in the Class A-6 Certificates should be aware that the Class A-6 Certificates generally do not receive any portion of principal payments prior to the Distribution Date occurring in April 2006; thereafter, they will receive an increasing percentage of their pro rata share of principal available for distribution to the Senior Certificates. The percentage of principal payable to the Class A-6 Certificates will, after the distribution date in March 2010, exceed their pro rata share of principal available for distribution to the Senior Certificates. As a result, the weighted average life of the Class A-6 Certificates may be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-6 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than, for other classes of Offered Certificates.

Weighted Average Lives

      Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. In general, the earlier prepayments of principal occur on the Mortgage Loans, the greater the effect on the yields of the Offered Certificates. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the related Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

      The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of Balloon Loans.

      Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Mortgage Loans is the prepayment assumption (the "Prepayment Assumption"). A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 4% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.455% (precisely 16/11 of 1%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum of the outstanding principal balance of the Mortgage Loans each month. The model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans to be included in the Trust.

      Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables set forth below. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and the weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

      o the Mortgage Loans consist of pools of loans with the amortization characteristics set forth below,

      o     the Closing Date for the Offered Certificates is March 25, 2003,

      o distributions on the Offered Certificates are made on the 20th day of each month regardless of the day on which the Distribution Date actually occurs, commencing on April 21, 2003 and are made in accordance with the priorities described in this prospectus supplement,

      o the scheduled monthly payments of principal and interest on the Mortgage Loans will be timely delivered on the first day of each month commencing on March 1, 2003 (with no defaults, delinquencies, modifications, waivers or amendments),

      o the Mortgage Loans prepay at the specified percentages of the Prepayment Assumption,

      o all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon,

      o the clean-up call option is not exercised (except as noted in footnote 2 in the following tables),

      o the Offered Certificates of each class have the respective Certificate Rates and initial Certificate Principal Balances (or notional balance) as set forth in this prospectus supplement,

      o the overcollateralization level is set as specified in this prospectus supplement,

      o     one-month LIBOR remains constant at 1.28125% per annum,

      o Subsequent Mortgage Loans during the Funding Period are sold to the Trust on the first two Distribution Dates based on a cut-off balance at the beginning of the calendar month in which such Distribution Date occurs, and

      o     amounts in the Pre-Funding Account earn 1/12th of 0.750% per month.

                          Mortgage Loan Characteristics

                                             Mortgage
                                               Rate                                         Remaining      Original      Remaining
                                              During      Gross                              Term to     Amortization   Amortization
   Pool      Pre-Funded       Loan          Prefunding   Mortgage    Servicing     Net       Maturity        Term           Term
  Number       Months        Balance ($)        (%)        Rate(%)    Fee(%)     Coupon(%)   (months)      (months)        (months)
-----------  ----------   --------------    ----------   --------    ---------   --------    --------     -----------   ------------
1 .........      0          1,704,978.28       8.635       9.135       0.500       8.635        176           180           354
2 .........      0        102,745,506.06       8.343       8.843       0.500       8.343        172           176           172
3 .........      0         32,563,999.57       7.728       8.228       0.500       7.728        236           240           236
4 .........      0        682,006,759.34       7.796       8.296       0.500       7.796        356           360           356

5 .........      1            135,312.23       0.750       8.835       0.500       8.335        180           180           360
6 .........      1          8,154,193.74       0.750       8.543       0.500       8.043        176           176           176
7 .........      1          2,584,377.38       0.750       7.928       0.500       7.428        240           240           240
8 .........      1         54,126,116.66       0.750       7.996       0.500       7.496        360           360           360

9 .........      2            116,532.47       0.750       8.835       0.500       8.335        180           180           360
10 ........      2          7,022,486.58       0.750       8.543       0.500       8.043        176           176           176
11 ........      2          2,225,695.88       0.750       7.928       0.500       7.428        240           240           240
12 ........      2         46,614,041.81       0.750       7.996       0.500       7.496        360           360           360

Decrement Tables

      The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balances of the Offered Certificates, other than the Class A-IO Certificates, that would be outstanding after each of the dates shown, based on the indicated percentages of the Prepayment Assumption and the weighted average lives of such Offered Certificates. It is not likely that:

            o     the Mortgage Loans will have the characteristics assumed, or

            o the Mortgage Loans will prepay at the specified percentages of the Prepayment Assumption or at any other constant percentage.

      Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

Prepayment Scenarios

                                    I     II    III     IV     V      VI    VII
Prepayment Assumption               0%    50%    85%   120%   150%   175%   200%

      The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Mortgage Loans, which differ from the actual characteristics and performance of the Mortgage Loans) and should be read in conjunction with those assumptions.

          Percent of Initial Class Principal Outstanding (to maturity)

                                    Class A-1

Prepayment Scenario                I     II    III     IV      V     VI    VII
Initial Percentage ............  100%   100%   100%   100%   100%   100%   100%
March 20, 2004 ................   86     62     45     28     13      1      0
March 20, 2005 ................   81     28      0      0      0      0      0
March 20, 2006 ................   77      0      0      0      0      0      0
March 20, 2007 ................   72      0      0      0      0      0      0
March 20, 2008 ................   67      0      0      0      0      0      0
March 20, 2009 ................   62      0      0      0      0      0      0
March 20, 2010 ................   56      0      0      0      0      0      0
March 20, 2011 ................   52      0      0      0      0      0      0
March 20, 2012 ................   47      0      0      0      0      0      0
March 20, 2013 ................   41      0      0      0      0      0      0
March 20, 2014 ................   35      0      0      0      0      0      0
March 20, 2015 ................   28      0      0      0      0      0      0
March 20, 2016 ................   20      0      0      0      0      0      0
March 20, 2017 ................   11      0      0      0      0      0      0
March 20, 2018 ................    2      0      0      0      0      0      0
March 20, 2019 ................    0      0      0      0      0      0      0
March 20, 2020 ................    0      0      0      0      0      0      0
March 20, 2021 ................    0      0      0      0      0      0      0
March 20, 2022 ................    0      0      0      0      0      0      0
March 20, 2023 ................    0      0      0      0      0      0      0
March 20, 2024 ................    0      0      0      0      0      0      0
March 20, 2025 ................    0      0      0      0      0      0      0
March 20, 2026 ................    0      0      0      0      0      0      0
March 20, 2027 ................    0      0      0      0      0      0      0
March 20, 2028 ................    0      0      0      0      0      0      0
March 20, 2029 ................    0      0      0      0      0      0      0
March 20, 2030 ................    0      0      0      0      0      0      0
March 20, 2031 ................    0      0      0      0      0      0      0
March 20, 2032 ................    0      0      0      0      0      0      0
March 20, 2033 ................    0      0      0      0      0      0      0
March 20, 2034 ................    0      0      0      0      0      0      0
Weighted Average Life *(1) ....  7.89   1.44   0.97   0.76   0.65   0.58    0.53
Weighted Average Life *(2) ....  7.89   1.44   0.97   0.76   0.65   0.58    0.53

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Mortgage Loans being reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and the Original Pre-Funded Amount.

          Percent of Initial Class Principal Outstanding (to maturity)

                                    Class A-2

Prepayment Scenario                 I     II    III     IV      V     VI    VII
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
March 20, 2004 ................   100    100    100    100    100    100     84
March 20, 2005 ................   100    100     91     47     12      0      0
March 20, 2006 ................   100     98     35      0      0      0      0
March 20, 2007 ................   100     65      0      0      0      0      0
March 20, 2008 ................   100     36      0      0      0      0      0
March 20, 2009 ................   100     13      0      0      0      0      0
March 20, 2010 ................   100      0      0      0      0      0      0
March 20, 2011 ................   100      0      0      0      0      0      0
March 20, 2012 ................   100      0      0      0      0      0      0
March 20, 2013 ................   100      0      0      0      0      0      0
March 20, 2014 ................   100      0      0      0      0      0      0
March 20, 2015 ................   100      0      0      0      0      0      0
March 20, 2016 ................   100      0      0      0      0      0      0
March 20, 2017 ................   100      0      0      0      0      0      0
March 20, 2018 ................   100      0      0      0      0      0      0
March 20, 2019 ................    94      0      0      0      0      0      0
March 20, 2020 ................    83      0      0      0      0      0      0
March 20, 2021 ................    71      0      0      0      0      0      0
March 20, 2022 ................    58      0      0      0      0      0      0
March 20, 2023 ................    44      0      0      0      0      0      0
March 20, 2024 ................    34      0      0      0      0      0      0
March 20, 2025 ................    24      0      0      0      0      0      0
March 20, 2026 ................    13      0      0      0      0      0      0
March 20, 2027 ................     1      0      0      0      0      0      0
March 20, 2028 ................     0      0      0      0      0      0      0
March 20, 2029 ................     0      0      0      0      0      0      0
March 20, 2030 ................     0      0      0      0      0      0      0
March 20, 2031 ................     0      0      0      0      0      0      0
March 20, 2032 ................     0      0      0      0      0      0      0
March 20, 2033 ................     0      0      0      0      0      0      0
March 20, 2034 ................     0      0      0      0      0      0      0
Weighted Average Life *(1) ....   19.76  4.64   2.79   2.01   1.63   1.41   1.25
Weighted Average Life *(2) ....   19.76  4.64   2.79   2.01   1.63   1.41   1.25

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Mortgage Loans being reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and the Original Pre-Funded Amount.

          Percent of Initial Class Principal Outstanding (to maturity)

                                    Class A-3

Prepayment Scenario                I     II    III     IV      V      VI    VII
Initial Percentage ............  100%   100%   100%   100%   100%    100%   100%
March 20, 2004 ................  100    100    100    100    100     100    100
March 20, 2005 ................  100    100    100    100    100      42      0
March 20, 2006 ................  100    100    100     28      0       0      0
March 20, 2007 ................  100    100     95      0      0       0      0
March 20, 2008 ................  100    100     16      0      0       0      0
March 20, 2009 ................  100    100      0      0      0       0      0
March 20, 2010 ................  100     98      0      0      0       0      0
March 20, 2011 ................  100     77      0      0      0       0      0
March 20, 2012 ................  100     51      0      0      0       0      0
March 20, 2013 ................  100     22      0      0      0       0      0
March 20, 2014 ................  100      0      0      0      0       0      0
March 20, 2015 ................  100      0      0      0      0       0      0
March 20, 2016 ................  100      0      0      0      0       0      0
March 20, 2017 ................  100      0      0      0      0       0      0
March 20, 2018 ................  100      0      0      0      0       0      0
March 20, 2019 ................  100      0      0      0      0       0      0
March 20, 2020 ................  100      0      0      0      0       0      0
March 20, 2021 ................  100      0      0      0      0       0      0
March 20, 2022 ................  100      0      0      0      0       0      0
March 20, 2023 ................  100      0      0      0      0       0      0
March 20, 2024 ................  100      0      0      0      0       0      0
March 20, 2025 ................  100      0      0      0      0       0      0
March 20, 2026 ................  100      0      0      0      0       0      0
March 20, 2027 ................  100      0      0      0      0       0      0
March 20, 2028 ................   53      0      0      0      0       0      0
March 20, 2029 ................    0      0      0      0      0       0      0
March 20, 2030 ................    0      0      0      0      0       0      0
March 20, 2031 ................    0      0      0      0      0       0      0
March 20, 2032 ................    0      0      0      0      0       0      0
March 20, 2033 ................    0      0      0      0      0       0      0
March 20, 2034 ................    0      0      0      0      0       0      0
Weighted Average Life *(1) ....  25.06  8.99   4.59   3.01   2.34    2.01   1.75
Weighted Average Life *(2) ....  25.06  8.99   4.59   3.01   2.34    2.01   1.75

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Mortgage Loans being reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and the Original Pre-Funded Amount.

          Percent of Initial Class Principal Outstanding (to maturity)

                                    Class A-4

Prepayment Scenario                 I     II    III     IV      V     VI    VII
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
March 20, 2004 ................   100    100    100    100    100    100    100
March 20, 2005 ................   100    100    100    100    100    100     73
March 20, 2006 ................   100    100    100    100     40      0      0
March 20, 2007 ................   100    100    100     76     26      0      0
March 20, 2008 ................   100    100    100     40      0      0      0
March 20, 2009 ................   100    100     80     19      0      0      0
March 20, 2010 ................   100    100     60      7      0      0      0
March 20, 2011 ................   100    100     56      7      0      0      0
March 20, 2012 ................   100    100     46      4      0      0      0
March 20, 2013 ................   100    100     35      0      0      0      0
March 20, 2014 ................   100     96     24      0      0      0      0
March 20, 2015 ................   100     82     15      0      0      0      0
March 20, 2016 ................   100     68      6      0      0      0      0
March 20, 2017 ................   100     55      0      0      0      0      0
March 20, 2018 ................   100     43      0      0      0      0      0
March 20, 2019 ................   100     34      0      0      0      0      0
March 20, 2020 ................   100     25      0      0      0      0      0
March 20, 2021 ................   100     18      0      0      0      0      0
March 20, 2022 ................   100     11      0      0      0      0      0
March 20, 2023 ................   100      4      0      0      0      0      0
March 20, 2024 ................   100      0      0      0      0      0      0
March 20, 2025 ................   100      0      0      0      0      0      0
March 20, 2026 ................   100      0      0      0      0      0      0
March 20, 2027 ................   100      0      0      0      0      0      0
March 20, 2028 ................   100      0      0      0      0      0      0
March 20, 2029 ................    99      0      0      0      0      0      0
March 20, 2030 ................    69      0      0      0      0      0      0
March 20, 2031 ................    35      0      0      0      0      0      0
March 20, 2032 ................     0      0      0      0      0      0      0
March 20, 2033 ................     0      0      0      0      0      0      0
March 20, 2034 ................     0      0      0      0      0      0      0
Weighted Average Life *(1) ....   27.57  14.88  8.78   5.10   3.34   2.51   2.17
Weighted Average Life *(2) ....   27.48  14.49  8.53   5.03   3.34   2.51   2.17

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Mortgage Loans being reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and the Original Pre-Funded Amount.

          Percent of Initial Class Principal Outstanding (to maturity)

                                    Class A-5

Prepayment Scenario                 I     II    III     IV      V     VI    VII
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
March 20, 2004 ................   100    100    100    100    100    100    100
March 20, 2005 ................   100    100    100    100    100    100    100
March 20, 2006 ................   100    100    100    100    100     50      0
March 20, 2007 ................   100    100    100    100    100     50      0
March 20, 2008 ................   100    100    100    100     87      0      0
March 20, 2009 ................   100    100    100    100     47      0      0
March 20, 2010 ................   100    100    100    100     32      0      0
March 20, 2011 ................   100    100    100    100     32      0      0
March 20, 2012 ................   100    100    100    100     32      0      0
March 20, 2013 ................   100    100    100     93     32      0      0
March 20, 2014 ................   100    100    100     72     27      0      0
March 20, 2015 ................   100    100    100     54     18      0      0
March 20, 2016 ................   100    100    100     40      7      0      0
March 20, 2017 ................   100    100     96     29     **      0      0
March 20, 2018 ................   100    100     77     18      0      0      0
March 20, 2019 ................   100    100     61      9      0      0      0
March 20, 2020 ................   100    100     49      3      0      0      0
March 20, 2021 ................   100    100     38      0      0      0      0
March 20, 2022 ................   100    100     30      0      0      0      0
March 20, 2023 ................   100    100     22      0      0      0      0
March 20, 2024 ................   100     96     13      0      0      0      0
March 20, 2025 ................   100     80      7      0      0      0      0
March 20, 2026 ................   100     65      2      0      0      0      0
March 20, 2027 ................   100     52      0      0      0      0      0
March 20, 2028 ................   100     40      0      0      0      0      0
March 20, 2029 ................   100     29      0      0      0      0      0
March 20, 2030 ................   100     17      0      0      0      0      0
March 20, 2031 ................   100      4      0      0      0      0      0
March 20, 2032 ................    97      0      0      0      0      0      0
March 20, 2033 ................     0      0      0      0      0      0      0
March 20, 2034 ................     0      0      0      0      0      0      0
Weighted Average Life *(1) ....   29.37  24.35  17.47  12.71  7.72   3.68   2.62
Weighted Average Life *(2) ....   28.32  17.24  11.32   8.15  5.84   3.68   2.62

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**    Means less than 0.5% but greater than 0%.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Mortgage Loans being reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and the Original Pre-Funded Amount.

          Percent of Initial Class Principal Outstanding (to maturity)

                                    Class A-6

Prepayment Scenario                 I     II    III     IV      V     VI    VII
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
March 20, 2004 ................   100    100    100    100    100    100    100
March 20, 2005 ................   100    100    100    100    100    100    100
March 20, 2006 ................   100    100    100    100    100    100     60
March 20, 2007 ................    99     93     89     90     94    100     60
March 20, 2008 ................    98     86     81     79     80     78     53
March 20, 2009 ................    96     74     69     63     59     49     31
March 20, 2010 ................    94     65     56     47     40     31     18
March 20, 2011 ................    85     44     29     23     24     20     11
March 20, 2012 ................    77     29     15      9     13     13      5
March 20, 2013 ................    68     19      8      4      5      7      1
March 20, 2014 ................    59     13      4      1      1      3      0
March 20, 2015 ................    51      8      2      1     **      0      0
March 20, 2016 ................    42      5      1     **     **      0      0
March 20, 2017 ................    35      3     **     **      0      0      0
March 20, 2018 ................    29      2     **     **      0      0      0
March 20, 2019 ................    24      1     **     **      0      0      0
March 20, 2020 ................    20      1     **     **      0      0      0
March 20, 2021 ................    16      1     **      0      0      0      0
March 20, 2022 ................    12     **     **      0      0      0      0
March 20, 2023 ................     9     **     **      0      0      0      0
March 20, 2024 ................     7     **     **      0      0      0      0
March 20, 2025 ................     5     **     **      0      0      0      0
March 20, 2026 ................     4     **     **      0      0      0      0
March 20, 2027 ................     3     **      0      0      0      0      0
March 20, 2028 ................     2     **      0      0      0      0      0
March 20, 2029 ................     1     **      0      0      0      0      0
March 20, 2030 ................    **     **      0      0      0      0      0
March 20, 2031 ................    **     **      0      0      0      0      0
March 20, 2032 ................    **      0      0      0      0      0      0
March 20, 2033 ................     0      0      0      0      0      0      0
March 20, 2034 ................     0      0      0      0      0      0      0
Weighted Average Life *(1) ....   12.87  7.96   7.03   6.68   6.68   6.53   5.06
Weighted Average Life *(2) ....   12.87  7.94   6.98   6.45   5.78   5.21   3.94

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**    Means less than 0.5% but greater than 0%.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Mortgage Loans being reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and the Original Pre-Funded Amount.

          Percent of Initial Class Principal Outstanding (to maturity)

                                    Class M-1

Prepayment Scenario                 I     II    III     IV      V     VI    VII
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
March 20, 2004 ................   100    100    100    100    100    100    100
March 20, 2005 ................   100    100    100    100    100    100    100
March 20, 2006 ................   100    100    100    100    100    100    100
March 20, 2007 ................   100    100     94     67     49     45     80
March 20, 2008 ................   100    100     76     50     34     24     16
March 20, 2009 ................   100     99     62     37     23     15     10
March 20, 2010 ................   100     87     50     28     16     10      6
March 20, 2011 ................   100     76     41     21     11      6      1
March 20, 2012 ................   100     67     33     15      7      3      0
March 20, 2013 ................   100     58     26     11      5      0      0
March 20, 2014 ................   100     51     21      8      2      0      0
March 20, 2015 ................   100     44     17      6      0      0      0
March 20, 2016 ................   100     38     13      4      0      0      0
March 20, 2017 ................   100     32     11      1      0      0      0
March 20, 2018 ................   100     28      8      0      0      0      0
March 20, 2019 ................   100     24      7      0      0      0      0
March 20, 2020 ................   100     21      5      0      0      0      0
March 20, 2021 ................   100     18      4      0      0      0      0
March 20, 2022 ................   100     15      1      0      0      0      0
March 20, 2023 ................   100     13      0      0      0      0      0
March 20, 2024 ................    93     10      0      0      0      0      0
March 20, 2025 ................    86      9      0      0      0      0      0
March 20, 2026 ................    77      7      0      0      0      0      0
March 20, 2027 ................    68      6      0      0      0      0      0
March 20, 2028 ................    59      4      0      0      0      0      0
March 20, 2029 ................    48      1      0      0      0      0      0
March 20, 2030 ................    37      0      0      0      0      0      0
March 20, 2031 ................    24      0      0      0      0      0      0
March 20, 2032 ................    11      0      0      0      0      0      0
March 20, 2033 ................     0      0      0      0      0      0      0
March 20, 2034 ................     0      0      0      0      0      0      0
Weighted Average Life *(1) ....   25.55  12.58  8.23   5.96   5.01   4.65   4.65
Weighted Average Life *(2) ....   25.41  11.71  7.53   5.43   4.57   4.29   4.34

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Mortgage Loans being reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and the Original Pre-Funded Amount.

          Percent of Initial Class Principal Outstanding (to maturity)

                                    Class M-2

Prepayment Scenario                 I     II    III     IV      V     VI    VII
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
March 20, 2004 ................   100    100    100    100    100    100    100
March 20, 2005 ................   100    100    100    100    100    100    100
March 20, 2006 ................   100    100    100    100    100    100    100
March 20, 2007 ................   100    100     94     67     49     37     28
March 20, 2008 ................   100    100     76     50     34     24     16
March 20, 2009 ................   100     99     62     37     23     15     10
March 20, 2010 ................   100     87     50     28     16     10      4
March 20, 2011 ................   100     76     41     21     11      5      0
March 20, 2012 ................   100     67     33     15      7      0      0
March 20, 2013 ................   100     58     26     11      2      0      0
March 20, 2014 ................   100     51     21      8      0      0      0
March 20, 2015 ................   100     44     17      5      0      0      0
March 20, 2016 ................   100     38     13     **      0      0      0
March 20, 2017 ................   100     32     11      0      0      0      0
March 20, 2018 ................   100     28      8      0      0      0      0
March 20, 2019 ................   100     24      6      0      0      0      0
March 20, 2020 ................   100     21      3      0      0      0      0
March 20, 2021 ................   100     18      0      0      0      0      0
March 20, 2022 ................   100     15      0      0      0      0      0
March 20, 2023 ................   100     13      0      0      0      0      0
March 20, 2024 ................    93     10      0      0      0      0      0
March 20, 2025 ................    86      9      0      0      0      0      0
March 20, 2026 ................    77      7      0      0      0      0      0
March 20, 2027 ................    68      4      0      0      0      0      0
March 20, 2028 ................    59     **      0      0      0      0      0
March 20, 2029 ................    48      0      0      0      0      0      0
March 20, 2030 ................    37      0      0      0      0      0      0
March 20, 2031 ................    24      0      0      0      0      0      0
March 20, 2032 ................    11      0      0      0      0      0      0
March 20, 2033 ................     0      0      0      0      0      0      0
March 20, 2034 ................     0      0      0      0      0      0      0
Weighted Average Life *(1) ....   25.54  12.51  8.15   5.90   4.88   4.40   4.17
Weighted Average Life *(2) ....   25.41  11.71  7.53   5.42   4.49   4.08   3.90

----------

* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**    Means less than 0.5% but greater than 0%.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Mortgage Loans being reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and the Original Pre-Funded Amount.

          Percent of Initial Class Principal Outstanding (to maturity)

                                     Class B

Prepayment Scenario                 I     II    III     IV      V     VI    VII
Initial Percentage ............   100%   100%   100%   100%   100%   100%   100%
March 20, 2004 ................   100    100    100    100    100    100    100
March 20, 2005 ................   100    100    100    100    100    100    100
March 20, 2006 ................   100    100    100    100    100    100    100
March 20, 2007 ................   100    100     94     67     49     37     28
March 20, 2008 ................   100    100     76     50     34     24     16
March 20, 2009 ................   100     99     62     37     23     15      5
March 20, 2010 ................   100     87     50     28     16      5      0
March 20, 2011 ................   100     76     41     21      7      0      0
March 20, 2012 ................   100     67     33     15      1      0      0
March 20, 2013 ................   100     58     26      8      0      0      0
March 20, 2014 ................   100     51     21      2      0      0      0
March 20, 2015 ................   100     44     17      0      0      0      0
March 20, 2016 ................   100     38     12      0      0      0      0
March 20, 2017 ................   100     32      7      0      0      0      0
March 20, 2018 ................   100     28      3      0      0      0      0
March 20, 2019 ................   100     24      0      0      0      0      0
March 20, 2020 ................   100     21      0      0      0      0      0
March 20, 2021 ................   100     18      0      0      0      0      0
March 20, 2022 ................   100     15      0      0      0      0      0
March 20, 2023 ................   100     10      0      0      0      0      0
March 20, 2024 ................    93      7      0      0      0      0      0
March 20, 2025 ................    86      3      0      0      0      0      0
March 20, 2026 ................    77     **      0      0      0      0      0
March 20, 2027 ................    68      0      0      0      0      0      0
March 20, 2028 ................    59      0      0      0      0      0      0
March 20, 2029 ................    48      0      0      0      0      0      0
March 20, 2030 ................    37      0      0      0      0      0      0
March 20, 2031 ................    24      0      0      0      0      0      0
March 20, 2032 ................     7      0      0      0      0      0      0
March 20, 2033 ................     0      0      0      0      0      0      0
March 20, 2034 ................     0      0      0      0      0      0      0
Weighted Average Life *(1) ....   25.52  12.29  7.95   5.74   4.71   4.20   3.89
Weighted Average Life *(2) ....   25.41  11.71  7.53   5.42   4.44   3.97   3.70

----------
* The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

**    Means less than 0.5% but greater than 0%.

(1)   To maturity.

(2) To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Mortgage Loans being reduced to less than or equal to 10% of the sum of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and the Original Pre-Funded Amount.

Special Yield Considerations Relating To The Class A-IO Certificates

      Investors should note that the Class A-IO Certificates are entitled to distributions only through the 12th Distribution Date (except for any class interest carryover shortfalls). In addition, if, at any time on or prior to the month preceding the 12th distribution date the aggregate loan balance of the Mortgage Loans is reduced to or below the Notional Amount of the Class A-IO Certificates, the yield to investors in the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations), which rate may fluctuate significantly over time. Further, if the clean-up call option is exercised prior to the 12th Distribution Date, then the Class A-IO Certificates will receive no further distributions. Investors in the Class A-IO Certificates should consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

      Based on the Structuring Assumptions, and further assuming (1) prepayments of approximately 92% CPR, (2) that the clean-up call option is exercised on the date on which it first could have been exercised and (3) an assumed purchase price of $8,276,067 (inclusive of accrued interest) for the Class A-IO certificates, the pre-tax yield to maturity of the Class A-lO Certificates would be less than 0%. If the actual prepayment rate on the Mortgage Loans were to exceed the rate stated above, then assuming the Mortgage Loans behave in conformity with all other Structuring Assumptions, initial investors in the Class A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-IO Certificates.

      The 0% pre-tax yield described above was calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed stream of cash flow to the Closing Date to equal the assumed purchase price (which includes accrued interest), and converting such monthly rate to a corporate bond equivalent rate. Such calculations do not take into account the interest rates at which funds received by holders of the Class A-IO Certificates may be reinvested and consequently do not purport to reflect the return on any investment in the Class A-IO Certificates when such reinvestment rates are considered.

                    Formation Of The Trust And Trust Property

      The Trust will be created and established pursuant to the Pooling and Servicing Agreement. On the Closing Date, the Sellers will transfer without recourse the Mortgage Loans to the Depositor, the Depositor will convey without recourse the Mortgage Loans to the Trust and the Trust will issue the Offered Certificates, the Class X-IO Certificates and the Class R Certificates at the direction of the Depositor.

      The property of the Trust will include all:

(a) the Mortgage Loans together with the related Mortgage Loan documents, each Seller's interest in any Mortgaged Property which secures a Mortgage Loan, all payments on each Mortgage Loan received on or after the related Cut-Off Date and proceeds of the conversion, voluntary or involuntary, of the foregoing,

(b) the amounts as may be held by the Trustee in the Certificate Account and any other accounts held by the Trustee for the Trust, and the amounts as may be held by the Master Servicer in the Collection Account, if any, whether in the form of cash, instruments, securities or other properties, and

(c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

      The Offered Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Sellers, the Master Servicer, the Trustee or any of their affiliates.

      Prior to the Closing Date, the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans, issuing the Certificates and distributing payments on the Certificates. The Trust will not acquire any receivables or assets other than the Mortgage Loans and their proceeds and rights appurtenant to them. To the extent that borrowers make scheduled payments under the Mortgage Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions on the Certificates, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                         Description Of The Certificates

      To the extent that the descriptions of the Certificates summarized in this prospectus supplement differ from the description of securities set forth in the prospectus, the provisions of this prospectus supplement supercede such provisions in the prospectus.

      Pursuant to the Pooling and Servicing Agreement, the Trust will issue on the Closing Date the CIT Home Equity Loan Asset Backed Certificates, Series 2003-1. The certificates consist of the Offered Certificates and the Non-Offered Certificates which together we refer to as the "Certificates." Only the Offered Certificates are being offered pursuant to this prospectus supplement. The Certificates represent certain beneficial undivided ownership interests in the Trust created by the Pooling and Servicing Agreement, subject to the limits and priority of distributions described therein.

      The form of the Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe important provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, the sections or defined terms are incorporated in this prospectus supplement by reference.

      The Offered Certificates will be issued in denominations of $25,000 and multiples of $1,000 in excess of $25,000 and will evidence specified undivided interests in the Trust. Definitive Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as certificate registrar.

      We refer you to"--Book-Entry Certificates" below and "DESCRIPTION OF THE CERTIFICATES-BOOK ENTRY CERTIFICATES" in the accompanying prospectus for more detail.

      No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      The principal amount of a class of Offered Certificates, other than the Class A-IO certificates, on any Distribution Date, which we refer to as its "Certificate Principal Balance," is equal to the aggregate outstanding principal balance of such class of Offered Certificates on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such class of Offered Certificates and, in the case of the Subordinate Certificates, minus any reductions in the Certificate Principal Balance of such Subordinate Certificates due to Realized Losses as described in this prospectus supplement.

      The Class A-IO Certificates will not have a Certificate Principal Balance but will have, for the first 12 Distribution Dates, a "Notional Amount" equal to the lesser of:

      (i) the sum of the aggregate Loan Balance of the Mortgage Loans and amounts remaining on deposit in the Pre-Funding Account as of the beginning of the related Due Period, and

      (ii) the scheduled notional amount for such Distribution Date set forth in the following schedule:

             Distribution Date                     Notional Amount
             -----------------                     ---------------
              April 20, 2003                        $200,000,000
               May 20, 2003                         $200,000,000
               June 20, 2003                        $200,000,000
               July 20, 2003                        $190,000,000
              August 20, 2003                       $180,000,000
            September 20, 2003                      $170,000,000
             October 20, 2003                       $160,000,000

             Distribution Date                     Notional Amount
             -----------------                     ---------------
             November 20, 2003                      $155,000,000
             December 20, 2003                      $150,000,000
             January 20, 2004                       $145,000,000
             February 20, 2004                      $140,000,000
              March 20, 2004                        $130,000,000

On and after the April 2004 Distribution Date, the Notional Amount of the Class A-IO Certificates will be zero.

      Each class of Offered Certificates represents the right to receive payments of interest at the Certificate Rate for that class and, except for the Class A-IO Certificates, payments of principal as described below.

      The person in whose name a Certificate is registered in the certificate register maintained by the Trustee is referred to in this prospectus supplement as a "Certificateholder."

Book-Entry Certificates

      The Offered Certificates initially will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificateowners") will hold the certificates through The Depository Trust Company ("DTC"), in the United States, or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear"), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems. The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each class of Offered Certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream, Luxembourg's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal (or notional) balances of $25,000 and in integral multiples of $1,000 in excess of $25,000. Except as described in the prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede, as nominee of DTC. Certificateowners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

      We refer you to "DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates" in the accompanying prospectus for more detail.

Distribution Dates

      On each Distribution Date, the Trustee will distribute amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement, which we refer to as the "Certificate Account." Distributions will be made in immediately available funds to Certificateholders of Offered Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled to the distributions as it appears on the certificate register maintained by the Trustee as certificate registrar. As long as DTC is the recordholder of the Offered Certificates, distributions will be made to DTC by wire transfer. Certificateholders may experience some delay in the receipt of their payments due to the operations of DTC.

      We refer you to"--Book-Entry Certificates" above and "DESCRIPTION OF THE CERTIFICATES -BOOK ENTRY CERTIFICATES" in the accompanying prospectus for more detail.

      The Pooling and Servicing Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution on that Certificate has been made shall be deemed canceled for all purposes of the Pooling and Servicing Agreement.

Glossary

      The "Basic Principal Amount" with respect to each Distribution Date shall be the sum of (without duplication):

      (a) the principal portion of all scheduled monthly payments on the Mortgage Loans actually received by the Master Servicer during the related Due Period and any prepayments on the Mortgage Loans made by the mortgagors of Mortgage Loans and actually received by the Master Servicer during the related Due Period;

      (b) the outstanding principal balance of each Mortgage Loan that was purchased by the Master Servicer or repurchased by the Seller during the related Due Period;

      (c) any Substitution Adjustment relating to principal, delivered by the Seller during the related Due Period in connection with a substitution of a Mortgage Loan;

      (d) all Liquidation Proceeds actually collected by or on behalf of the Master Servicer with respect to the Mortgage Loans during the related Due Period (to the extent the Liquidation Proceeds relate to principal);

      (e) the principal portion of the proceeds received by the Trustee upon termination of the Trust; and

      (f) amounts transferred from the Pre-Funding Account to the Certificate Account upon the end of the Funding Period.

      "Business Day" means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in New York, New Jersey, Oklahoma or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

      "Class A-6 Calculation Percentage" means, with respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates and the denominator of which is the total of the Certificate Principal Balances of the Senior Certificates (other than the Class A-IO Certificates), in each case before giving effect to distributions of principal on that Distribution Date.

      "Class A-6 Lockout Distribution Amount" means, with respect to any Distribution Date, an amount equal to the product of (1) the applicable Class A-6 Lockout Percentage for the Distribution Date, (2) the Class A-6 Calculation Percentage and (3) the Senior Principal Distribution Amount for such Distribution Date. In no event shall the Class A-6 Lockout Distribution Amount exceed the outstanding Certificate Principal Balance of the Class A-6 Certificates.

      The "Class A-6 Lockout Percentage" for each distribution date will be as follows:

      Distribution Date                                       Lockout Percentage
      -----------------                                       ------------------
      April 2003 through March 2006                                    0%
      April 2006 through March 2008                                   45%
      April 2008 through March 2009                                   80%
      April 2009 through March 2010                                  100%
      April 2010 and thereafter                                      300%

      "Class B Principal Distribution Amount" means, with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of:

      (1)   the sum of:

            A. the aggregate Certificate Principal Balances of the Senior Certificates, other than the Class A-IO Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

            B. the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

            C. the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and

            D. the Certificate Principal Balance of the Class B Certificates immediately prior to the applicable Distribution Date,

      over (2) the lesser of:

            A. 93.40% of the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the last day of the related Due Period, and

            B. the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the last day of the related Due Period minus the OC Floor;

provided, however, that after the Certificate Principal Balances of the Senior (other than the Class A-IO), Class M-1 and Class M-2 Certificates are reduced to zero, the Class B Principal Distribution Amount for the applicable Distribution Date will equal 100% of the Principal Distribution Amount.

      "Class Interest Carryover Shortfall" means, with respect to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of
(1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Certificateholders of that class on the preceding Distribution Date plus (2) one month's interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

      "Class M-1 Principal Distribution Amount" means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, other than the Class A-IO Certificates, has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

      (1)   the sum of:

            A. the aggregate Certificate Principal Balances of the Senior Certificates, other than the Class A-IO Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and

            B. the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date,

      over (2) the lesser of:

            A. 76.40% of the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the last day of the related Due Period, and

            B. the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the last day of the related Due Period minus the related OC Floor.

      "Class M-2 Principal Distribution Amount" means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates (other than the Class A-IO Certificates) and the Class M-1 Certificates, has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

      (1)   the sum of:

            A. the aggregate Certificate Principal Balances of the Senior Certificates, other than the Class A-IO Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

            B. the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and

            C. the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date,

      over (2) the lesser of:

            A. 85.40% of the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the last day of the related Due Period and

            B. the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the last day of the related Due Period minus the OC Floor.

      "Class Monthly Interest Amount" means, with respect to each class of Offered Certificates and any Distribution Date, the aggregate amount of interest accrued for the related Interest Period at the related Certificate Rate on the Certificate Principal Balance or Notional Amount (in the case of the Class A-IO Certificates) of the related Offered Certificates; provided, however, that the Class A-1, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B Certificates are each subject to the Net WAC Cap. For a description of the respective Certificate Rates and the Net WAC Cap, we refer you to "--Certificate Rates" below.

      "Class Principal Carryover Shortfall" means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that class of Subordinate Certificates on the applicable Distribution Date as provided under "--Credit Enhancement--Allocation of Realized Losses" below and (y) the amount of any such reductions on prior Distribution Dates over (2) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates.

      "Cumulative Loss Trigger Event" with respect to any Distribution Date, means that the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-Off Date for the Initial Mortgage Loans through the last day of the related Due Period by (y) the sum of the aggregate Loan Balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans plus the Original Pre-Funded Amount, exceeds the applicable percentages described below with respect to such Distribution Date:

         Distribution Date                          Loss Percentage
      -----------------------          -----------------------------------------
      April 2006 - March 2007          2.50% for April 2006, plus an additional
                                       1/12th of 1.75% for each month thereafter through March 2007.

      April 2007 - March 2008          4.25% for April 2007, plus an additional
                                       1/12th of 1.00% for each month thereafter through March 2008.

      April 2008 - March 2009          5.25% for April 2008, plus an additional
                                       1/12th of 1.00% for each month thereafter through March 2009.

      April 2009 and thereafter        6.25%

      "Cut-Off Date" means, with respect to the Initial Mortgage Loans, the opening of business on March 1, 2003, or, with respect to any Subsequent Mortgage Loans, the opening of business on the first day of the month of the related Subsequent Transfer Date specified in the Subsequent Transfer Agreement with respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trust pursuant to such Subsequent Transfer Agreement.

      "Delinquency Amount" means, with respect to any Due Period, the sum, without duplication, of the aggregate principal balance of the Mortgage Loans that are (1) 60 or more days delinquent; provided that a scheduled payment on a Mortgage Loan (and, accordingly, such Mortgage Loan) is not considered delinquent or past due unless (i) the amount unpaid is greater than $65 and (ii) such payment has not been received by the close of business on the scheduled due date for such payment in the following month, (2) in foreclosure and (3) REO properties, each as of the last day of such Due Period.

      A "Delinquency Event" shall have occurred and be continuing, if at any time, the 60+ Delinquency Percentage (Rolling Three Month) exceeds 45% of the Senior Enhancement Percentage.

      "Due Period" means, with respect to any Distribution Date, the calendar month preceding the calendar month in which the Distribution Date occurs.

      "Excess Interest" means, with respect to any Distribution Date, the sum of
(A) the interest amounts remaining, if any, after the application of payments pursuant to clauses first through fifth under "--Distributions of Interest" below and (B) any Excess Overcollateralization Amount (after taking into account the payment of the Principal Distribution Amount on such Distribution Date).

      "Excess Overcollateralization Amount" means, with respect to any Distribution Date, the lesser of (1) the Basic Principal Amount for such Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the related Basic Principal Amount is distributed on the Offered Certificates, over (y) the Required Overcollateralization Amount.

      The "Loan Balance" of any Mortgage Loan as of any date of determination is the actual outstanding principal balance thereof on the related Cut-Off Date less any principal payments made on such Mortgage Loan through such date of determination. The Pooling and Servicing Agreement provides that the Loan Balance of any Mortgage Loan which becomes a Liquidated Loan shall thereafter equal zero.

      "OC Floor" means an amount equal to 0.50% of the sum of (1) the aggregate Loan Balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and (2) the amount of the Original Pre-Funded Amount.

      "OC Holiday Realized Loss Amount" means with respect to the first three Distribution Dates, to the extent of Excess Interest for such Distribution Date, an amount equal to the amount of any Realized Losses that would otherwise be allocated to the Class M-1, Class M-2 and Class B Certificates on such Distribution Date.

      "OC Spread Holiday" means the period from and including the Closing Date through and including the third Distribution Date.

      "Overcollateralization Amount" means, with respect to any Distribution Date, the excess, if any, of (1) the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the close of business on the last day of the preceding Due Period over (2) the aggregate Certificate Principal Balance of the Offered Certificates (other than the Class A-IO Certificates) as of the Distribution Date (after taking into account the payment of the Principal Distribution Amount on the Distribution Date).

      "Principal Distribution Amount" means, with respect to any Distribution Date, the lesser of (1) the aggregate Certificate Principal Balance of the Offered Certificates (other than the Class A-IO Certificates) immediately preceding that Distribution Date and (2) the sum of (x) the Basic Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount for that Distribution Date, (y) the Subordination Increase Amount, if any, for that Distribution Date and (z) the OC Holiday Realized Loss Amount, if any, for that Distribution Date.

      "Record Date" means (1) with respect to any Distribution Date and each class of Offered Certificates (other than the Class A-1 Certificates), the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs and (2) with respect to any Distribution Date and the Class A-1 Certificates, the Business Day immediately preceding the Distribution Date, or if Definitive Certificates have been issued, the last Business

Day of the month immediately preceding the calendar month in which the Distribution Date occurs.

      "Required Overcollateralization Amount" means as to any Distribution Date
(1) prior to the Distribution Date in July, 2003, zero, (2) from and including the Distribution Date in July, 2003 but prior to the Stepdown Date, the product of (x) 3.30% and (y) the sum of the aggregate Loan Balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans plus the Original Pre-Funded Amount; and (3) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 3.30% and the sum of the aggregate Loan Balance of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans plus the Original Pre-Funded Amount and (y) the product of 6.60% and the aggregate Loan Balance of the Mortgage Loans as of the end of the related Due Period and
(ii) the OC Floor; provided, however, that on each such subsequent Distribution Date during the continuance of a Trigger Event the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

      "Senior Enhancement Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Certificate Principal Balances of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on the applicable Distribution Date, and the denominator of which is the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the last day of the related Due Period.

      "Senior Principal Distribution Amount" means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount and
(2) the aggregate Certificate Principal Balances of the Senior Certificates (other than the Class A-IO Certificates) immediately prior to the Distribution Date, and (b) any other Distribution Date, the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate Certificate Principal Balances of the Senior Certificates (other than the Class A-IO Certificates) immediately prior to the applicable Distribution Date over (y) the lesser of (A) 64.90% of the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the last day of the related Due Period and (B) the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the last day of the related Due Period minus the OC Floor.

      "60+ Delinquency Percentage (Rolling Three Month) " means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Due Periods, the numerator of each of which is equal to the Delinquency Amount for such Due Period, and the denominator of each of which is the sum of the aggregate Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the end of such Due Period.

      "Stepdown Date" means the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-IO

Certificates) is reduced to zero, and (2) the later to occur of (A) the Distribution Date in April 2006 and (B) the first Distribution Date on which the Certificate Principal Balance of the Senior Certificates (other than the Class A-IO Certificates), after giving effect to the distribution of the Principal Distribution Amount on that Distribution Date, is less than or equal to 64.90% of the sum of the Loan Balance of the Mortgage Loans and amounts on deposit in the Pre-Funding Account as of the last day of the related Due Period.

      "Subordination Deficiency" means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Basic Principal Amount on that Distribution Date.

      "Subordination Increase Amount" means, with respect to the first three Distribution Dates, zero; and as to any subsequent Distribution Date, the lesser of (1) the Subordination Deficiency and (2) the Excess Interest.

      "Trigger Event" means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

Distributions

      The Master Servicer will be required to deposit into the Certificate
Account:

      o     the proceeds of any liquidation of the assets of the Trust,

      o all collections on the Mortgage Loans received during the related Due Period by the Master Servicer, and

      o all other remittances made to the Master Servicer with respect to the Mortgage Loans.

      The Pooling and Servicing Agreement establishes a certificate rate on each class of Offered Certificates, which we refer to as a "Certificate Rate," as set forth in this prospectus supplement under "--Certificate Rates" below.

      On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the Certificate Account with respect to the Mortgage Loans and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

      Distributions of Interest. All interest collections are required to be distributed in the following order of priority until such amounts have been fully distributed:

      o first, to the Master Servicer, the Master Servicing Fee and certain additional expenses payable under the Pooling and Servicing Agreement, if any, in each case to the extent not otherwise reimbursed from the Certificate Account;

      o second, to each class of the Senior Certificates, the Class Monthly Interest Amount and any Class Interest Carryover Shortfall for such class on that Distribution Date; provided, however, if the interest collections are not sufficient to make a full distribution of the Class Monthly Interest Amount and any Class Interest Carryover Shortfall with respect to the Senior Certificates, the interest collections will be distributed pro rata among each such class of Senior Certificates based on the ratio of:

      o the Class Monthly Interest Amount and Class Interest Carryover Shortfall for that class to

      o the total amount of Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Senior Certificates;

      o third, to the Class M-1 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

      o fourth, to the Class M-2 Certificates, the Class Monthly Interest Amount for that class and Distribution Date;

      o fifth, to the Class B Certificates, the Class Monthly Interest Amount for that class and Distribution Date; and

      o sixth, any remainder will be treated as Excess Interest and distributed as described below under "--Distributions of Excess Interest."

      Distributions of Principal. The Principal Distribution Amount for that Distribution Date is required to be distributed in the following order of priority until the Principal Distribution Amount has been fully distributed:

      o to the Senior Certificates (other than the Class A-IO certificates), the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount or OC Holiday Realized Loss Amount included in that amount, in the following order of priority:

            (i) to the Class A-6 Certificates, the Class A-6 Lockout Distribution Amount for that Distribution Date;

            (ii) to the Class A-1 Certificates, until the Certificate Principal Balance of that class has been reduced to zero:

            (iii) to the Class A-2 Certificates, until the Certificate Principal
                  Balance of that class has been reduced to zero;

            (iv) to the Class A-3 Certificates, until the Certificate Principal Balance of that class has been reduced to zero;

            (v) to the Class A-4 Certificates, until the Certificate Principal Balance of that class has been reduced to zero;

            (vi) to the Class A-5 Certificates, until the Certificate Principal Balance of that class has been reduced to zero; and

            (vii) to the Class A-6 Certificates, until the Certificate Principal
                  Balance of that class has been reduced to zero;

      o to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for that class and Distribution Date, excluding any Subordination Increase Amount or OC Holiday Realized Loss Amount included in that amount, until the Certificate Principal Balance of that class has been reduced to zero;

      o to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for that class and Distribution Date, excluding any Subordination Increase Amount or OC Holiday Realized Loss Amount included in that amount, until the Certificate Principal Balance of that class has been reduced to zero; and

      o to the Class B Certificates, the Class B Principal Distribution Amount for that class and Distribution Date, excluding any Subordination Increase Amount or OC Holiday Realized Loss Amount included in that amount, until the Certificate Principal Balance of that class has been reduced to zero.

      Distributions of Excess Interest. Interest collections not otherwise required to be distributed as described under "--Distributions of Interest" above, together with any Excess Overcollateralization Amount, will be treated as Excess Interest and will be required to be distributed in the following order of priority until fully distributed:

      o the Subordination Increase Amount or, during the OC Spread Holiday, the OC Holiday Realized Loss Amount for the applicable Distribution Date, payable in the order of priority set forth under "--Distributions of Principal" above;

      o to the Class M-1 Certificates, the Class Interest Carryover Shortfall for that class;

      o to the Class M-1 Certificates, the Class Principal Carryover Shortfall for that class;

      o to the Class M-2 Certificates, the Class Interest Carryover Shortfall for that class;

      o to the Class M-2 Certificates, the Class Principal Carryover Shortfall for that class;

      o to the Class B Certificates, the Class Interest Carryover Shortfall for that class;

      o to the Class B Certificates, the Class Principal Carryover Shortfall for that class;

      o to the Supplemental Interest Reserve Fund, the amounts required under the Pooling and Servicing Agreement for distribution in accordance with the next succeeding priority;

      o first, concurrently, to the Class A-1, Class A-4, Class A-5 and Class A-6 Certificates, pro rata, the related Net WAC Cap Carryover from and to the extent of funds on deposit in the Supplemental Interest Reserve Fund, and second, sequentially, to the Class M-1, Class M-2 and Class B Certificates, in that order, the related Net WAC Cap Carryover from and to the extent of funds on deposit in the Supplemental Interest Reserve Fund;

      o to the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the Pooling and Servicing Agreement to the extent not paid by the Master Servicer;

      o to the Master Servicer to the extent of any unreimbursed Monthly Advances; and

      o     to the Non-Offered Certificates, the remainder.

Certificate Rates

      With respect to any Distribution Date and the Class A-1 Certificates, the "Certificate Rate" will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.090% per annum and (B) the Net WAC cap for the Distribution Date.

      With respect to any Distribution Date and the Class A-2 Certificates, the "Certificate Rate" will equal 2.350% per annum.

      With respect to any Distribution Date and the Class A-3 Certificates, the "Certificate Rate" will equal 2.790% per annum.

      With respect to any Distribution Date and the Class A-4 Certificates, the "Certificate Rate" will equal the lesser of (A) 3.930% per annum (or 4.430% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class A-5 Certificates, the "Certificate Rate" will equal the lesser of (A) 4.980% per annum (or 5.480% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class A-6 Certificates, the "Certificate Rate" will equal the lesser of (A) 4.060% per annum (or 4.560% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class M-1 Certificates, the "Certificate Rate" will equal the lesser of (A) 4.670% per annum (or 5.170% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class M-2 Certificates, the "Certificate Rate" will equal the lesser of (A) 5.060% per annum (or 5.560% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      With respect to any Distribution Date and the Class B Certificates, the "Certificate Rate" will equal the lesser of (A) 5.500% per annum (or 6.000% per annum for each Interest Period occurring after the Master Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

      The Class A-IO Certificates do not have a Certificate Principal Balance but will accrue interest for each of the first 12 Distribution Dates, based on the Notional Amount, at a rate of 5.00% per annum. The Class A-IO Certificates will not be entitled to any distributions after the March 2004 Distribution Date (except for any Class Interest Carryover Shortfalls).

      The "Net WAC Cap" with respect to any Distribution Date and the Offered Certificates, other than the Class A-IO, Class A-2 and Class A-3 Certificates, will be a rate per annum equal to the sum of (i) a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the aggregate Loan Balance of the Mortgage Loans as of the beginning of the related Due Period and (b) the weighted average of the Net Coupon Rates on the Mortgage Loans as of the beginning of the related Due Period, and the denominator of which is equal to the sum of (a) the aggregate Loan Balance of the Mortgage Loans plus (b) the amounts on deposit in the Pre-Funding Account, each as of the first day of the related Due Period, plus (ii) a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) 12 and (b) the investment earnings received on amounts on deposit in the Pre-Funding Account during the related Due Period, and the denominator of which is equal to the sum of (a) the aggregate Loan Balance of the Mortgage Loans plus (b) the amounts on deposit in the Pre-Funding Account, each as of the first day of the related Due Period, minus (iii) a fraction, expressed as a percentage, the numerator of which is the product of (a) 5.00% and (b) the Notional Amount of the Class A-IO Certificates for such Distribution Date, and the denominator of which is equal to the sum of
(a) the aggregate Loan Balance of the Mortgage Loans plus (b) the amounts on deposit in the Pre-Funding Account, each as of the first day of the related Due Period. The Net WAC Cap for the Class A-1 Certificates will be further multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Due Period.

      The "Net Coupon Rate" of any Mortgage Loan will be the rate per annum equal to the coupon rate of the Mortgage Loan minus the rate at which the Master Servicing Fee accrues.

      If on any Distribution Date the Certificate Rate for the Class A-1, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 or Class B Certificates is based on the Net WAC Cap, the related Certificateholders will be entitled to receive on subsequent Distribution Dates the related Net WAC Cap Carryover as described under "--Distributions" above.

      The "Net WAC Cap Carryover" is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Net WAC Cap).

      The ratings on the Offered Certificates subject to the Net WAC Cap by Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies") will not address the likelihood of receipt by such Certificateholders of any amounts in respect of Net WAC Cap Carryover. Payment of the Net WAC Cap Carryover will be subject to availability of funds therefor in accordance with the priority of payments set forth under "--Distributions" above.

      The Pooling and Servicing Agreement provides for a reserve fund, called the "Supplemental Interest Reserve Fund," which is held by the Trustee on behalf of the holders of the Offered Certificates (other than the Class A-IO Certificates). To the extent amounts on deposit therein are sufficient, holders of the applicable Offered Certificates (other than the Class A-IO Certificates) will be entitled to receive payments from the Supplemental Interest Reserve Fund equal to any Net WAC Cap Carryover. The amount required to be deposited in the Supplemental Interest Reserve Fund on any Distribution Date will equal the sum of any Net WAC Cap Carryover for such date, or, if no such amounts are payable for such date, an amount that when added to other amounts already on deposit in the Supplemental Interest Reserve Fund will cause the aggregate amount on deposit therein to equal $10,000. Any investment earnings on amounts on deposit in the Supplemental Interest Reserve Fund will be paid to, and for the benefit of, the holders of the Class X-IO Certificates and will not be available to pay any Net WAC Cap Carryover. The Supplemental Interest Reserve Fund will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.

      "Interest Period" means (1) with respect to each Distribution Date and the Fixed Rate Certificates, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of the calendar month, and (2) with respect to each Distribution Date and the Variable Rate Certificates, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day preceding the related Distribution Date.

      Interest on the Fixed Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Variable Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

Calculation of One-Month LIBOR

      On each LIBOR Determination Date, the Trustee will determine One-Month LIBOR for the next Interest Period for the Class A-1 Certificates.

      "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Telerate

Page 3750 as of 11:00 a.m., London time, on this date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

      "LIBOR Determination Date" means, with respect to any Interest Period, the second London Business Day preceding the commencement of the Interest Period. For purposes of determining One-Month LIBOR, a "London Business Day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or another page that replaces this page on the service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

      Overcollateralization Resulting from Cash Flow Structure. The weighted average net interest rate for the Mortgage Loans is generally expected to be higher than the weighted average Certificate Rate of the Offered Certificates. In addition, to the extent that there is overcollateralization, these Mortgage Loans will be generating still further Excess Interest relative to the Certificate Rate of the Offered Certificates.

      Pursuant to the Pooling and Servicing Agreement, Excess Interest will be applied on the first three Distribution Dates as an accelerated payment of principal on the Offered Certificates (other than the Class A-IO Certificates) to offset Realized Losses that otherwise would be allocated to the Class M-1, Class M-2 and Class B Certificates and, beginning on the fourth Distribution Date, as an accelerated payment of principal on the Offered Certificates (other than the Class A-IO Certificates), until the related Overcollateralization Amount has increased to the Required Overcollateralization Amount.

      The application of Excess Interest for the payment of principal has the effect of accelerating the amortization of the Offered Certificates (other than the Class A-IO Certificates) relative to the amortization of the Mortgage Loans, net of any Realized Losses.

      If, on any Distribution Date, the Overcollateralization Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than the Required Overcollateralization Amount, then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the Offered Certificates on the Distribution

Date shall instead be distributed as Excess Interest as provided in the Pooling and Servicing Agreement in an amount equal to the Excess Overcollateralization Amount.

      Allocation of Realized Losses. The Pooling and Servicing Agreement provides generally that on any Distribution Date all amounts collected on account of principal (other than any amount attributed to the Excess Overcollateralization Amount) during the prior Due Period will be distributed to the Certificateholders of the Offered Certificates (other than the Class A-IO Certificates) on the Distribution Date. If any Mortgage Loan became a Liquidated Loan during the prior Due Period, the Liquidation Proceeds related to that Mortgage Loan and allocated to principal may be less than the principal balance of the related Mortgage Loan. The amount of any insufficiency is referred to as a "Realized Loss." The Pooling and Servicing Agreement provides that the Loan Balance of any Mortgage Loan which becomes a Liquidated Loan shall thereafter equal zero.

      A "Liquidated Loan" is a Mortgage Loan with respect to which a determination has been made by the Master Servicer that all recoveries have been made or that the Master Servicer reasonably believes that the cost of obtaining any additional recoveries from that loan would exceed the amount of the recoveries.

      The Basic Principal Amount includes the Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan. If such Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the aggregate Loan Balance of the Mortgage Loans will decline more than the aggregate Certificate Principal Balance of the Offered Certificates. If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of Subordinate Certificates then outstanding with the lowest relative payment priority will bear the loss.

      If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates (other than the Class A-IO Certificates) exceeds the aggregate Loan Balance of the Mortgage Loans plus amounts on deposit in the Pre-Funding Account, that is, the Offered Certificates (other than the Class A-IO Certificates) are undercollateralized, the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with the lowest relative payment priority will be reduced by the amount of the excess. Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class. Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under "--Distributions."

      The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Senior Certificates. Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest paid on the Mortgage Loans to pay the Senior Certificates (other than the Class A-IO Certificates) all interest and principal amounts to which they are then entitled, or enough interest paid on the Mortgage Loans to pay the Class A-IO Certificates all the interest to which they are entitled.

      For all purposes of this prospectus supplement, the Class B Certificates will have the lowest payment priority of any class of Offered Certificates.

Final Scheduled Distribution Date

      The final scheduled distribution date (the "Final Scheduled Distribution Date") for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-6, Class M-1 and Class M-2 Certificates is the Distribution Date on which the Certificate Principal Balance for the related class would be reduced to zero assuming that no prepayments are received and no losses incurred on the Mortgage Loans and scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received. The Final Scheduled Distribution Date for each of the Class A-5 Certificates and Class B Certificates is the Distribution Date occurring 13 months after the maturity date of the latest possible maturing Mortgage Loan. The Final Scheduled Distribution Date for the Class A-IO Certificates is the March 2004 Distribution Date.

      It is expected that the actual last Distribution Date for each class of Offered Certificates (other than the Class A-IO certificates) will occur significantly earlier than the Final Scheduled Distribution Date.

                       THE POOLING AND SERVICING AGREEMENT

      We refer you to "THE POOLING AND SERVICING AGREEMENT" in the accompanying prospectus for a summary of the terms of the Pooling and Servicing Agreement. In addition to the provisions of the Pooling and Servicing Agreement summarized in the accompanying prospectus and elsewhere in this prospectus supplement, set forth below is a summary of certain other provisions of the Pooling and Servicing Agreement. The provisions of the Pooling and Servicing Agreement summarized in this prospectus supplement supercede any related provisions described in the accompanying prospectus.

Assignment of the Mortgage Loans

      Pursuant to the Pooling and Servicing Agreement, on the Closing Date (or each Subsequent Transfer Date, as applicable) the Sellers will sell, transfer, assign, set over and otherwise convey to the Depositor, and the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the trust, including all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans on and after the related Cut-Off Date exclusive of interest due and payable prior to the related Cut-Off Date.

      We refer you to "THE POOLING AND SERVICING AGREEMENT--Assignment of Mortgage Assets" in the accompanying prospectus for more detail.

Payments on Mortgage Assets; Deposits to Certificate Account

      The Master Servicer will establish and maintain or cause to be established and maintained with respect to the Trust a separate account or accounts for the collection of payments on the Mortgage Assets in the Trust (the "Certificate Account").

      We refer you to "THE POOLING AND SERVICING AGREEMENT--Payments on Mortgage Assets; Deposits to Certificate Account" in the accompanying prospectus for more detail.

Reports to Certificateholders

      Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer or the Trustee will make available to each holder a statement setting forth, among other things:

            1. the interest collections, separately identifying Monthly Advances, Compensating Interest and the portion of any Substitution Adjustment, Purchase Price and Liquidation Proceeds relating to interest;

            2. the Principal Distribution Amount, separately identifying principal prepayments in full, and the portion of any Purchase Price, Substitution Adjustment and Liquidation Proceeds relating to principal;

            3. the amount of the distribution with respect to each class of certificates (based on a certificate in the original principal or notional amount of $1,000);

            4. the amount of such distribution allocable to principal on each class of certificates (based on a certificate in the original principal amount of $1,000);

            5. the amount of such distribution allocable to interest on each class of certificates (based on a certificate in the original principal or notional amount of $1,000);

            6. the Class Interest Carryover Shortfall for each class of certificates;

            7. the principal or notional amount of each class of certificates (based on a certificate in the original principal or notional amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Distribution Date;

            8. the aggregate principal balance of the Mortgage Loans after giving effect to any payment of principal on such Distribution Date;

            9. the Net WAC Cap and the weighted average remaining stated term to maturity of the Mortgage Loans;

            10.   whether a Trigger Event has occurred;

            11.   the Senior Enhancement Percentage;

            12.   the Overcollateralization Amount, the Required
                  Overcollateralization Amount, the Excess Interest, the Excess Overcollateralization Amount and the Subordination Deficiency;

            13. the amount of any Realized Losses applied to each class of Subordinate Certificates as of the close of such Distribution Date;

            14. during the Funding Period, the amount of funds on deposit in the Pre-Funding Account;

            15. during the Funding Period, the number and aggregate principal balance of Subsequent Mortgage Loans;

            16. during the Funding Period, the number and aggregate principal balance of Subsequent Mortgage Loans purchased by the Trust on the related Distribution Date;

            17. during the Funding Period, the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Pre-Funding Account; and

            18. the number of Mortgage Loans and the aggregate of their principal balances as a percentage that as of the end of the immediately preceding calendar month are:

                  (i)   30 to 59 days delinquent,

                  (ii)  60 to 89 days delinquent,

                  (iii) 90 or more days delinquent,

                  (iv) the subject of bankruptcy proceedings, to the actual knowledge of the servicer,

                  (v)   in foreclosure, and

                  (vi) as to which the related Mortgaged Property is REO property.

Optional Termination

      On any Distribution Date on which the outstanding aggregate principal balances of all of the Mortgage Loans have declined to less than or equal to 10% of the sum of the aggregate principal balances of the Mortgage Loans as of the Cut-Off Date for the Initial Mortgage Loans and the Original Pre-Funded Amount, the Master Servicer will have the option, referred to as the "clean up call," to purchase, in whole, the Mortgage Loans and the Mortgaged Property acquired by foreclosure ("REO Property"), if any, remaining in the trust as of that date at a purchase price equal to the greatest of (A) the sum of (1) 100% of the principal balance of each Mortgage Loan and (2) the fair market value of all REO property, (B) the aggregate fair market value of all of the assets of the Trust and (C) an amount that when added to amounts on deposit in the Certificate Account available for distribution to Certificateholders for such Distribution Date would result in proceeds sufficient to distribute the aggregate outstanding principal balance of and interest on the Certificates for such Distribution Date and any unpaid interest with respect to one or more prior Distribution Dates. The Master Servicer shall effect such purchase by depositing such purchase price in the Certificate Account on the Business Day immediately preceding such Distribution Date.

The Trustee

      The Bank of New York will be the trustee under the Pooling and Servicing Agreement. The Master Servicer will pay to the Trustee a fee for its services as Trustee under the Pooling and Servicing Agreement. The Depositor and CIT Consumer Finance may maintain other banking relationships in the ordinary course of business with the Trustee. Certificates may be surrendered to the corporate trust office of the Trustee located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Mortgage-Backed Securities, or at such other addresses as the Trustee may designate from time to time.

      The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by the Depositor towards the purchase of the Mortgage Loans from the Sellers.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The following section in conjunction with the section in the prospectus captioned "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This section must be considered only in connection with "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. No portion of the "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" or "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" sections of this prospectus supplement or the accompanying prospectus constitutes an opinion of counsel, other than the opinions set forth in the second paragraph of "--REMIC Elections" below.

REMIC Elections

      The Pooling and Servicing Agreement provides that the Trust, exclusive of the assets held in the Pre-Funding Account and the Supplemental Interest Reserve Fund, will comprise a tiered REMIC structure. The Pooling and Servicing Agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC. The Class R Certificates will represent ownership of the residual interest in each of the REMICs. Elections will be made to treat each of the REMICs as a REMIC for federal income tax purposes.

      Upon the issuance of the offered certificates, Schulte Roth & Zabel LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

      The following discussion assumes that the rights and obligations of the Certificateholders to receive payments of Net WAC Cap Carryover and certain other amounts will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to all Certificateholders and withholding tax consequences to Certificateholders who are non-U.S. Persons. Prospective investors in Certificates should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments of Net WAC Cap Carryover and certain amounts.

Tax Treatment of the Offered Certificates

      For federal income tax information reporting purposes, the trustee will treat a beneficial owner of an Offered Certificate (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the Supplemental Interest Reserve Fund. For purposes of determining the amount paid pursuant to the Cap Contract, the Net WAC Cap will exclude reinvestment earnings on the amounts in the Pre-Funding Account, earnings on any Subsequent Mortgage Loans for the first three Interest Periods and amounts, if any, paid the Class A-IO in excess of the Net WAC Cap (disregarding the adjustment for amounts paid to the Class A-IO Certificates) which will be treated as paid pursuant to the Cap Contract rather than by a REMIC regular interest. Any payment on an Offered Certificate that is made from the Supplemental Interest Reserve Fund will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES-- Taxation of Owners of REMIC Regular Certificates" in the Prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Offered Certificate.

Allocations

      A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component. For information reporting purposes the trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the

Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

      Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Sales of REMIC Certificates" in the Prospectus.

Original Issue Discount

      The Class A-IO Certificate and the Class B Certificates will be issued with OID. A beneficial owner of an offered certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 120% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate.

The Cap Contract Components

      The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

      Any payments made to a beneficial owner of an Offered Certificate from the Supplemental Interest Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

Status of the Offered Certificates

      The REMIC regular interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. For these purposes, the tiered REMIC structure is treated as a single REMIC and if 95 percent or more of the assets held by the REMICs would qualify, then the REMIC component of the Certificate is considered to qualify in total. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Offered Certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages within the meaning of Section 860G(a)(3) of the Code if held by another REMIC.

Tax Return Disclosure Requirements

      Pursuant to recently issued Regulations directed at tax shelter activity, taxpayers are required to disclose to the IRS certain information on Form 8886 if they participate in a "reportable transaction." A transaction may be a "reportable transaction" based upon any of several indicia with respect to a Certificateholder, including the existence of significant book-tax differences or the recognition of a loss in excess of certain thresholds. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in the Offered Certificates.

                        CERTAIN STATE TAX CONSIDERATIONS

      Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary responsibilities and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to the assets of those ERISA Plans.
Section 4975 of the Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts ("IRAs") described in Section 408 of the Code (these qualified plans and IRAs, together with ERISA Plans, are referred to in this section as "Plans").

      Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus supplement. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable Federal and state law. Any benefit plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Code.

      In addition to imposing general fiduciary requirements, including those of investment prudence, diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan,
Section 406 and Section 407 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and "Parties in Interest" (as that term is defined in Section 3(14) of ERISA), unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Code, respectively, unless a statutory, regulatory or administrative exemption is available.

      Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus supplement could constitute prohibited transactions under ERISA and the Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the Trust are deemed to be assets of the Plan. Section 2510.3-101 of the U.S. Department of Labor's Regulations (the "Plan Asset Regulations") defines the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the Trust, the underlying assets of that entity may be considered to be Plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the Trust, a Plan's assets will not include an undivided interest in the assets of an entity in which that Plan makes an equity investment if participation by "Benefit Plan Investors" (i.e., Plans, employee benefit plans not subject to ERISA (including foreign employee benefit plans), and entities whose underlying assets include Plan assets by reason of a Plan's investment in the entity) is not "significant." For purposes of the Plan Asset Regulations, equity participation by Benefit Plan Investors is significant on any date if 25% or more of the value of any class of equity interests in the entity is held by Benefit Plan Investors (excluding from the computation interests of any person (other than a Benefit Plan Investor) with discretionary authority or control over the assets of the entity and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets). The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Notwithstanding the foregoing, neither Plans nor persons investing Plan assets should acquire or hold securities in reliance on the availability of any exception under the Plan Asset Regulations. Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

      Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or affiliates of those entities may be deemed to be a Plan fiduciary and thus subject to the prohibited transaction provisions of ERISA and the Code with respect to the investing Plan and, in the case of an ERISA Plan, subject to the fiduciary responsibility provisions of ERISA. In addition, if the mortgage assets and other assets included in a trust constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of such trust, may constitute or involve a prohibited transaction under ERISA or the Code.

      The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include that certificate but do not solely by reason of the Plan's holdings of that certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those agency securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those agency securities would not be treated as assets of those Plans. Private mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the entire ERISA discussion in the prospectus and prospectus supplement before purchasing private mortgage-backed certificates.

      Prohibited Transaction Exemption. The U.S. Department of Labor (the "DOL") has granted an individual prohibited transaction exemption (a "PTE") to Salomon Smith Barney Inc. (PTE 89-89, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Code, transactions relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage securities underwritten by an underwriter, provided that conditions of the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC or FASIT, and securities denominated as debt instruments that are issued by an investment pool.

      Among the general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for relief under the Exemption are:

      o The acquisition of securities by a Plan or an entity holding Plan assets must be on terms that are at least as favorable to the Plan or such entity as they would be in an arm's-length transaction with an unrelated party.

      o The securities at the time of acquisition by or with Plan assets must be rated in one of the three highest generic rating categories (four, in a Designated Transaction (see below)) by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings (together, the "Exemption Rating Agencies").

      o In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of fully secured assets such as the mortgage loans, the Exemption permits the securities issued by the trust fund in such transaction to be rated in one of the four highest generic rating categories by an Exemption Rating Agency and/or to be subordinated. Notwithstanding the foregoing, the Exemption applies to securities that are less than fully secured, provided that (1) the rights and interests evidenced by the securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the securities are rated in either of the two highest generic rating categories by an Exemption Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction was at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

      o The trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter.

      o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith.

      o The Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      o For issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

      The Restricted Group consists of any underwriter, any insurer, the sponsor, any trustee, any swap counterparty, any servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust on the date of the initial issuance of the securities, or any affiliate of these parties.

      The Exemption also requires that a trust meet the following requirements:

      o The trust must consist solely of assets of a type that have been included in other investment pools;

      o The securities in those other investment pools must have been rated in one of the three highest categories (four, in a Designated Transaction) of one of the Exemption Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

      o The securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

      A fiduciary with respect to Plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to Plans (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security).

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by Plans or an investment entity holding Plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a security by a Plan or with assets of a Plan sponsored by any member of the Restricted Group ("Excluded Plan"), by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

      If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code) in connection with:

      o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the sponsor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant Plan assets in the securities is (a) a mortgagor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person;

      o the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing Plan assets, and the holding of securities by a Plan or an entity investing Plan assets; and

      o the continued holding of securities acquired by a Plan pursuant to either of the foregoing.

      Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the investment pools. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities, so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan (or the investing entity holding Plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of Plan assets in securities.

      The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using pre-funding accounts for entities issuing securities. Mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity (the "Pre-Funding Limit"), may be transferred to that entity within the "Pre-Funding Period", discussed below, instead of being required to be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

      o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the "Pre-Funding Limit") must be less than or equal to 25%;

      o all obligations transferred after the closing date (the "Subsequent Obligations") must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuer, which terms and conditions have been approved by one of the Exemption Rating Agencies;

      o the transfer of those Subsequent Obligations to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency on termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

      o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the mortgage loans and Subsequent Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the mortgage loans which were transferred to the issuer on the closing date;

      o in order to ensure that the characteristics of the Subsequent Obligations are substantially similar to those of the original mortgage loans:

            o the characteristics of the Subsequent Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

            o an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to the Exemption Rating Agency rating the securities, the underwriter and the trustee, stating whether or not the characteristics of the Subsequent Obligations conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuer as of the closing date;

      o the Pre-Funding Period ends no later than three months or 90 days after the closing date, or earlier in various circumstances if the pre-funding accounts falls below the minimum level specified in the agreement or an event of default occurs;

      o amounts transferred to any pre-funding accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in permitted investments;

            o the prospectus or prospectus supplement must describe any pre-funding account and/or capitalized interest account used in connection with the pre-funding account; the duration of the Pre-Funding Period; the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal;

            o the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as local owner of the trust, must enforce all the rights created in favor of securityholders of the trust, including employee benefit plans subject to ERISA.

      Before purchasing a certificate or note, a fiduciary of a Plan or other investor of Plan assets should itself confirm:

      o that the securities constitute "securities" for purposes of the Exemption, and

      o that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other ERISA Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA Plan assets.

      Insurance Company General Accounts. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA and the DOL regulations issued thereunder regarding the potential application of the fiduciary and prohibited transaction provisions of ERISA and/or Section 4975 of the Code to such accounts.

      Consultation With Counsel. Any fiduciary of a Plan investor that proposes to acquire or hold securities on behalf of a Plan or with Plan assets should consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

                         LEGAL INVESTMENT CONSIDERATIONS

      None of the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Offered Certificates. You should consult your own counsel as to whether and to what extent the Offered Certificates constitute legal investments for you.

      We refer you to "LEGAL INVESTMENT" in the accompanying prospectus for more detail.

                                  UNDERWRITING

      Under the terms and subject to the conditions contained in an underwriting agreement dated March 3, 2003, the Depositor has agreed to sell to the underwriters named below, for whom Salomon Smith Barney Inc. is acting as representative (the "Representative"), the following respective principal amounts of the Offered Certificates (other than the Class A-IO Certificates):

                                        Principal        Principal          Principal       Principal          Principal
                                        Amount of        Amount of          Amount of       Amount of          Amount of
Underwriter                             Class A-1        Class A-2          Class A-3       Class A-4          Class A-5
-------------------------------------------------------------------------------------------------------------------------
Salomon Smith Barney Inc............   $ 49,000,000     $ 35,500,000       $ 9,670,000     $ 19,000,000       $ 5,510,000
Banc of America Securities LLC......   $ 49,000,000     $ 35,500,000       $ 9,666,000     $ 19,000,000       $ 5,508,000
Banc One Capital Markets, Inc.......   $ 49,000,000     $ 35,500,000       $ 9,666,000     $ 19,000,000       $ 5,508,000
Goldman, Sachs & Co.................   $ 49,000,000     $ 35,500,000       $ 9,666,000     $ 19,000,000       $ 5,508,000
J.P. Morgan Securities Inc..........   $ 49,000,000     $ 35,500,000       $ 9,666,000     $ 19,000,000       $ 5,508,000
Lehman Brothers Inc.................   $ 49,000,000     $ 35,500,000       $ 9,666,000     $ 19,000,000       $ 5,508,000
                                       ------------     ------------       -----------     ------------       -----------
                                       $294,000,000     $213,000,000       $58,000,000     $114,000,000       $33,050,000
                                       ============     ============       ===========     ============       ===========

                                         Principal        Principal         Principal        Principal
                                         Amount of        Amount of         Amount of        Amount of
Underwriter                              Class A-6        Class M-1         Class M-2         Class B
-------------------------------------------------------------------------------------------------------
Salomon Smith Barney Inc............    $15,670,000      $ 9,010,000       $ 7,050,000      $ 6,270,000
Banc of America Securities LLC......    $15,666,000      $ 9,008,000       $ 7,050,000      $ 6,266,000
Banc One Capital Markets, Inc.......    $15,666,000      $ 9,008,000       $ 7,050,000      $ 6,266,000
Goldman, Sachs & Co.................    $15,666,000      $ 9,008,000       $ 7,050,000      $ 6,266,000
J.P. Morgan Securities Inc..........    $15,666,000      $ 9,008,000       $ 7,050,000      $ 6,266,000
Lehman Brothers Inc. ...............    $15,666,000      $ 9,008,000       $ 7,050,000      $ 6,266,000
                                        -----------      -----------       -----------      -----------
                                        $94,000,000      $54,050,000       $42,300,000      $37,600,000
                                        ===========      ===========       ===========      ===========

      The underwriting agreement provides that the underwriters are obligated to purchase all of the Offered Certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may, under certain circumstances, be increased or the offering of Offered Certificates may be terminated.

      The underwriters propose to offer the Offered Certificates, other than the Class A-IO Certificates, initially at the respective public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the following respective selling concessions of the principal amount per Offered Certificate (other than the Class A-IO Certificates):

                                                  Selling
                         Class                  Concession
                         -----                  ----------
                          A-1                     0.0960%
                          A-2                     0.1260%
                          A-3                     0.1620%
                          A-4                     0.1920%
                          A-5                     0.2580%
                          A-6                     0.2220%
                          M-1                     0.2400%
                          M-2                     0.3000%
                          B                       0.3600%

The underwriters and selling group members may allow the following respective discounts of the principal amount per Offered Certificate (other than the Class A-IO Certificates) on sales to other broker/dealers:

                                                Reallowance
                         Class                    Discount
                         -----                  -----------
                          A-1                     0.0480%
                          A-2                     0.0630%
                          A-3                     0.0810%
                          A-4                     0.0960%
                          A-5                     0.1290%
                          A-6                     0.1110%
                          M-1                     0.1200%
                          M-2                     0.1500%
                          B                       0.1800%

After the initial public offering the underwriters may change the public offering price and concession and discount to broker/dealers.

      The Representative only will offer the Class A-IO Certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Representative may do so by selling the Class A-IO Certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Representative and/or the purchasers of the Class A-IO Certificates for whom it may act as agent. In connection with the sale of the Class A-IO Certificates, the Representative may be deemed to have received compensation from the Depositor in the form of underwriting discounts, and the Representative may also receive commissions from the purchasers of the Class A-IO Certificates for whom it may act as agent. The Representative and any broker/dealers that participate with the Representative in the distribution of the Class A-IO Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Class A-IO Certificates by them may be deemed to be underwriting discounts or commissions. The Representative is purchasing the Class A-IO Certificates from the Depositor at 99.76% of the aggregate proceeds of the Class A-IO Certificates (equal to approximately $7,591,137, plus accrued interest, before deducting a portion of the total expenses, which total is estimated to be $1,000,000).

      The Offered Certificates are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the Offered Certificates. However, they are not obligated to do so and may discontinue making a secondary market for the Offered Certificates at any time without notice. No assurance can be given as to how liquid the trading market for Offered Certificates will be.

      The Depositor has agreed to indemnify the underwriters against liabilities under the Securities Act of 1933 as amended, or contribute to payments which the underwriters may be required to make in that respect.

      From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of CIT Consumer Finance. The Representative or one or more of its affiliates have made available to affiliates of CIT Consumer Finance conduit facilities relating to the Mortgage Loans for which the Representatives have received fees. CIT Consumer Finance or its affiliates will apply a substantial portion of the net proceeds of this offering to the repayment of these conduit facilities.

      In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

      o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

      o Over-allotment involves sales by the underwriters of Offered Certificates in excess of the principal amount of the Offered Certificates the underwriters are obligated to purchase, which creates a syndicate short position.

      o Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Offered Certificates in the open market after pricing that could adversely affect investors who purchase in the offering.

      o Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

      These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Offered Certificates or preventing or retarding a decline in the market price of the Offered Certificates. As a result the price of the Offered Certificates may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Offered Certificates will be passed upon for the Sellers, the Depositor and the Master Servicer by Schulte Roth & Zabel LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for Underwriters by McKee Nelson LLP.

                                     RATINGS

      It is a condition to the issuance of the Offered Certificates that they receive ratings by S&P and Moody's as follows:

                       Class           S&P           Moody's
                       -----           ---           -------
                       A-1             AAA             Aaa
                       A-2             AAA             Aaa
                       A-3             AAA             Aaa
                       A-4             AAA             Aaa
                       A-5             AAA             Aaa
                       A-6             AAA             Aaa
                       A-IO            AAA             Aaa
                       M-1             AA              Aa2
                       M-2             A               A2
                       B               BBB             Baa2

      A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the likelihood of payment of any Net WAC Cap Carryover or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

Terms                                                                       Page
-----                                                                       ----
60+ Delinquency Percentage (Rolling Three Month)............................S-69
Additional Mortgage Loans...................................................S-25
Average Interest Rate.......................................................S-90
Balloon Loans...............................................................S-30
Balloon Payments............................................................S-30
Basic Principal Amount......................................................S-63
Benefit Plan Investors......................................................S-85
Book-Entry Certificates.....................................................S-62
Business Day................................................................S-64
Cap Contract................................................................S-82
Cede........................................................................S-62
Certificate Account...................................................S-63, S-78
Certificate Principal Balance...............................................S-61
Certificate Rate............................................................S-73
Certificateholder...........................................................S-62
Certificateholders..........................................................S-26
Certificateowners...........................................................S-62
Certificates................................................................S-60
CIT Consumer Finance........................................................S-23
Class A-6 Calculation Percentage............................................S-64
Class A-6 Lockout Distribution Amount.......................................S-64
Class A-6 Lockout Percentage................................................S-64
Class B Principal Distribution Amount.......................................S-64
Class Interest Carryover Shortfall..........................................S-65
Class M-1 Principal Distribution Amount.....................................S-65
Class M-2 Principal Distribution Amount.....................................S-66
Class Monthly Interest Amount...............................................S-66
Class Principal Carryover Shortfall.........................................S-66
Clearstream, Luxembourg.....................................................S-62
Closing Date.................................................................S-2
Code........................................................................S-82
Combined Loan-to-Value Ratio................................................S-30
Compensating Interest.......................................................S-42
Conduit Seller..............................................................S-23
CPR.........................................................................S-47
Cumulative Loss Trigger Event...............................................S-67
Cut-Off Date...........................................................S-1, S-67
Definitive Certificate......................................................S-62
Delinquency Amount..........................................................S-67
Delinquency Event...........................................................S-67
Depositor..............................................................S-1, S-23
Designated Transaction......................................................S-87
Distribution Date............................................................S-2
DOL.........................................................................S-86
DTC.........................................................................S-62
Due Dates...................................................................S-42

Due Period..................................................................S-67
ERISA.......................................................................S-84
ERISA Plans.................................................................S-85
Euroclear...................................................................S-62
Excess Interest.............................................................S-68
Excess Overcollateralization Amount.........................................S-68
Excluded Plan...............................................................S-88
Exemption...................................................................S-86
Exemption Rating Agencies...................................................S-87
Final Scheduled Distribution Date......................................S-3, S-78
Fixed Rate Certificates......................................................S-3
Full Documentation Loans....................................................S-31
Funding Period..............................................................S-27
Initial Mortgage Loans......................................................S-25
Interest Period.............................................................S-75
IRAs........................................................................S-85
IRS.........................................................................S-83
Issuer.......................................................................S-1
LIBOR Determination Date....................................................S-76
Liquidated Loan.............................................................S-77
Liquidated Mortgage.........................................................S-30
Lite Documentation..........................................................S-31
Loan Balance................................................................S-68
Master Servicer........................................................S-1, S-23
Monthly Advance.............................................................S-43
Moody's.....................................................................S-75
Mortgage....................................................................S-25
Mortgage Assets.............................................................S-25
Mortgage Loans........................................................S-23, S-25
Mortgage Note...............................................................S-25
Mortgage Pool...............................................................S-25
Mortgaged Property..........................................................S-25
Net Coupon Rate.............................................................S-74
Net WAC Cap............................................................S-5, S-74
Net WAC Cap Carryover.......................................................S-74
Non-Offered Certificates.....................................................S-2
Notional Amount.............................................................S-61
OC Floor....................................................................S-68
OC Holiday Realized Loss Amount.............................................S-68
OC Spread Holiday...........................................................S-68
Offered Certificates.........................................................S-2
One-Month LIBOR.............................................................S-75
Original Pre-Funded Amount..................................................S-27
Overcollateralization Amount................................................S-68
Parties in Interest.........................................................S-85
Plan Asset Regulations......................................................S-85
Plans.......................................................................S-85
Pool........................................................................S-25
Pooling and Servicing Agreement.............................................S-23
Pre-Funding Account....................................................S-8, S-27
Pre-Funding Limit...........................................................S-89

Pre-Funding Period..........................................................S-89
Prepayment Assumption.......................................................S-47
Principal Distribution Amount...............................................S-68
PTE.........................................................................S-86
Rating Agencies.............................................................S-75
Realized Loss...............................................................S-77
Record Date............................................................S-2, S-68
Reference Banks.............................................................S-76
REO Property................................................................S-80
Representative..............................................................S-91
Required Overcollateralization Amount.......................................S-69
S&P.........................................................................S-75
Seller......................................................................S-23
Sellers................................................................S-1, S-23
Senior Certificates..........................................................S-2
Senior Enhancement Percentage...............................................S-69
Senior Principal Distribution Amount........................................S-69
Servicing Fee Rate..........................................................S-42
Stepdown Date...............................................................S-69
Structuring Assumptions.....................................................S-48
Subordinate Certificates.....................................................S-2
Subordination Deficiency....................................................S-70
Subordination Increase Amount...............................................S-70
Subsequent Mortgage Loans...................................................S-25
Subsequent Obligations......................................................S-89
Subsequent Transfer Agreement...............................................S-26
Subsequent Transfer Date....................................................S-26
Supplemental Interest Reserve Fund..........................................S-75
Tax Counsel.................................................................S-82
Telerate Page 3750..........................................................S-76
Trigger Event...............................................................S-70
Trust.......................................................................S-25
Trustee................................................................S-1, S-23
Variable Rate Certificates...................................................S-3

ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except under limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 2003-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed certificates issues.

      Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers' accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream, Luxembourg participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

      Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

      As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream, Luxembourg participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      1. borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system's customary procedures;

      2. borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

      3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

      I.    the Trustee or the U.S. withholding agent receives a statement--

            (a) from the beneficial owner on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

            (i)   is signed by the beneficial owner under penalties of perjury,

            (ii) certifies that such beneficial owner is not a United States person, and

            (iii) provides the name and address of the beneficial owner, or

            (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

            (i) is signed under penalties of perjury by an authorized representative of the financial institution,

            (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

            (iii) provides the name and address of the beneficial owner, and

            (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

      II. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

      III. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

      IV. the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owners consult with their tax advisors when purchasing the Certificates.

      A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

      I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

      II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

      The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

PROSPECTUS

Home Equity Loan Asset Backed Certificates (Issuable in Series)

The CIT Group Securitization Corporation III
Depositor

      The depositor may periodically establish trusts to issue securities in series backed by mortgage collateral.

      Each trust will consist primarily of:

      o One or more pools of mortgage loans, deeds of trust or similar instruments secured by first or subordinate liens on one- to four-family residential properties, condominiums or planned unit developments, loans secured by manufactured homes or participation interests in those loans.

      o     Private mortgage-backed securities.

      The securities in a series:

      o Will consist of certificates representing interests in, or notes secured by, a trust and will be paid only from the assets of that trust.

      o May include multiple classes of securities with differing payment terms and priorities.

      o     May have the benefit of credit enhancement.

You should carefully consider the Risk Factors beginning on Page 13 in this prospectus.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

The certificates will represent interests in the trusts only and will not represent interests in or obligations of the depositor, CIT Group Inc. or any affiliate of the depositor or CIT Group Inc.

The certificates may be offered to the public through several different methods, including offerings through underwriters.

The certificates of any series will not be insured or guaranteed by any governmental agency or instrumentality or, unless otherwise specified in the related prospectus supplement, by any other person.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 January 3, 2003

              Important notice about information presented in this prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

      o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

      o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption "Index of Defined Terms" in this prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.............................................................4

RISK FACTORS..................................................................13

THE TRUSTS....................................................................22

USE OF PROCEEDS...............................................................30

THE CIT GROUP SECURITIZATION CORPORATION III, THE DEPOSITOR...................30

RECENT EVENTS.................................................................31

THE CIT GROUP/CONSUMER FINANCE, INC., SELLER AND MASTER SERVICER..............31

THE HOME EQUITY LENDING PROGRAM...............................................32

DESCRIPTION OF THE CERTIFICATES...............................................41

CREDIT ENHANCEMENT............................................................53

YIELD AND PREPAYMENT CONSIDERATIONS...........................................63

THE POOLING AND SERVICING AGREEMENT...........................................66

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...................................84

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................93

STATE TAX CONSIDERATIONS.....................................................104

ERISA CONSIDERATIONS.........................................................104

LEGAL INVESTMENT.............................................................106

METHOD OF DISTRIBUTION.......................................................107

LEGAL MATTERS................................................................108

FINANCIAL INFORMATION........................................................108

RATINGS .....................................................................108

WHERE YOU CAN FIND MORE INFORMATION..........................................109

INDEX OF DEFINED TERMS.......................................................110

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      The following summary is a short description of information contained elsewhere in this prospectus. For this reason, this summary does not contain all of the information that may be important to you. To understand all of the terms of the offering of a series of offered certificates, you should read carefully both this prospectus and the related prospectus supplement, each in its entirety.

Depositor......................  The CIT Group Securitization Corporation III, a
                                 Delaware corporation.

Seller.........................  The entity or entities named as seller in the related prospectus supplement, which will be The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance") and/or another affiliate of the depositor, unless otherwise specified in your prospectus supplement.

Master Servicer................  CIT Consumer Finance or such other entity named as master servicer in the related prospectus supplement.

Trustee........................  The trustee for each series of certificates will be specified in the related prospectus supplement.

The Certificates...............  Home Equity Loan Asset Backed Certificates,
                                 issuable in series. Each series will be issued under a separate pooling and servicing agreement.

                                 Each certificate will represent a beneficial ownership interest in a trust created for the related series. Some of the certificates in a series may not be offered to the public. Each prospectus supplement will specify the class or classes that are being offered.

                                 The certificates of any series may be issued in one or more classes with characteristics as specified in the related prospectus supplement. In these cases, the characteristics of the certificates may differ from one another. Some of these characteristics may include:

                                 o the rate at which interest accrues (if at all);

                                 o  whether the interest rate is fixed,
                                    variable, adjustable or as otherwise
                                    specified in the related prospectus
                                    supplement;

                                 o  the right to receive disproportionately
                                    large or small distributions of interest with nominal or no distributions of principal;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 o  the right to receive disproportionately
                                    large or small distributions of principal with nominal or no distributions of interest;

                                 o  the right to receive disproportionate
                                    distributions of prepayments of principal either throughout the lives of the certificates or during specified periods;

                                 o  subordination in the right to receive
                                    distributions of scheduled payments of
                                    principal, prepayments of principal,
                                    interest or any combination thereof, either throughout the lives of the certificates or during specified periods;

                                 o subordination with respect to certain losses or delinquencies;

                                 o  the right to receive distributions only
                                    after the occurrence of events specified in the related prospectus supplement, or to have interest accrue until such events occur, as specified in the related prospectus supplement;

                                 o  the right to receive distributions in
                                    accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust;

                                 o  the right to receive all or some of the
                                    remaining payments of principal and interest on the related loans after the trust has made all other payments it is required to make; and

                                 o the right to receive payments derived from a specified group or groups of mortgage assets held by the related trust.

                                 The timing and amounts of such distributions may vary among classes, over time or otherwise as specified in the related prospectus supplement.

                                 Principal and Interest on the Certificates

                                 For each class of certificates, the related prospectus supplement will state:

                                 o  the certificate principal balance;

                                 o  the rate of interest or the method of
                                    determining the rate of interest;

                                 o  the final scheduled distribution date; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 o  any other payment terms.

                                 Unless otherwise specified in the related prospectus supplement, the certificates will be issuable in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000, except that one certificate of each class may be issued in a different denomination. See "Description of the Certificates" in this prospectus.

Distributions on the
Certificates...................  All distributions will be made to certificateholders at the times and in the priority, manner and amount specified in the related prospectus supplement. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the related prospectus supplement.

The Mortgage Assets............  The assets supporting each series of certificates will consist of one or more pools of certain mortgage related assets consisting primarily of:

                                 o mortgage loans (or participations or other beneficial interests therein) secured by mortgages, deeds of trust or similar security instruments creating first or subordinate liens on one- to four-family residential properties, condominiums, planned unit developments or manufactured homes;

                                 o  mortgage pass-through certificates or
                                    participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans, together with payments in respect of such mortgage assets, which we may also refer to as private mortgage-backed securities; and

                                 o  certain other accounts, obligations or
                                    agreements, in each case as specified in the related prospectus supplement.

                                 For a more detailed description of the mortgage loans, including the criteria they must meet, and the other property supporting the certificates, see "The Trusts--The Mortgage Loans-General" and "--Private Mortgage-Backed Securities" in this prospectus.

                                 In addition to the mortgage related assets, each trust will own amounts on deposit in various trust accounts, which may include:

                                 o  an account into which collections are
                                    deposited;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 o an account to fund post-closing purchases of additional mortgage loans;

                                 o a reserve account or other account relating to credit enhancement; and

                                 o  any other account identified in the
                                    prospectus supplement.

Pre-Funding Account............  If provided in the related prospectus supplement, a trust may purchase additional mortgage assets through the use of amounts deposited on the closing date in a pre-funding account. The pre-funded amount will not exceed 25% of the certificate principal balance. In addition, if provided in the related prospectus supplement, certain additional amounts in respect of interest will be deposited into the pre-funding account or in a separate trust account. The related prospectus supplement will specify:

                                 o  the amount deposited in the pre-funding
                                    account;

                                 o the conditions which must be satisfied prior to the purchase of additional mortgage assets, including the requisite characteristics of the mortgage assets;

                                 o  how often mortgage assets may be purchased;
                                    and

                                 o the time period, or funding period, during which additional mortgage assets may be purchased.

                                 Any amounts remaining in the pre-funding account at the end of the funding period will be distributed as a principal prepayment to the holders of the related series of certificates at the time and in the manner set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the funding period will not exceed three months from the date the trust for that series is established.

Credit Enhancement.............  The related prospectus supplement will specify the credit enhancement, if any, for the related certificates. Credit or payment enhancement may include one or more of the following:

                                 o  subordination of one or more classes of
                                    certificates;

                                 o collateralization greater than the aggregate certificate principal balance of the offered certificates;

                                 o  establishment of a reserve fund;

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                                      -7-

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                                 o  a certificate guaranty insurance policy;

                                 o  a mortgage pool insurance policy;

                                 o  mortgage guaranty insurance;

                                 o  a special hazard insurance policy or
                                    policies;

                                 o  a bankruptcy bond or bonds;

                                 o cross collateralization with one or more separate trusts or asset groups within the same trust;

                                 o "excess spread" or interest earned on the mortgage loans in excess of the amount required to be paid on the certificates;

                                 o  cash deposits;

                                 o  surety bonds;

                                 o  letters of credit;

                                 o interest rate swaps, caps, floors and other derivative products;

                                 o  guaranteed investment contracts;

                                 o  third party guarantees; and

                                 o other agreements with respect to third party payments or other support.

                                 Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued by the trust. For more information about credit enhancement see "Credit Enhancement" in this prospectus.

Transfer and Servicing of
Mortgage Assets................  The seller will transfer the related mortgage assets to each trust pursuant to a pooling and servicing agreement and each trust will assign its rights and benefits under the pooling and servicing agreement to the trustee as security for the certificates. The master servicer will agree with the trust to be responsible for servicing, managing and making collections on the mortgage assets.

                                 For more information about the transfer and servicing of the receivables, see "The Pooling and Servicing Agreement" in this prospectus.

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                                      -8-

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Servicing Fees.................  Each trust will pay the master servicer a fee for servicing the mortgage assets based on the outstanding balance of the mortgage assets. The amount of the fee will be specified in the prospectus supplement. The master servicer will also be entitled to retain as supplemental servicing compensation:

                                 o  late fees;

                                 o  other administrative fees or similar
                                    charges; and

                                 o reinvestment earnings on payments received on the mortgage assets.

Advances.......................  Unless otherwise specified in the related prospectus supplement, the master servicer will be required to remit to the trustee the amount, if any, by which (1) 30 days' interest at the mortgage rate (or, if specified in the related prospectus supplement, at the adjusted mortgage loan remittance rate) on the then outstanding principal balance of a mortgage loan exceeds
                                 (2) the amount received by the master servicer in respect of interest on the mortgage loan as of the related record date. Any advances by the master servicer will be reimbursable to the master servicer out of:

                                 o recoveries on the specific mortgage assets with respect to which such advances were made and any other amount that would otherwise be distributed to the holder or holders of certificates representing the residual interest of a trust for which a "real estate mortgage investment conduit" election has been made; and

                                 o  cash otherwise distributable to
                                    certificateholders (including senior
                                    certificateholders) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable.

                                 For a more detailed description of advances to be made by the master servicer, see "Description of the Certificates--Advances and Compensating Interest" in this prospectus.

                                 Any obligation to make advances may be subject to limitations as specified in the related prospectus supplement. If provided in the related prospectus supplement, the obligation of the master servicer to make such advances will be limited to amounts corresponding to delinquent interest payments on a mortgage loan and/or will be limited to amounts that the master servicer believes will be recoverable out of late payments by mortgagors on a mortgage loan, liquidation proceeds, insurance proceeds or otherwise.

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                                      -9-

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Compensating Interest..........  Unless otherwise specified in the related prospectus supplement, with respect to
                                 principal payments on mortgage loans made in advance of their scheduled due date, the master servicer will be required to remit to the trustee, from amounts otherwise payable to the master servicer as servicing compensation, an amount equal to any excess of (1) 30 days' interest on the principal balance of each such mortgage loan as of the beginning of the related due period at the applicable mortgage rate (or, if specified in the related prospectus supplement, at the adjusted mortgage loan remittance rate) over (2) the amount of interest actually received on the related mortgage loan during such due period.

Optional Termination...........  The master servicer or an affiliate of the master servicer may have the option to effect early termination of a series of certificates through the purchase of the mortgage assets and other assets in the related trust under the circumstances and in the manner specified in the related prospectus supplement and in this prospectus under "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans."

Mandatory Termination..........  The trustee, the master servicer or certain other entities specified in the related
                                 prospectus supplement may be required to effect early termination of a series of certificates under the circumstances and in the manner specified in the related prospectus supplement and in this prospectus under "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans."

Legal Investment...............  The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. For more information on SMMEA, see "Legal Investment" in this prospectus.

Certain Federal Income Tax
Consequences...................  The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust or specified portions thereof as a "real estate mortgage investment conduit" under the provisions of the Internal Revenue Code of 1986, as amended. The prospectus supplement for each series of certificates will specify whether such an election will be made. Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and, if applicable, in the related prospectus supplement.

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                                      -10-

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ERISA Considerations...........  A fiduciary of any employee benefit plan or other retirement plan or arrangement (including individual retirement accounts, certain Keogh plans, and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested) subject to the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether an investment in certificates will cause the assets of the related trust to be considered plan assets under the Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, thereby subjecting the trustee and the master servicer to the fiduciary investment standards of the Employee Retirement Income Security Act of 1974, as amended, and whether the purchase, holding or transfer of certificates could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended, or subject to the excise tax provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, unless a Department of Labor administrative exemption applies. See "ERISA Considerations" herein and in the related prospectus supplement. If specified in the related prospectus supplement, certain classes of certificates may not be transferred unless the trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, and will not subject the trustee, the Depositor or the master servicer to additional obligations. See "Description of the Certificates--General" and "ERISA Considerations" herein and in the related prospectus supplement.

Registration of
Certificates...................  If specified in the related prospectus supplement, certificates will be represented by global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company, or another nominee. In such case, certificateholders will not be entitled to receive definitive certificates representing such certificateholders' interests, except in certain circumstances described in the related prospectus supplement. If specified in the related prospectus supplement, certificateholders may also hold certificates of a series through Clearstream Banking, societe anonyme or the Euroclear System in Europe, if they are participants in such systems or indirectly through

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                                      -11-

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                                 organizations that are participants in such
                                 systems. See "Description of the
                                 Certificates--Book-Entry Certificates" herein.

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                                      -12-

                                  RISK FACTORS

      This prospectus and the related prospectus supplement will describe material risk factors related to your certificates. The certificates offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the related prospectus supplement in the context of your financial situation and tolerance for risk.

      You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults.

      Because your certificates are backed by mortgage loans, your investment may be affected by, among other things, a decline in real estate values or changes in mortgage market rates. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan, together with any senior liens on the mortgaged properties, is greater than the value of the mortgaged properties, there is an increased risk of delinquency, foreclosure and losses. To the extent your certificates are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors and you will have to look to the value of the mortgaged properties to recover the outstanding principal and unpaid interest of the defaulted mortgage loans.

      In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your certificates. The following types of loans may be included:

            o mortgage loans that do not fully amortize over their terms to maturity, which are sometimes referred to as "Balloon Loans." The stated maturity of a Balloon Loan is less than the period of time required to amortize the Balloon Loan principal based upon the monthly payment amount. Consequently, upon the maturity of a Balloon Loan, the mortgagor will be required to make a balloon payment that will be significantly larger than the previous monthly payments;

            o mortgage loans, referred to as "Call Loans," which permit the mortgagee to require the mortgagor to pay the full principal balance of the mortgage loan on a specified date before its scheduled maturity date. If the mortgagee exercises the call option in a Call Loan, the mortgagor will be required to make a payment that will be significantly larger than the previous monthly payments;

            o adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for those loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase;

            o loans secured by second or more junior liens. A substantial proportion of CIT Consumer Finance's residential mortgage loans historically have been junior liens. In most cases the senior mortgage or deed of trust will not be included in the mortgage pool. Junior lien loans may have a higher rate of default than that of senior lien loans on comparable properties, and there is a risk that there will not be adequate funds in connection with a foreclosure of the related senior lien to satisfy both the senior mortgage and the junior lien loan, which may cause these loans to be effectively unsecured;

            o mortgage loans that are concentrated in one or more regions, states or zip codes of the United States. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Information about the geographic concentration of mortgaged properties will be specified in the related prospectus supplement; and

            o loans that are recently originated as of the date of inclusion in the related mortgage pool. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

      Balloon Loans and Call Loans involve a greater degree of risk because the ability of a mortgagor to repay a Balloon Loan at maturity or a Call Loan on the date a call option is exercised frequently will depend on the mortgagor's ability to refinance the loan or sell the related mortgaged property. The ability of a mortgagor to refinance such a mortgage loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the mortgagor's equity in the related mortgaged property, the creditworthiness of the mortgagor, the tax laws and general economic conditions at the time. Although low interest rates may facilitate the refinancing of a balloon payment, low interest rates may also produce a lower than average return once the proceeds are received and reinvested. Conversely, high interest rates may make it more difficult for the mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

      There is no source of payments for your certificates other than payments on the mortgage loans and any credit enhancement.

      When you buy a certificate, you will not own an interest in or obligation of the depositor, the seller, the master servicer, CIT Group Inc. or any of their respective affiliates. You will own an interest in the trust. Your payments come only from assets in the trust. Therefore, the mortgagors' payments on the mortgage loans included in the trust (and any credit enhancement) will be the sole source of payments to you. If those amounts are insufficient to make required payments of principal or interest to you, there is no other source of payments. Unless expressly provided in the related prospectus supplement, none of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or any other person.

      The yield of your certificates will vary based on a variety of factors, including rates of collection and prepayment.

      The yield to maturity of the certificates of each series will depend on a variety of factors, including:

            o the rate and timing of payment of principal on the mortgage loans (including prepayments, liquidations due to defaults, and repurchases due to breaches of representations and warranties);

            o     the price paid by certificateholders; and

            o higher or lower than anticipated rates of prepayments on the related mortgage loans.

      The rate of prepayments is one of the most important and least predictable of these factors. Unless otherwise specified in the related prospectus supplement, the mortgage loans generally may be prepaid in whole or in part at any time.

      In general, if a class of certificates is purchased at a price higher than its outstanding principal balance and principal distributions on such class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will generally be lower than anticipated.

      Prepayment rates may be affected by:

            o voluntary early payments by mortgagors (including payments in connection with refinancings);

            o sales of mortgaged properties subject to "due on sale" provisions and liquidations due to default;

            o mandatory prepayments relating to unused funds held in pre-funding accounts, if any;

            o the receipt of proceeds from physical damage, credit life and disability insurance policies, if any;

            o the amounts of, and interest rates on, the underlying senior mortgage loans, with respect to a pool of junior mortgage loans;

            o the use of first-lien mortgage loans as long-term financing for home purchases and the use of junior lien mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles;

            o any future limitations on the right of borrowers to deduct interest payments on home equity mortgage loans for federal income tax purposes; and

            o     refinancings of the mortgage loan.

      The mortgage loans generally contain "due on sale" provisions, and the master servicer will be required to enforce such provisions unless (1) such enforcement will impair or threaten to impair any recovery under any related primary mortgage insurance policy or will materially increase the risk of default or delinquency on, or materially decrease the security for, such mortgage loan or (2) such enforcement is not permitted by applicable law or the applicable mortgage, in which case the master servicer is authorized to permit the purchaser of the related mortgaged property to assume the mortgage loan. For further information regarding the operation of "due on sale" clauses in the mortgage loans, see "The Pooling and Servicing Agreement--Enforcement of Due on Sale Clauses" and "Certain Legal Aspects of the Mortgage Loans--Due on Sale Clauses" in this prospectus.

      In addition, repurchases of mortgage loans from a trust or substitution adjustments required to be made as a result of breaches of representations and warranties about the mortgage loans will have the same effect on the certificateholders as a prepayment of such mortgage loans. For further information on how prepayments may affect the timing of payments on your certificates, see "Yield and Prepayment Considerations" in this prospectus.

      Collections on the mortgage loans may vary due to the level of:

            o     delinquent payments;

            o     prepayments;

            o     financial status of the mortgagor;

            o     seasonal purchasing; and

            o     payment habits of mortgagors.

      The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if currently offered mortgage rates fall below the rates on the mortgage loans in a pool, the prepayment rate on the mortgage loans in that pool could increase. On the other hand, if currently offered mortgage rates rise above the rates on the mortgage loans in the pool, the prepayment rate could decrease.

      The master servicer may be subject to conflicts of interest with respect to certain mortgage loans which may adversely affect the collectability of mortgage loans that secure the obligations under your certificates.

      CIT Consumer Finance, which will be the master servicer unless otherwise specified in the prospectus supplement, may hold both a senior mortgage and a junior lien loan on the same mortgaged property (or CIT Consumer Finance may in the future originate a mortgage loan which is junior to a mortgage loan included in the mortgage pool). In such circumstances, CIT Consumer Finance may, in its role as master servicer, be required to make decisions regarding a mortgage loan which could adversely affect the value or collectability of a mortgage held by CIT Consumer Finance, or by a trust for which CIT Consumer Finance acts as servicer, on the same mortgaged property and which may reduce the amount available for payment on your certificates.

      There may be delays in liquidating defaulted mortgage loans; liquidation expenses can decrease the amount realized on defaulted loans.

      Substantial delays may be encountered in connection with the liquidation of defaulted mortgage loans, which can delay the receipt of related proceeds. Further, the master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued master servicing fees, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, which will reduce the amount of liquidation proceeds available for payment to you. If the mortgaged properties fail to provide adequate security for the related mortgage loans and insufficient funds are available from any applicable credit enhancement, you could experience a loss on your investment.

      You will bear the risks associated with fluctuations in the value of the mortgaged properties and adverse changes in economic conditions.

      The values of the mortgaged properties may decrease. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans (and any additional financing by other lenders on the mortgaged properties) in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, then delinquencies, foreclosures and losses could increase. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may increase the rates of delinquencies, foreclosures and losses with respect to any mortgage pool. If such losses are not offset by credit enhancement arrangements, such losses will reduce the amount available for payment to you on the certificates.

      Other factors affecting mortgagors' ability to repay mortgage loans include:

            o reduced demand for units in an area resulting from an oversupply of housing stock or a decrease in employment;

            o federal, state or local regulations and controls affecting rents;

            o     prices of goods and energy;

            o     environmental restrictions;

            o     increasing labor and material costs; and

            o     the relative attractiveness of the mortgaged properties.

      If such losses are not covered by credit enhancement, you could experience a loss on your investment.

      Applicable state and federal laws may limit the ability to collect on mortgage loans, which could result in losses on your certificates.

      Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle borrowers to refunds of amounts previously paid and, in certain circumstances, could subject the owner of the mortgage loan to damages and administrative enforcement.

      The mortgage loans are also subject to federal laws, including:

            o the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to borrowers regarding the terms of the loans;

            o the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

            o the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation;

            o the Fair Credit Reporting Act, which regulates the use and reporting of information related to a borrower's credit experience; and

            o the Home Ownership and Equity Protection Act of 1994, which amended the federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership and Equity Protection Act of 1994, and requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages.

      Violations of particular provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, and in addition could subject the trust to damages and administrative enforcement. In this event, you could experience a loss on your investment. The holders of the subordinate certificates would be the first to bear these losses.

      Some of the mortgage loans included in a trust may be underwritten with, and finance the cost of, credit insurance. From time to time, originators of mortgage loans that finance the cost of credit insurance have been named in legal actions brought by federal and state regulatory authorities alleging that certain practices relating to the sale of credit insurance constitute violations of law. Although the master servicer has procedures in place to ensure compliance with applicable law, if such an action was brought against the master servicer with respect to mortgage loans included in a trust and was successful, it is possible that a borrower could be entitled to refunds of amounts previously paid or that the trust could be subject to damages and administrative enforcement, which would reduce the amount available for payment on the certificates and could result in losses to you.

      In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and state debtor relief laws, may also adversely affect the master servicer's ability to collect the principal of or interest on the loans and you may suffer a loss if the applicable laws result in these loans being uncollectible. The holders of the subordinate certificates would be the first to bear these losses.

      The bankruptcy of the depositor, the seller, an originator or any of their affiliates can affect payments of the mortgage loans and affect payments on your certificates.

      If the depositor, the seller, an originator or any of their affiliates were to become the subject of a bankruptcy or insolvency proceeding, the court or a receiver or conservator could exercise control over the mortgage loans on an interim or a permanent basis. Although steps have been taken to minimize this risk, a trustee in bankruptcy of these entities or any of their affiliates or another interested party could argue in the bankruptcy or insolvency proceeding that:

            o the transfers of the mortgage loans were not sales of the mortgage loans but instead were borrowings secured by a security interest in the mortgage loans; or

            o the mortgage loans are necessary for these entities or any of their affiliates to reorganize.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

      Moreover, in a bankruptcy or insolvency proceeding, the trustee and the holders of certificates could be prohibited from taking any action to enforce the pooling and servicing agreement or any other related document against these entities or any of their affiliates without the permission of the bankruptcy court or the receiver or conservator. You may also be required to return payments already received. If any of these events were to occur, payments to you could be delayed or reduced. Regardless of any ruling made by a court in a bankruptcy or insolvency proceeding involving these entities or any of their affiliates, the fact that a bankruptcy or insolvency proceeding has been commenced could have an adverse effect on the liquidity and value of the certificates. The most subordinate certificates outstanding would be the first to bear any delays or losses.

      In the event of a bankruptcy of the master servicer, the trustee in bankruptcy for the master servicer could prevent the termination of the master servicer as servicer of the mortgage loans if no event of default under the pooling and servicing agreement exists other than the bankruptcy or financial condition of the master servicer. This prevention could result in a delay or possibly a reduction in payments on the offered certificates to the extent the master servicer received, but did not deposit with the trustee, contract collections before the date of bankruptcy. The most subordinate certificates would be the first to bear these delays or losses.

      Credit enhancements may be limited or reduced and this may cause your securities to bear more risk of mortgagor defaults.

      The prospectus supplement for your certificates may specify that credit enhancements will provide some protection to cover certain types of losses on the underlying mortgage loans. The forms of credit enhancement include (but are not limited to) the following: subordination of one or more classes of certificates of such series; a letter of credit; a financial guaranty insurance policy; a mortgage pool insurance policy; a special hazard insurance policy; a reserve fund; a spread account; a cash collateral account; overcollateralization; cross collateralization or other type of credit enhancement. For a description of how some of these types of credit enhancement operate, see "Credit Enhancement" in this prospectus.

      Regardless of the form of credit enhancement, an investor should be aware that:

            o     the amount of coverage is usually limited;

            o the amount of coverage will usually be reduced over time according to a schedule or formula;

            o the particular forms of credit enhancement may provide coverage only to some types of losses on the mortgage loans and not to other types of losses;

            o the particular forms of credit enhancement may provide coverage only to some certificates or notes and not other securities of the same series; and

            o if the applicable rating agencies believe that the rating on the securities will not be adversely affected, some types of credit enhancement may be reduced or terminated.

      The ratings of your certificates may be lowered or withdrawn, and do not take into account risks other than credit risks which you will bear.

      Any class of certificates issued under this prospectus and the related prospectus supplement will be rated in the rating categories specified in the related prospectus supplement by each rating agency identified in the related prospectus supplement. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying mortgage loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

      A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

            o a decrease in the adequacy of the value of the trust assets or any related credit enhancement or an adverse change in the financial or other condition of a credit enhancement provider; or

            o a change in the rating of the credit enhancement provider's long-term debt.

      The amount, type and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar mortgage loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar mortgage loans may not accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

      Commingling of collections could result in reduced payments to you.

      If the requirements specified under "The Pooling and Servicing Agreement--Payments on Mortgage Assets; Deposits to Certificate Account" are met, the master servicer may deposit payments and collections received on the mortgage loans in the certificate account monthly on the deposit date. Until the master servicer makes such a monthly deposit into the certificate account, the master servicer may invest collections on the mortgage loans at its own risk and for its own benefit and need not segregate the collections from its own funds. If the master servicer is unable to make these deposits or becomes insolvent, you could incur a loss with respect to collections not deposited in the certificate account.

      Environmental conditions with respect to your mortgaged properties may result in losses on your certificates.

      Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property. Your certificates will be subject to these risks to the extent they are applicable to properties securing mortgage loans in the related trust.

      Lack of hazard insurance with respect to your mortgaged properties may result in losses on your certificates.

      Although the originators generally will require evidence of valid hazard insurance policies prior to closing, the master servicer is not obligated to maintain hazard insurance policies, and does not currently pay hazard insurance premiums if a mortgagor has not paid insurance premiums to maintain in effect the hazard insurance policy for the related mortgaged property. As a result, there may be mortgaged properties not covered by hazard insurance policies. To the extent such mortgaged properties suffer realized losses as a result of insurable hazards, such realized losses may be borne by your certificates.

      There are consequences associated with owning book-entry certificates.

            o Limit on Liquidity of Certificates. Issuance of the certificates in book-entry form may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

            o Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through certain depositories, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such certificates may be limited due to lack of a physical certificate representing the book-entry certificates.

            o Delays in Distributions. You may experience some delay in the receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trustee to a depository to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through participants, as applicable.

      We refer you to "Description of the Certificates--Book-Entry Certificates" in this prospectus for more detail.

                                   THE TRUSTS

      The home equity loan asset-backed certificates will be issuable in series and will evidence specified beneficial ownership interests in trusts established by the depositor. The certificates of a particular series will not be entitled to payments in respect of the assets included in any other trust established by the depositor. The trust for each series will be held by a trustee for the benefit of the related certificateholders. Each trust will consist of one or more pools of mortgage-related assets (the "Mortgage Assets") consisting, in each case as specified in the related prospectus supplement, of:

            (1) mortgage loans (or participation or other beneficial interests therein) secured by mortgages, deeds of trust or similar security instruments creating first or subordinate liens on one- to four-family residential properties, condominiums, planned unit developments or manufactured homes;

            (2) if specified in the related prospectus supplement, Private Mortgage-Backed Securities, together with payments in respect of such Mortgage Assets;

            (3) such assets as from time to time are required to be deposited in the related certificate account or other fund or account which, pursuant to the related pooling and servicing agreement, constitutes part of a Trust;

            (4) properties that secured mortgage loans and that are acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure or comparable procedure ("REO Property");

            (5) any Mortgage Insurance Policies and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement;

            (6) such other property (including amounts on deposit in a Pre-Funding Account) as may be specified in the related prospectus supplement; and

            (7) certain other accounts, obligations or agreements.

      Unless otherwise specified in the related prospectus supplement, certificates will be entitled to payment from the assets of the related trust or other assets held for the benefit of the holders of such certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust established by the depositor, the seller or sellers identified in the related prospectus supplement, or any of their affiliates.

      The depositor will acquire the Mortgage Assets either directly or indirectly from The CIT Group/Consumer Finance, Inc. ("CIT Consumer Finance"), a wholly owned subsidiary of CIT Group Inc. ("CIT") and/or other affiliates of the depositor and convey the Mortgage Assets to the related trust for a particular series of certificates. The seller or sellers of Mortgage Assets with respect to a trust will be identified in the related prospectus supplement. CIT Consumer Finance or its affiliates will have originated or purchased the mortgage loans sold to the depositor in accordance with the underwriting criteria specified in this prospectus under "The Home Equity Lending Program" or as otherwise described in a related prospectus supplement. The CIT Group/Consumer Finance, Inc. (NY), a New York corporation and a wholly owned subsidiary of CIT, will have originated or purchased certain mortgage loans originated in the State of New York in accordance with the same underwriting criteria. The CIT Group/Consumer Finance, Inc. (TN), a Delaware corporation and a wholly owned subsidiary of CIT, will have originated or purchased certain mortgage loans originated in the State of Tennessee in accordance with the same underwriting criteria. CIT Consumer Finance or one of its affiliates may have acquired mortgage loans in the open market or in privately negotiated transactions.

      The related prospectus supplement may provide that the original principal amount of a series of certificates will exceed the principal balance of the Mortgage Assets initially being delivered to the trustee with respect to such series. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the trustee. The Pre-Funded Amount will not exceed 25% of the Certificate Balance. The prospectus supplement will specify the period (the "Funding Period") during which amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Assets for the related trust. In addition, the related prospectus supplement may provide that certain additional amounts in respect of interest will be deposited into the Pre-Funding Account or a separate trust account. The related prospectus supplement will specify the conditions which must be satisfied prior to the transfer of any such additional Mortgage Assets, including the requisite characteristics of such Mortgage Assets. The trustee will distribute amounts remaining in the Pre-Funding Account at the end of the Funding Period as a principal prepayment to the holders of the related series of certificates at the time and in the manner set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Funding Period will not exceed three months from the date the related trust is established.

      If specific information with respect to the Mortgage Assets is not known at the time the related series of certificates initially is offered, then general information of the nature described below will be provided in the related prospectus supplement and specific information will be set forth in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the issuance of such certificates.

      The following is a brief description of the Mortgage Assets expected to be included in the trusts.

The Mortgage Loans - General

      The mortgaged properties that secure repayment of the mortgage loans may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related prospectus supplement, none of the mortgage loans will be insured or guaranteed by any governmental agency. Mortgage loans with certain Combined Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by mortgage guaranty insurance policies (each, a "Mortgage Insurance Policy") to the extent provided in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the mortgage loans will generally be covered by standard hazard insurance policies (each, a "Standard Hazard Insurance Policy"). The existence, extent and duration of any such coverage will be described in the related prospectus supplement.

      The mortgage loans will have monthly payments due on various days of each month. The payment terms of the mortgage loans to be included in a trust will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

            (1) Interest may be payable at a fixed rate (we refer to a mortgage loan bearing interest in this manner as a "Fixed Rate Mortgage Loan"), a rate adjustable from time to time in relation to an index which will be specified in the related prospectus supplement, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time or a rate that is convertible from an adjustable rate to a fixed rate (we refer to a mortgage loan bearing interest in any of these manners as an "Adjustable Rate Mortgage Loan"). Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related prospectus supplement. The loan agreement or promissory note (the "Mortgage Note") in respect of a mortgage loan may provide for the payment of interest at a rate lower than the interest rate (the "Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan.

            (2) Principal may be payable on a declining balance basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal of "Balloon Loans" may be due on maturity. "Call Loans" may permit the mortgagee to require the mortgagor to pay the full principal balance of the loan on a specified date prior to the maturity of the loan. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

            (3) Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time (a "Graduated Payment Loan") or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Graduated Payment Loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to reduce principal.

            (4) The mortgage loans generally may be prepaid in whole or in part at any time. If specified in the related prospectus supplement, some prepayments of the full principal balance of a loan may be subject to a prepayment penalty or premium. Such prepayment penalty or premium will be applicable to certain prepayments of principal made during a specified period of time during the life of the mortgage loan. The Mortgage Note in respect of any mortgage loan subject to a prepayment penalty or premium generally will set forth the terms of prepayment. Prepayments on the mortgage loans as a result of a refinancing by the seller or seller's transferee generally will not be subject to a prepayment penalty or premium. The mortgage loans generally include "due on sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards for such mortgage loan.

      A trust may contain certain mortgage loans, which we refer to as "Buydown Loans", that include provisions whereby a third party partially subsidizes the monthly payments of the mortgagors on such Buydown Loans during the early years of such Buydown Loans, the difference to be made up from a fund, which we refer to as a "Buydown Fund", contributed by such third party at the time of origination of the Buydown Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

      Unless otherwise specified in the related prospectus supplement, the mortgage loans will be Simple Interest Loans, Scheduled Accrual Loans and Precomputed Loans.

      "Simple Interest Loans" provide that interest is charged to the mortgagor at the applicable Mortgage Rate on the outstanding principal balance of the related Mortgage Note and calculated based on the actual days elapsed from receipt of the mortgagor's last payment to receipt of the mortgagor's most current payment. Such interest is deducted from the mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Mortgage Note. Although the mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Mortgage Note to zero at such Mortgage Note's maturity date, payments that are made by the mortgagor after the due date therefor (assuming all other payments are made on their specified monthly payment dates) would cause the outstanding principal balance of such Mortgage Note not to be reduced to zero. In such a case, the mortgagor would be required to make an additional principal payment at the maturity date for such Mortgage Note. On the other hand, if a mortgagor makes a payment before the due date therefor or pays an amount greater than the scheduled payment amount (assuming all other payments are made on their specified monthly payment dates), the reduction in the outstanding principal balance of such Mortgage Note would occur over a shorter period of time than would have occurred had it been based on the original amortization schedule of such Mortgage Note.

      "Scheduled Accrual Loans" provide that interest is charged to the mortgagor at the applicable Mortgage Rate on the outstanding principal balance of the related Mortgage Note and calculated as though each payment is made on the scheduled payment date. Scheduled monthly payments made by the mortgagors on the Scheduled Accrual Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Interest on such Scheduled Accrual Loans will be calculated based on a 360-day year of twelve 30-day months. When the mortgagor remits a payment greater than the amount currently due on the Mortgage Note, the additional payment is generally applied to the next scheduled installment unless otherwise specified by the mortgagor. This application will not affect the amortization schedule or the relative application of such payment to principal and interest. No more than two future installments can be paid ahead in such manner. If payments are received which would result in the Mortgage Note being paid ahead more than two months or if the mortgagor specifically instructs that any additional payment be applied to principal, then this partial prepayment of principal is generally effective as of the most recently paid installment and the relative application of principal and interest of future payments will be adjusted to reflect the partial principal prepayment. When a full prepayment of principal is made on a Scheduled Accrual Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid.

      A "Precomputed Loan" provides for the payment by the related mortgagor of a specified total amount of payments, payable in monthly installments on each due date, which total represents the principal and precomputed interest in an amount calculated at the stated Mortgage Rate for the term of the mortgage loan on the declining principal balance on the assumption that all scheduled payments are made when due. Any partial prepayment received in excess of the current amount due will be applied against future installments and will have no effect on the amortization of principal and interest. If a mortgage loan prepays in full, the mortgagor will receive a refund of unearned interest calculated on an actuarial basis, which calculation may vary from state to state depending on state regulations.

      The prospectus supplement for each series of certificates will specify with respect to all mortgage loans expected to be included in the related pool as of the date specified in such prospectus supplement, among other things:

            (1) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the mortgage loans in such Pool,

            (2) the largest expected principal balance and the smallest expected principal balance of any of the mortgage loans,

            (3) the types of mortgaged properties (e.g., detached residential one- to four-family properties, individual units in condominiums, vacation and second homes, or other real property) and/or other assets securing the mortgage loans,

            (4) the original terms to maturity of the mortgage loans,

            (5) the expected weighted average term to maturity of the mortgage loans as of the date specified in such prospectus supplement and the expected range of the terms of maturity,

            (6) the earliest origination date and latest maturity date of any of the mortgage loans,

            (7) the expected aggregate principal balance of mortgage loans having Combined Loan-to-Value Ratios in specified ranges,

            (8) in the case of Fixed Rate Mortgage Loans, the expected weighted average Mortgage Rate and ranges of Mortgage Rates borne by the mortgage loans (as the case may be),

            (9) in the case of Adjustable Rate Mortgage Loans, the expected weighted average of the adjustable rates as of the date set forth in such prospectus supplement, any periodic or lifetime rate caps or floors, maximum permitted adjustable rates, if any, and the Index upon which the adjustable rate is based,

            (10) the expected aggregate outstanding principal balance, if any, of Buydown Loans and Graduated Payment Loans, as of the date set forth in such prospectus supplement,

            (11) the expected aggregate outstanding principal balance, if any, of Call Loans and Balloon Loans,

            (12) the amount of any certificate guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond to be maintained with respect to such pool,

            (13) the amount, if any, and terms of any other credit enhancement to be provided with respect to all or any mortgage loans or the pool,

            (14) the priority of the mortgages (first, second, third or fourth) and

            (15) the expected geographic location of the mortgaged properties.

      The "Combined Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio, expressed as a percentage, determined by dividing (1) the sum of the original principal balance of the mortgage loan (less the amount, if any, for the items specified in the related prospectus supplement) plus the principal balance of any loan or loans secured by a senior lien on the mortgaged property at the time of origination of the mortgage loan, by (2) the value of the related mortgaged property, based upon the appraisal or other valuation made at the time of origination of the mortgage loan (see "The Home Equity Lending Program ").

      The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer may service the mortgage loans, either directly or through other mortgage servicing institutions (each, a "Sub-Servicer"), pursuant to a pooling and servicing agreement for each series, and will receive a fee for such services. For further information about the organization and servicing of the mortgage loans, see "The Home Equity Lending Program" and "The Pooling and Servicing Agreement" in this prospectus.

      When we refer in this prospectus and any prospectus supplement to the "master servicer," or to CIT Consumer Finance in a servicing capacity, this also includes CIT Consumer Finance acting through any Sub-Servicer or any agent. With respect to mortgage loans serviced by the master servicer through a Sub-Servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing such mortgage loans.

      The mortgage loans generally will be evidenced by Mortgage Notes and secured by mortgages. The "Mortgage Documents" for each mortgage loan are:

            (1) the original Mortgage Note (except in the circumstances discussed under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets"),

            (2) the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office or which has been lost, in which case the depositor will, unless otherwise specified in the related prospectus supplement, deliver or cause to be delivered to the custodian a copy of such mortgage together with a certificate that the original of such mortgage was delivered to such recording office),

            (3) any intervening assignments of the mortgages,

            (4) any title insurance policies with respect to the mortgages,

            (5) any assumption or modification agreement and

            (6) such other security documents as may be specified in the related prospectus supplement or the related pooling and servicing agreement. Some or all of the Mortgage Documents may, as specified in the related prospectus supplement, be held for the benefit of the trust by a custodian appointed pursuant to the related pooling and servicing agreement or a separate custodial agreement among the depositor, the trustee and such custodian. If specified in the related prospectus supplement, CIT Consumer Finance will be appointed as custodian of the Mortgage Documents pursuant to the related pooling and servicing agreement and, in such capacity, will retain possession of the Mortgage Documents.

      Unless otherwise specified in the related prospectus supplement, the depositor will have no obligations with respect to a series of certificates. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets" herein. The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement as more fully described herein under "The Pooling and Servicing Agreement" and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described herein under "Description of the Certificates--Advances and Compensating Interest" herein. The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the mortgage loans will be secured by mortgages creating first or subordinate liens on one- to four-family residential properties. If so specified in the related prospectus supplement, the mortgage loans may include loans or participations therein secured by mortgages on condominium units in condominium buildings together with such condominium units' appurtenant interests in the common elements of the condominium buildings. If specified in the related prospectus supplement, the Mortgage Assets of the related trust may include mortgage participation certificates evidencing interests in mortgage loans. Unless otherwise specified in the related prospectus supplement, such mortgage loans will be loans that are not insured or guaranteed by any governmental agency.

      The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, manufactured housing units, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years, unless otherwise specified in the related prospectus supplement.

Private Mortgage-Backed Securities

      "Private Mortgage-Backed Securities" may consist of:

            (1) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans;

            (2) collateralized mortgage obligations secured by mortgage loans, together with payments in respect of such Mortgage Assets; and

            (3) certain other accounts, obligations or agreements, in each case as specified in the related prospectus supplement.

      Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans.

      Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying mortgage loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer.

      The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If specified in the related prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the individual mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer directly to the trustee for a series of certificates as registered owner of such Private Mortgage-Backed Securities, unless otherwise specified in the related prospectus supplement. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

      The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing mortgage loans or Graduated Payment Loans, Buydown Loans, Adjustable Rate Mortgage Loans or mortgage loans having balloon or other special payment features. Such mortgage loans may be secured by single family property or multifamily property or by a condominium or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative.

      The related prospectus supplement for a series for which the trust includes Private Mortgage-Backed Securities will specify, with respect to any Private Mortgage-Backed Securities owned by the related trust, among other things:

            (1) the approximate aggregate principal amount and type of any Private Mortgage-Backed Securities to be included in the trust for such series;

            (2) certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including:

                  o     the payment features of such mortgage loans,

                  o the approximate aggregate principal amount, if known, of such mortgage loans that are insured or guaranteed by a governmental agency,

                  o the servicing fee or range of servicing fees with respect to such mortgage loans, and

                  o the minimum and maximum stated maturities of such mortgage loans at origination;

            (3) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

            (4) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities;

            (5) the pass-through or certificate rate of the Private Mortgage-Backed Securities;

            (6) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

            (7) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities;

            (8) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guarantees, relating to the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves;

            (9) the terms on which the mortgage loans that comprise the underlying assets for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

            (10) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee.

Substitution of Mortgage Assets

      Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally and the criteria for substituting for a Mortgage Asset will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust.

                                 USE OF PROCEEDS

      The depositor will use the net proceeds to be received from the sale of the certificates to purchase Mortgage Assets from the applicable sellers and to pay expenses of the offering. The applicable sellers will use the proceeds for general corporate purposes, including the origination and acquisition of residential mortgage loans and other loans. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                  THE CIT GROUP SECURITIZATION CORPORATION III,
                                  THE DEPOSITOR

      The CIT Group Securitization Corporation III, the depositor, was incorporated in the State of Delaware on April 8, 1996 and is a wholly-owned, limited purpose finance subsidiary of CIT Group Inc., a Delaware corporation ("CIT"). The depositor maintains its principal office at 1 CIT Drive, Livingston, New Jersey 07039. Its telephone number is (973) 740-5000. CIT is a leading source of financing and leasing capital for companies in a wide variety of industries, including many of today's leading industries and emerging businesses, offering vendor, equipment, commercial, factoring, consumer, and structured financing capabilities. CIT had $47.7 billion of managed assets and $4.5 billion of shareholder's equity at June 30, 2002.

      As described herein and in the related prospectus supplement, the obligations, if any, of the depositor with respect to any series of certificates are limited. The depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Assets. CIT Consumer Finance is an affiliate of the depositor. Unless otherwise specified in the related prospectus supplement, the depositor will acquire the Mortgage Assets in a privately negotiated transaction from CIT Consumer Finance.

      Unless otherwise specified in the related prospectus supplement, neither CIT nor any of its affiliates, including the depositor and CIT Consumer Finance, will have any liabilities or obligations with respect to any series of certificates.

      CIT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission.

                                  RECENT EVENTS

      On July 8, 2002, CIT's former parent, Tyco International Ltd. ("Tyco"), sold 100% of CIT's outstanding common stock in an initial public offering. Immediately prior to the offering, a restructuring was effectuated whereby CIT's predecessor, CIT Group Inc., a Nevada corporation, was merged with and into its parent Tyco Capital Holding, Inc. ("TCH") and that combined entity was further merged with and into CIT Group Inc. (Del), a Delaware corporation. In connection with the reorganization, CIT Group Inc. (Del) was renamed CIT Group Inc. As a result of the reorganization, CIT is the successor to CIT Group Inc. (Nevada)'s business, operations and obligations. On June 1, 2001, The CIT Group, Inc. was acquired by TCH, a wholly-owned subsidiary of Tyco.

        THE CIT GROUP/CONSUMER FINANCE, INC., SELLER AND MASTER SERVICER

      Unless otherwise specified in the related prospectus supplement, the depositor will purchase the mortgage loans and any other applicable Mortgage Assets, either directly or through affiliates, from CIT Consumer Finance or its affiliates, as seller. Unless otherwise specified in the related prospectus supplement, the mortgage loans will have been originated or purchased by CIT Consumer Finance or its affiliates in accordance with the underwriting criteria specified below under "The Home Equity Lending Program."

      Unless otherwise specified in the related prospectus supplement, CIT Consumer Finance will be appointed pursuant to the related pooling and servicing agreement as the master servicer for each trust.

      CIT Consumer Finance is a Delaware corporation and a wholly-owned subsidiary of CIT. It has its principal executive office at 1 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (973) 740-5000.

      CIT Consumer Finance offers loans to consumers secured by first and subordinate mortgages on residential real estate (including condominiums). Business is generated through several distribution channels across the country. CIT Consumer Finance originates loans directly to consumers, using both its own employees and mortgage brokers. CIT Consumer Finance also acquires loans through institutional bulk portfolio purchases.

      CIT Consumer Finance is the master servicer for the loans held in its portfolio. A nationwide network of offices handles business origination, credit, administration and management. Collections are managed from CIT Consumer Finance's Asset Service Center in Oklahoma City, Oklahoma. Customer service, quality control and document processing are managed from its Marlon, New Jersey office. Collateral document files are stored at CIT Consumer Finance's Marlton, New Jersey office. Credit document files are stored at the imaging servicer facility, Archive Systems, Inc., in Fairfield, New Jersey.

                         THE HOME EQUITY LENDING PROGRAM

Overview

      The mortgage lending activities of CIT Consumer Finance consist primarily of originating, purchasing and selling home equity mortgage loans, like the mortgage loans that will secure the trust's obligations under each series of certificates, secured by mortgages creating first or subordinate liens on mortgaged properties. For purposes of the discussion of CIT Consumer Finance's home equity loan lending program in this prospectus, we refer to each of these mortgage loans as a "Home Equity Loan". The mortgaged properties include single-family detached homes, single-family attached homes, two- to four-family residential properties, condominiums, townhouses, manufactured homes and planned unit developments. It has been the policy of CIT Consumer Finance generally not to make Home Equity Loans secured by cooperative residences or other categories of properties that its management believes have demonstrated relatively high levels of risk. CIT Consumer Finance makes the majority of its Home Equity Loans to borrowers who own a single-family detached home. CIT Consumer Finance approves Home Equity Loans to enable its borrowers to refinance an existing mortgage (in many cases replacing the existing loan with a loan with a larger principal balance), purchase a home, pay for education, pay for home improvements and consolidate debt, among other purposes.

      Initially, CIT Consumer Finance originated or purchased the majority of its Home Equity Loans with original terms of up to 180 months. Starting in 1994, CIT Consumer Finance began more frequently to originate and purchase Home Equity Loans with original terms of up to 360 months. CIT Consumer Finance believes that the longer term, and correspondingly lower monthly payments, of these Home Equity Loans are attractive to customers who might otherwise refinance an existing loan or obtain a new loan from a bank or other traditional long term lender.

      CIT Consumer Finance's area offices are located throughout the country. Two regional offices supervise the operations of a group of states. All Home Equity Loan area offices have a manager who reports to senior management. The supervision of all of CIT Consumer Finance's underwriting and administrative functions is conducted from the Livingston, New Jersey headquarters.

      The following sections describe the origination, underwriting and servicing procedures which CIT Consumer Finance follows in its Home Equity Loan program.

Home Equity Loan Origination

      The entire application process for Home Equity Loans is generally conducted either in person or by phone, facsimile, or the internet. Each loan application is entered into an automated application processing system which obtains a credit bureau report and calculates CIT Consumer Finance's proprietary internal credit score. CIT Consumer Finance attempts to process the applications as quickly as possible. An underwriter is responsible for completing, evaluating and processing the loan application of a prospective borrower based on information obtained from the borrower, some of which is verified with third parties. Depending on the characteristics of the requested loan, loan applications will be reviewed by an underwriter in the area office, regional office or the Livingston, New Jersey headquarters.

      Underwriters are trained to structure loans that meet the applicant's needs while satisfying CIT Consumer Finance's underwriting criteria. If an applicant does not meet the underwriting criteria under the applicable loan program, the underwriter may decline the application or suggest a loan on different terms.

      CIT Consumer Finance originates business through mortgage brokers. Prior to January 1999, CIT Consumer Finance also originated business directly to consumers through a direct marketing campaign.

Broker Business

      CIT Consumer Finance originates Home Equity Loans based upon applications received from independent mortgage brokers. CIT Consumer Finance will directly underwrite and fund these broker loans. A nationwide network of CIT Consumer Finance account executives solicits broker business. These account executives are responsible for the development and maintenance of the broker relationships and the coordination between the mortgage broker and CIT Consumer Finance's offices. Mortgage brokers participating in this program must be approved by CIT Consumer Finance by satisfying its established requirements pertaining to experience, credit history and licensing. CIT Consumer Finance and the borrower may pay a mortgage broker for its services. After the mortgage broker is approved, CIT Consumer Finance conducts regular periodic reviews of the relationship and the broker's performance. In these reviews, CIT Consumer Finance will examine the performance of loans originated by the broker and sometimes other factors, including maintenance of required regulatory licenses. Based upon the review, CIT Consumer Finance may adjust or terminate its relationship with the broker.

Correspondent Lending

      Prior to January 1999, CIT Consumer Finance also purchased Home Equity Loans through its correspondent lending program. This program was discontinued so that CIT Consumer Finance could concentrate on originating business through mortgage brokers.

Institutional Bulk Portfolios

      CIT Consumer Finance also purchases portfolios of Home Equity Loans from other lenders ("Institutional Bulk Portfolios") which originated these loans under their own underwriting criteria. Institutional Bulk Portfolios are reviewed at the Livingston, New Jersey headquarters by senior level management, who formulate bids to purchase the portfolios. CIT Consumer Finance performs a financial analysis on each portfolio as a whole. CIT Consumer Finance performs a due diligence review on all the loans in a portfolio. The due diligence review includes legal and credit file reviews and recertification of property values. When purchasing Institutional Bulk Portfolios, CIT Consumer Finance may rely upon representations and warranties made by the seller to cover certain risks relating to origination, documentation and other matters which might have come to the attention of CIT Consumer Finance during the due diligence review process. CIT Consumer Finance also adjusts the price it offers for an Institutional Bulk Portfolio based upon CIT Consumer Finance's perception of the risk inherent in the portfolio as a whole.

      When CIT Consumer Finance purchases an Institutional Bulk Portfolio, the origination, underwriting, valuation and documentation standards are those of the originating lender. The description of CIT Consumer Finance's origination, underwriting and valuation practices set forth herein may not apply to a transaction from an Institutional Bulk Portfolio. Each Institutional Bulk Portfolio is different, and the loans in its pool have different characteristics. When CIT Consumer Finance reviews an Institutional Bulk Portfolio, it may find certain risks inherent in the portfolio which are different from the risks which CIT Consumer Finance accepts for direct originations. In purchasing an Institutional Bulk Portfolio, CIT Consumer Finance may adjust its offering price or require representations and warranties from the seller to cover any such risks in origination, underwriting, valuation or documentation for loans in the portfolio.

Underwriting Policies and Procedures

Overview

      The following is a brief description of certain of the underwriting policies and procedures used by CIT Consumer Finance to underwrite Home Equity Loans. Underwriting standards are applied by a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral for the Home Equity Loan.

      CIT Consumer Finance uses a combination of credit scoring and judgmental credit analysis in making its underwriting decisions. As part of its underwriting process, CIT Consumer Finance will adjust the interest rate it charges on each Home Equity Loan to reflect CIT Consumer Finance's evaluation of the relative risk associated with a particular loan applicant. This practice is known as "risk-based" pricing.

      Initially, CIT Consumer Finance's credit criteria focused on high credit quality loans. These loans generally had shorter terms and were mostly second mortgages. In 1994, CIT Consumer Finance introduced risk-based pricing and changed its credit criteria to include certain specialized loan programs such as:

            (1)   high loan to value,

            (2)   no income verification and

            (3)   purchase money loan programs.

      Under these specialized programs, underwriters can approve applicants with certain positive attributes (such as a high credit score, good credit bureau history or characteristics of stability) with low equity in the property, without income verification or if the purpose of the loan is to purchase real estate. These factors might have disqualified the applicant under CIT Consumer Finance's pre-1994 loan programs. CIT Consumer Finance believes that the positive attributes of these applicants overcome the other less favorable indicators that may be present.

      In 1995, CIT Consumer Finance added loan programs accommodating applicants with a record of more serious credit problems. Under the terms of these programs, the underwriter places greater emphasis on the applicant's equity in a home as well as other positive factors which are intended to compensate for the previous blemished credit record.

      CIT Consumer Finance may in the future change the underwriting policies and procedures described herein.

Description of Underwriting Process

      CIT Consumer Finance's underwriting process occurs at the local office, regional office and the home office. Generally, loan applications are input into an automated application processing system which allows CIT Consumer Finance to track its underwriting systematically and to achieve more uniform underwriting decisions. The system displays both an internal proprietary credit score and, in most cases the credit bureau score ("FICO"). The internal credit score which CIT Consumer Finance utilizes is a proprietary model that was purchased from Fair, Isaac Company. CIT Consumer Finance's internal score is calculated by evaluating the characteristics of each individual loan application. The characteristics include:

            (1)   occupancy status;

            (2)   length of time at the residence;

            (3)   length of time at the present employer;

            (4)   debt to income ratio;

            (5)   bank account references;

            (6)   credit bureau information; and

            (7)   loan-to-value ratio.

      The underwriter evaluates the application and loan package based upon both the applicable credit scores and other characteristics of the application. The underwriter may approve or deny the application even if the credit score does not indicate that approval or denial is warranted if, in the opinion of the underwriter, other factors exist which would support an approval or denial of the application. The extent of an underwriter's credit authority will be based in part on certain minimum internal credit scores and the FICO score.

      The Chief Underwriter of CIT Consumer Finance assigns credit authority to individual underwriters based upon their experience and understanding of CIT Consumer Finance's underwriting policies and procedures. There is a hierarchy of credit authority in the organization beginning at the office level, progressing to the regional office and then to headquarters. If an underwriter believes that an approval is warranted but the underwriter does not have the authority to issue a loan approval, the underwriter recommends the loan application to the next higher credit authority. This more senior underwriter may have the appropriate level of authority to approve the loan. This process insures that an underwriter with the appropriate level of experience is reviewing the loan application. CIT Consumer Finance's Credit Department management monitors the performance of its underwriters.

      CIT Consumer Finance has produced and consistently updates written policies and procedures detailing the loan underwriting process and procedures as well as the loan programs.

      Generally, loan applications are subject to a credit investigation. A prospective borrower applying for a home equity loan directly from CIT Consumer Finance is required to fill out or to submit information to complete an application. The application is designed to provide to the underwriter pertinent credit information with respect to the applicant's liabilities, income, credit history, employment history and personal information. In addition, with respect to each purchase money mortgage, each applicant may be required to have adequate cash to pay the down payment and closing costs.

      Credit reports, whether or not received as part of the original loan application, are generally obtained and reviewed for all lines of business. CIT Consumer Finance requires a credit report on each applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. All adverse information obtained relative to legal actions, payment records and character may be required to be satisfactorily explained and acceptable to the underwriter. The applicant may also be required to provide a letter explaining all late payments on mortgage and consumer (i.e., non-mortgage) debt noted on the credit report.

      CIT Consumer Finance generally obtains other evidence of employment to verify information provided by the borrower. CIT Consumer Finance sometimes obtains a written verification from the borrower's employer. This verification usually reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. Instead of the written verification from the borrower's employer, CIT Consumer Finance may instead obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or bank statements or may telephone the applicant's employer to verify an applicant's employment status. If the employer will not verify employment history over the telephone, CIT Consumer Finance may rely solely on the other information provided by the applicant. If a prospective borrower is self-employed, the borrower may be required to submit copies of the two most recent signed tax returns.

      The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      As part of the loan approval, the underwriter will assign a credit risk rating or program code to the proposed loan. The underwriter may also add written conditions required in order to fund the loan.

      Institutional Bulk Portfolio Underwriting

      In the case of an Institutional Bulk Portfolio, CIT Consumer Finance reviews the entire portfolio of loans to determine if these loans would, at the time of their origination, have met the underwriting criteria of CIT Consumer Finance. If, during the credit review of an Institutional Bulk Portfolio, CIT Consumer Finance determines that the loans do not conform to its underwriting standards, CIT Consumer Finance may purchase the Institutional Bulk Portfolio at a price which CIT Consumer Finance believes will reflect the increased risk in the portfolio.

Valuation Underwriting - General

      In determining the adequacy of the mortgaged property as collateral, Combined Loan-to-Value Ratio guidelines are established depending on the type of loan. The maximum Combined Loan-to-Value Ratio is determined by the loan program and credit risk rating. The Combined Loan-to-Value Ratio is generally reduced in respect of three and four unit multi-family properties. Generally, CIT Consumer Finance confirms the value of the property to be mortgaged by appraisals performed by independent appraisers or other valuation methods.

Valuation Methods and Standards by Different Lines of Business

      For loans originated by CIT Consumer Finance appraisals are obtained from outside service companies. These appraisals may be ordered by CIT Consumer Finance or the broker. Such appraisals are based upon an appraiser's inspection of the subject property and verification that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC") appraisal standards then in effect. Every independent appraisal is reviewed by a CIT Consumer Finance collateral risk manager during the application approval process and the final funding is based on the results of that review. If CIT Consumer Finance determines that these valuations are inaccurate, it may reevaluate the appraiser or place the appraiser on a discontinued or watch list or, in the case of a fraudulent valuation, require a recourse party to repurchase the transaction.

      CIT Consumer Finance requires a full appraisal for most transactions based upon its underwriting guidelines which take into account the loan amount, the loan to value ratio and the type of property. On a limited basis, CIT Consumer Finance may not require a full appraisal for a second lien loan. Instead, CIT Consumer Finance may accept a "drive-by" valuation, which is made by an appraiser who may not inspect the interior of the building. Some drive-by valuations may only involve a visual observation of the exterior characteristics and condition of the property and the neighborhood. Since the appraiser has not inspected the interior dimensions, improvements and conditions of the property, the drive-by method produces only a general approximation of value for the particular property. If there is an appraisal which was completed within six months of the loan application, in certain cases CIT Consumer Finance may rely on the prior appraisal.

      CIT Consumer Finance will review the accuracy of appraised values of all or a portion of the mortgaged properties securing the loans in an Institutional Bulk Portfolio. This verification may include obtaining review or drive-by appraisals or relying on an external vendor's automated appraised value database. In addition, CIT Consumer Finance's collateral risk managers will generally conduct a desktop review of the appraisals from the statistical sampling of loan files selected for due diligence review.

Underwriting  - Other Issues

      CIT Consumer Finance has several procedures which it uses to verify the applicant's outstanding balance and payment history on any senior mortgage, including direct verification from the senior mortgage lender. If the senior mortgage lender does not verify this information by telephone, CIT Consumer Finance may rely upon information provided by the applicant, such as a recent statement from the senior lender and evidence of payment, such as canceled checks, or upon information provided by national credit bureaus.

      Once all applicable employment, credit and property information is received, CIT Consumer Finance makes a determination as to whether the prospective borrower has sufficient monthly income available to meet the borrower's (1) monthly obligations on the proposed mortgage and any other mortgage debt on the mortgaged property and other expenses related to the mortgaged property (such as property taxes and hazard insurance), and (2) other financial obligations. Specialized underwriting programs described below may also apply to prospective borrowers.

      Currently, CIT Consumer Finance generally accepts debt service ratios with respect to fixed rate loans and adjustable rate loans of up to 45% of the proposed borrower's estimated monthly gross income, generally based upon historically consistent income over a two year period. For adjustable rate loans, CIT Consumer Finance computes the borrower's monthly obligation on the proposed loan using the initial mortgage amount and the maximum mortgage rate permitted after one year. CIT Consumer Finance makes exceptions to the underwriting criteria described above. For example, for certain types of loans CIT Consumer Finance may approve debt service ratios up to 55% with generally lower maximum Combined Loan-to-Value Ratios.

      CIT Consumer Finance also offers different loan programs with different underwriting standards, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit factors exist.

      Certain of the types of loans in CIT Consumer Finance's portfolio have been originated under new programs and may involve additional credit uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the mortgagor. CIT Consumer Finance may underwrite such a loan on the basis of a judgment that the mortgagor can make the initial monthly payments. In some instances, however, a mortgagor may not have sufficient income to continue to make the required loan payments as such payments increase. CIT Consumer Finance may also underwrite such a loan in reliance on Combined Loan-to-Value Ratios or other favorable credit factors.

      CIT Consumer Finance will not purchase or close a Home Equity Loan prior to receiving evidence that the property securing the loan is insured against casualty loss. CIT Consumer Finance requires evidence of fire and extended coverage casualty insurance on the home in an amount at least equal to the principal balance of the related loan plus, in the case of a loan secured by a subordinate priority lien on the mortgaged property, the amount of each mortgage secured by senior priority liens, or, if required by law, the replacement cost of the property if such replacement cost is less than the mortgages. In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming CIT Consumer Finance as a loss payee under the insurance policy, which CIT Consumer Finance will thereafter mail to the insurer. Accordingly, CIT Consumer

Finance normally will not be named as a loss payee with respect to the property securing the Home Equity Loan at the time the loan is made or purchased and insurance proceeds might not be available to cover any loss to CIT Consumer Finance.

      After closing, CIT Consumer Finance monitors the continued existence of casualty insurance on the mortgaged properties. However, CIT Consumer Finance does not generally "force place" casualty insurance coverage if CIT Consumer Finance discovers that casualty insurance coverage has lapsed. Instead, CIT Consumer Finance requires its borrowers to reinstate any lapsed insurance as required by the terms of the mortgage documentation.

      CIT Consumer Finance prior to July 1, 2001 required title insurance on all of its mortgage loans secured by liens on real property if:

            (1)   the principal balance is over $100,000;

            (2) the Combined Loan-to-Value Ratio is greater than 85% on a first lien position;

            (3)   the borrower is a trust;

            (4)   there is a transfer of title;

            (5)   closing is conducted pursuant to a power of attorney;

            (6)   the home was not subject to an existing mortgage; or

            (7)   the first lien holder is a not an institutional lender.

      In cases where CIT Consumer Finance did not require title insurance, it instead obtains a last owner title search which is ordered to verify that the borrower is the last owner of record of the mortgaged property. On July 1, 2001, CIT Consumer Finance began requiring full title insurance on all loans in most states.

      The actual maximum amount that CIT Consumer Finance will lend is determined by an evaluation of the applicant's ability to repay the loan, the value of the applicant's equity in the real estate and the ratio of such equity to the real estate's appraised value.

Specialized Underwriting Programs

      CIT Consumer Finance also originates or purchases loans pursuant to alternative sets of underwriting criteria under its no income verification loan ("No Income Verification") program. Under this program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Home Equity Loans underwritten under these programs are limited to self-employed borrowers and wage earners with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Borrowers with poorer credit histories are considered with lower Combined Loan-to-Value Ratios. Permitted maximum Combined Loan-to-Value Ratios under these programs are more restrictive than under CIT Consumer Finance's standard underwriting criteria. These programs are designed to facilitate the loan approval process and thereby improve CIT Consumer Finance's competitive position among other mortgage loan originators. Under the No Income Verification program, the customer does not provide income documentation to CIT Consumer Finance. The stated income must appear reasonable and realistic to the underwriter compared to the customer's assets and credit history. In March 1998, CIT Consumer Finance began accepting No Income Verification program applications secured by non-owner occupied properties.

      CIT Consumer Finance may modify or eliminate these specialized underwriting programs from time to time. CIT Consumer Finance may also introduce new, additional specialized underwriting programs in the future, which may modify the underwriting guidelines set forth herein.

Quality Control

      CIT Consumer Finance implements quality control programs in three areas:

            (1)   lending and documentation standards;

            (2)   re-underwriting of the loan; and

            (3)   re-verification of employment.

      CIT Consumer Finance applies the lending and documentation standards quality control program to its own originations and to purchased loans. The quality control procedures are designed to assure that a consistent level of quality applies to all loans in the portfolio, regardless of source. CIT Consumer Finance performs a review of a sample of loans from each of CIT Consumer Finance's production offices. Every office is audited monthly and loans originated during prior months are reviewed for compliance with lending and documentation standards. In addition, a sample of loans originated by CIT Consumer Finance are re-underwritten on a monthly basis for compliance with lending and standards.

      In addition, CIT Consumer Finance re-verifies employment of its borrowers. These re-verifications are conducted monthly on some of the loans in the portfolio to detect fraud and to confirm the accuracy of the information provided in the application.

Refinancing Policy

      Where CIT Consumer Finance believes that borrowers are actively attempting to refinance existing loans refinance due to interest rate changes or other reasons, CIT Consumer Finance attempts to retain such borrowers through solicitations of such borrowers to refinance with CIT Consumer Finance. Such refinancings may generate fee income for CIT Consumer Finance. CIT Consumer Finance may refinance Home Equity Loans held by a trust. Since the solicited borrowers may refinance their existing loans in any case, CIT Consumer Finance believes that this practice will be unlikely to affect the prepayment experience of the Home Equity Loans in a material respect. CIT Consumer Finance may also solicit its borrowers who are in good standing to apply for additional loans secured by the same property, consistent with its origination standards. As a result, CIT Consumer Finance may, now or in the future, hold a loan (or may sell a loan to another trust) which is also secured by a mortgaged property securing a Home Equity Loan held by a trust.

Servicing and Collections

      Borrowers are sent monthly statements which specify the payment due. Due dates for payments occur throughout the calendar month. Generally if payment is not received within 10 working days after the due date, an initial collection effort by telephone is made in an attempt to bring the delinquent account current. CIT Consumer Finance continues to monitor and evaluate the various stages of delinquency on a continuous basis.

      Delinquent accounts are contacted by collection staff by various methods including, but not limited to, telephone calls and collection letters. When an account is 30 days past due, the collection supervisor analyzes the account to determine the appropriate course of action. If a borrower is experiencing difficulty in making payments on time, CIT Consumer Finance may modify the payment schedule consistent with CIT Consumer Finance's procedures.

      The course of action taken by CIT Consumer Finance is dependent upon a number of factors including the borrower's payment history, the amount of equity in the related mortgaged property and the reason for the current inability to make timely payments.

      When a loan is 60 days past due, the related mortgaged property may be reappraised and the results evaluated by CIT Consumer Finance to determine a course of action. Foreclosure laws and practices and the rights of the owner in default vary from state to state, but generally foreclosure procedures may be initiated if:

            (1)   the loan is 90 days or more delinquent;

            (2)   a notice of default on a senior lien is received; or

            (3)   the loan is otherwise in default.

      During the foreclosure process, any expenses incurred by CIT Consumer Finance may be added to the amount owed by the borrower, to the extent permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder or passes to the mortgagee, in which case CIT Consumer Finance proceeds to liquidate the asset.

      CIT Consumer Finance may not foreclose on the property securing a junior lien loan unless it forecloses subject to the related senior mortgages. In such cases, CIT Consumer Finance may pay the amount due on the senior mortgages to the senior mortgagees, if CIT Consumer Finance considers it to be advisable to do so. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of CIT Consumer Finance's foreclosure action, CIT Consumer Finance will either satisfy such mortgage at the time of the foreclosure sale or take other appropriate action. In servicing junior lien loans in its portfolio, it has been the practice of CIT Consumer Finance to satisfy the related senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on such junior lien loans or otherwise. In servicing junior lien loans, it is generally the practice of CIT Consumer Finance to advance funds to keep the senior lien current in the event the mortgagor is in default thereunder until such time as CIT Consumer Finance satisfies the senior lien by sale of the mortgaged property, but only to the extent that it determines such advances will be recoverable from future payments and collections on the related junior lien or otherwise. Such practice may not be followed by CIT Consumer Finance in servicing loans more junior than second mortgages or may be modified at any time.

      CIT Consumer Finance's servicing and charge-off policies and collection practices may change over time in accordance with CIT Consumer Finance's business judgment, changes in its serviced loan portfolio and applicable laws and regulations, as well as other items.

      Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. CIT Consumer Finance will generally initiate a foreclosure only if the delinquency or other breach will not be cured. If, after determining that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, CIT Consumer Finance may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

                         DESCRIPTION OF THE CERTIFICATES

      The home equity loan asset-backed certificates will be issuable in series, and each series of certificates will be issued pursuant to a pooling and servicing agreement among the depositor, the master servicer, the applicable sellers and the trustee for the benefit of the holders of the certificates of such series. For more information about the terms of the pooling and servicing agreement for each series, see "The Pooling and Servicing Agreement" in this prospectus. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. A form of pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to such series that materially differs from, or is in addition to, the description thereof contained in this prospectus. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the related prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of such series addressed to the depositor at 1 CIT Drive, Livingston, New Jersey 07039.

General

      The certificates of each series will not represent an interest in or obligation of the depositor, CIT Consumer Finance, CIT or any of their respective affiliates, except as set forth herein and in the related prospectus supplement. Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by the depositor, CIT Consumer Finance, CIT or any of their affiliates except as set forth herein and in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the prospectus supplement.

      Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related trust. A class of certificates may be divided into two or more sub-classes, as specified in the related prospectus supplement. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of such series (See "Credit Enhancement--Subordination" in this prospectus). Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of certificates may be made prior to distributions on one or more other classes of certificates of such series, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust, or on a different basis, or one or more classes of a series of certificates may be required to absorb one or more types of losses prior to one or more other classes of certificates of such series, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

      Definitive certificates, if issued, will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement or, at the election of the trustee, at the office of a certificate registrar appointed by the trustee. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Internal Revenue Code of 1986, as amended (the "Code") of a class of certificates entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Mortgage Assets or a class of certificates entitled to receive payments of interest and principal on the Mortgage Assets only after payments to other classes or after the occurrence of certain specified events may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related prospectus supplement. If specified in the related prospectus supplement, transfer of certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the relevant pooling and servicing agreement.

      As to each series, an election may be made to treat the related trust or designated portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not otherwise described herein, will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of certificates in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate or certificates will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise specified in the related prospectus supplement, will be entitled to reimbursement for any such payment from any holder of the related residual certificate or certificates.

Distributions on Certificates

      General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement" in this prospectus and in the related prospectus supplement for a description of the various types of credit enhancement that may apply to the certificates. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of such series.

      Unless otherwise specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related certificates will be made by the trustee, monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the prospectus supplement, which we refer to as "distribution dates", out of the payments received in respect of the assets of the related trust or other assets held for the benefit of the certificateholders as specified in the related prospectus supplement. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement, which we refer to as "record dates". Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the certificate register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of such final distribution.

      Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related certificate account, including any funds transferred from any Reserve Fund or Pre-Funding Account. (See "The Pooling and Servicing Agreement--Payments on Mortgage Assets; Deposits to Certificate Account" in this prospectus.) As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be allocated and applied as specified in the related prospectus supplement. All distributions to any class of certificates will be made in the priority, manner and amount specified in the related prospectus supplement.

      Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the related pooling and servicing agreement. Unless otherwise provided in the related prospectus supplement, "Available Funds" for each distribution date will generally equal the amount on deposit in the related certificate account (including any prepayment charges, assumption fees and late payment charges and other administrative fees and charges, to the extent collected from mortgagors), and, if applicable, the amount on deposit in the related Pre-Funding Account on such distribution date or on the last day of the Due Period (net of related fees and expenses payable by the related trust) (see "The Pooling And Servicing Agreement--Payments on Mortgage Assets; Deposits to Certificate Account" and "--Servicing and Other Compensation and Payment of Expenses") other than amounts to be held therein for distribution on future distribution dates.

      Unless otherwise specified in the related prospectus supplement, the "Determination Date" is the third Business Day prior to each distribution date. On each Determination Date, the master servicer will determine the amounts of principal and interest which will be passed through to certificateholders on the related distribution date. The "Due Period" for any series will be specified in the related prospectus supplement and is the period during which principal, interest and other amounts will be collected on the mortgage loans for application to the payment of principal and interest to the certificateholders and the payment of fees on such distribution date. A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York, Oklahoma and such other states (if any) specified in the related prospectus supplement are authorized by law, regulation or executive order to be closed.

      Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate Certificate Balance (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the "Class Certificate Balance") entitled to interest at the "Pass-Through Rate" (which may be a fixed rate or an adjustable rate as specified in the related prospectus supplement) from the date and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of certificates entitled to interest (other than Accrual Certificates), which we describe below will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of such class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such certificates is reduced to zero or for the period of time designated in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the original Certificate Balance of each certificate will equal the aggregate distributions allocable to principal to which such certificate is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each certificate which is not entitled to distributions allocable to principal will be calculated based on the notional amount of such certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      If specified in the related prospectus supplement, one or more class or classes of certificates may provide that any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of such class of certificates on that distribution date (such certificates, "Accrual Certificates"). Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such prospectus supplement and, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the trust, as reflected in the Class Certificate Balance of such class of Accrual Certificates, will increase on each distribution date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

      Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate original balance of the certificates (the "Certificate Balance") will equal the aggregate distributions allocable to principal that such certificates will be entitled to receive. Unless otherwise specified in the related prospectus supplement, the Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of such class of certificates specified in such prospectus supplement, reduced by all distributions allocable to principal and:

            (1) in the case of Accrual Certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on such Accrual Certificates, and

            (2) in the case of Adjustable Rate Certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization.

      The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of certificates entitled to distributions of principal.

      If specified in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from mortgagors in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments, which we refer to as principal prepayments, in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of principal prepayments to such class or classes of senior certificates will have the effect of accelerating the amortization of such senior certificates while increasing the interests evidenced by the subordinated certificates in the trust. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement--Subordination" in this prospectus.

      Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the certificate account and, if applicable, any Pre-Funding Account or Reserve Fund, may be insufficient to make required distributions on the certificates on such distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the certificates would have been made on the next distribution date. With respect to certificates of the same class, unscheduled distributions of principal will be made in the priority and manner specified in the related prospectus supplement. The trustee will give notice to certificateholders of any unscheduled distribution prior to the date of such distribution.

Example of Distributions

      The following is an example of the flow of funds as it would relate to a hypothetical series of certificates issued with a cut-off date occurring in July of a given year (all days are assumed to be Business Days):

July 1 - July 31 ..... (1)    Due Period. Master servicer receives scheduled
                              payments on the Mortgage Assets and any principal prepayments made by mortgagors and applicable interest thereon.

July 31 .............. (2)    Record Date.

August 22 ............ (3)    Determination Date. Distribution amount
                              determined.

August 24 ............ (4)    Deposit Date.

August 25 ............ (5)    Distribution Date.


----------
(1) Scheduled payments and principal prepayments may be received at any time during this period and will be deposited on the Deposit Date in the certificate account by the master servicer for distribution to certificateholders. Generally, when a mortgage loan is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment.

(2) Distributions on the distribution date will be made to certificateholders of record at the close of business on the last Business Day of the month immediately preceding the month of distribution.

(3) On August 22 (the third Business Day prior to the distribution date), the master servicer will determine the amounts of principal and interest which will be passed through on the distribution date.

(4) On August 24 (the Business Day immediately preceding the distribution date), the master servicer may advance funds to cover any delinquencies, in which event the distribution to certificateholders on the distribution date will include the full amounts of principal and interest due during the period in respect of the delinquencies. The master servicer will also calculate any changes in the relative interests evidenced by the senior certificates and the subordinate certificates in the trust, if applicable.

(5) On August 25, the amounts determined on August 22 will be distributed to certificateholders of record on the Record Date.

      Distributions in succeeding months will follow the pattern above, subject to adjustment if the distribution date is not a Business Day as specified in the related prospectus supplement. The flow of funds with respect to any series of certificates may differ from the above, and the flow of funds for each series of certificates will be specified in the related prospectus supplement. Reference should be made to the related prospectus supplement to determine the flow of funds for any particular series of certificates. In addition, there are other sources and uses of funds with respect to each series of certificates, as outlined herein and in the related prospectus supplement, that are not specified in the above example (see "The Pooling and Servicing Agreement" and "Credit Enhancement" in this prospectus).

Advances and Compensating Interest

      Unless otherwise provided in the related prospectus supplement, the master servicer will be required to remit to the trustee no later than the day prior to each distribution date and in no case earlier than the seventh Business Day of such month, the amount (an "Advance"), if any, by which 30 days' interest at the Mortgage Rate (or, if specified in the related prospectus supplement, at the Adjusted Mortgage Loan Remittance Rate) on the then outstanding principal balance of a mortgage loan exceeds the amount received by the master servicer in respect of interest on the mortgage loan as of the related Record Date. If provided in the related prospectus supplement, the obligation of the master servicer to make such Advances will be limited to amounts corresponding to delinquent interest payments on a mortgage loan and/or will be limited to amounts that the master servicer believes will be recoverable out of late payments by mortgagors on a mortgage loan, Liquidation Proceeds, Insurance Proceeds or otherwise. If and to the extent specified in the related prospectus supplement, the amount of the Advance may be determined based on an "Adjusted Mortgage Loan Remittance Rate" (determined as set forth in such prospectus supplement), and may include delinquent principal payments and other amounts.

      Unless otherwise specified in the related prospectus supplement, in making Advances, the master servicer will endeavor to maintain a regular flow of scheduled interest payments to certificateholders, rather than to guarantee or insure against losses. Unless otherwise specified in the related prospectus supplement, if Advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable certificate account on such distribution date would be less than the amount required to be available for distributions to certificateholders on such date. Unless otherwise specified in the related prospectus supplement, any Advances by the master servicer will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which such Advances were made (e.g., late payments made by the related mortgagors, any related Insurance Proceeds, Liquidation Proceeds, Released Mortgaged Property Proceeds or proceeds of any mortgage loan repurchased by the depositor, a Sub-Servicer or a seller pursuant to the related pooling and servicing agreement) and any other amount that would otherwise be distributed to the holder or holders of certificates representing the residual interest of a trust for which a REMIC election has been made. Unless otherwise specified in the related prospectus supplement, Advances by the master servicer also will be reimbursable to the master servicer from cash otherwise distributable to certificateholders (including senior certificateholders) to the extent that the master servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence.

      If specified in the prospectus supplement, the master servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by mortgagors on a timely basis and to otherwise protect the related mortgaged property. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related pooling and servicing agreement.

      If specified in the related prospectus supplement, the obligations of the master servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, not later than the close of business on the Business Day prior to each Determination Date, with respect to each mortgage loan as to which the master servicer receives during the related Due Period a principal prepayment in full in advance of the final scheduled due date, the master servicer will be required to remit to the trustee for deposit in the certificate account, from amounts otherwise payable to the master servicer as servicing compensation, an amount ("Compensating Interest") equal to the excess of:

            (1) 30 days' interest on the principal balance of each such mortgage loan as of the beginning of the related Due Period at the applicable Mortgage Rate (or, if specified in the related prospectus supplement, at the Adjusted Mortgage Loan Remittance Rate), over

            (2) the amount of interest actually received on the related mortgage loan for such Due Period.

Reports to Certificateholders

      Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to such series of certificates, among other things:

            (1) the amount available in the certificate account;

            (2) the amount of such distribution allocable to principal for each class of the related series, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties included therein;

            (3) the amount of such distribution allocable to interest for each class of the related series;

            (4) the amount of any Advance;

            (5) the aggregate amount (a) otherwise allocable to the subordinated certificateholders on such distribution date and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the certificateholders;

            (6) the aggregate amount, if any, withdrawn from letters of credit, pool policies or other forms of credit enhancement that is included in amounts distributed to certificateholders;

            (7) the Class Certificate Balance and corresponding pool factor or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

            (8) the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

            (9) the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each such class will be entitled to receive on the following distribution date;

            (10) the related amount of the servicing compensation retained or withdrawn from the certificate account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

            (11) the number and aggregate principal balances of mortgage loans:
      (A) delinquent (exclusive of mortgage loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such distribution date;

            (12) the number and aggregate principal balances of mortgage loans acquired (and not subsequently sold) through foreclosure or grant of a deed in lieu of foreclosure as of the end of the related Due Period;

            (13) the number and aggregate principal balances of mortgage loans acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Due Period;

            (14) the number and aggregate principal balance of mortgage loans which became Liquidated Mortgages and the amount of Liquidation Proceeds received during the related Due Period;

            (15) the cumulative number and aggregate principal balance of mortgage loans which became Liquidated Mortgages and the cumulative amount of Liquidation Proceeds;

            (16) if applicable, the amount remaining in the Reserve Fund at the close of business on the distribution date;

            (17) the Pass-Through Rate and the applicable Index for adjustable rate classes expected to be applicable on the next distribution date to such class;

            (18) any amounts remaining under financial guaranty insurance policies, letters of credit, guarantees, pool policies or other forms of credit enhancement;

            (19) the aggregate amount on deposit in the Pre-Funding Account, if any; and

            (20) the number and aggregate principal amount of additional Mortgage Assets purchased by the trust, if any.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the Percentage Interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during such calendar year a report as to:

            o     the aggregate of amounts reported pursuant to clauses (1) and
                  (2) above for such calendar year or, in the event such person was a certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and

            o such other customary information as may be deemed necessary or desirable for certificateholders to prepare their tax returns.

Book-Entry Certificates

      If specified in the related prospectus supplement, one or more classes of the certificates of any series (each, a class of "Book-Entry Certificates") may be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"), in the United States, or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear"), in Europe. Persons acquiring beneficial interests in certificates through DTC, Clearstream, Luxembourg or Euroclear are referred to in this prospectus as "Certificateowners". The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each class of offered certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream, Luxembourg's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal balances of $1,000 and in integral multiples of $1,000 in excess of $1,000. Except as described below under "--Definitive Certificates", no person acquiring a Book-Entry Certificate will be entitled to receive a certificate in physical form (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the certificates will be Cede, as nominee of DTC. Certificateowners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for this purpose. In turn, the financial intermediary's ownership of the Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Beneficial owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates or notes, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

      Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of these securities, which account must be maintained with their participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. These credits or any transactions in securities settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg was originally incorporated in 1970 under the name of "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. In January 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI"), merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company, Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. In connection with the merger, the Board of Directors of New CI decided to rename the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". Effective January 14, 2000, New CI was renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme". In addition, on January 17, 2000, DBC was renamed "Clearstream Banking AG". As a result, there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A. /N.V. as the operator of Euroclear (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the Book-Entry Certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

      Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant European depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Book-Entry Certificates, may be limited due to the lack of physical certificates for Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the Book-Entry Certificates of the beneficial owners are credited.

      Unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the relevant pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the relevant operating agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive Certificates

      Definitive Certificates representing the certificates of a series will be issued to beneficial owners, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller or the trustee is unable to locate a qualified successor;

      o the depositor, at its sole option, elects to terminate a book-entry system through DTC, and the seller does not select a successor depository; or

      o after the occurrence of a servicer termination event or an event of default, the beneficial owners of each class of the series of securities representing percentage interests aggregating at least 51% of such class advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of beneficial owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable beneficial owners of the occurrence of the event and the availability through DTC of physical certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue physical certificates representing the securities, and thereafter the trustee will recognize the holders of the physical certificates as certificateholders under the applicable pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

      Neither the depositor, the seller, the servicer, the owner trustee (if applicable), the trustee or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

      Credit enhancement may be provided with respect to one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust. Unless otherwise specified in the related prospectus supplement, no credit enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, certificateholders will bear their allocable share of any deficiencies. If a form of credit enhancement applies to several classes of certificates, and if principal payments equal to the aggregate principal balances of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Unless otherwise specified in the prospectus supplement, coverage under any credit enhancement may be canceled or reduced by the master servicer if such cancellation or reduction would not adversely affect the rating or ratings of the related certificates. The trustee of the related trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

      The following paragraphs describe various types of credit enhancement that may be applicable to your certificates as specified in the related prospectus supplement for your certificates.

Subordination

      If specified in the related prospectus supplement, the rights of the holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of such series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to subordinated certificateholders under the circumstances and to the extent specified in the related prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by senior certificateholders of the full amount of the monthly payments of principal and interest which such holders would be entitled to receive if there had been no losses or delinquencies.

      The protection afforded to the senior certificateholders of a series by means of the subordination feature will be accomplished by:

            (1) the preferential right of such holders to receive, prior to any distribution being made in respect of the related subordinated certificates, the amounts of principal and interest due them on each distribution date out of the funds available for distribution on such date in the related certificate account and, to the extent described in the related prospectus supplement, by the right of such holders to receive future distributions on the assets in the related trust that would otherwise have been payable to the subordinated certificateholders;

            (2) reducing the ownership interest of the related subordinated certificates;

            (3) a combination of clauses (1) and (2) above; or

            (4) as otherwise described in the related prospectus supplement.

      If specified in the related prospectus supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by Standard Hazard Insurance Policies or losses due to the bankruptcy or fraud of the mortgagor not covered by a bankruptcy bond. The protection afforded to senior certificateholders through subordination also may be accomplished by allocating certain types of losses or delinquencies to the related subordinated certificates to the extent described in the related prospectus supplement. The related prospectus supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of subordinated certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Fund, and the conditions under which amounts in any such Reserve Fund will be used to make distributions to senior certificateholders or released to subordinated certificateholders from the related trust.

      If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to holders of subordinated certificates or, if applicable, were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

      In addition to or in lieu of the foregoing, if so specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated certificates on any distribution date may instead be deposited into one or more Reserve Funds established and maintained with the trustee. If specified in the prospectus supplement, such deposits may be made on each distribution date for specified periods or until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund, to holders of senior certificates or otherwise, thereafter to the extent necessary to restore balance in the Reserve Fund to required levels, in each case as specified in the prospectus supplement. If specified in the related prospectus supplement, amounts on deposit in the Reserve Fund may be released to the holders of the class of certificates specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement. See "--Reserve Fund" below.

      If specified in the related prospectus supplement, the same class of certificates may be senior certificates with respect to certain types of payments or certain types of losses or delinquencies and subordinated certificates with respect to other types of payment or types of losses or delinquencies.

      If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross collateralization mechanism or otherwise.

      As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among such classes:

            (1)   in the order of their scheduled final distribution dates;

            (2)   in accordance with a schedule or formula;

            (3)   in relation to the occurrence of events; or

            (4) otherwise, in each case as specified in the related prospectus supplement.

      The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinated certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Funds, and the conditions under which amounts in any such Reserve Funds will be used to make distributions to senior certificateholders or released to subordinated certificateholders from the related trust. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the Reserve Fund will be allocated as specified in the related prospectus supplement.

Overcollateralization

      If specified in the related prospectus supplement, credit support may consist of overcollateralization whereby the aggregate principal amount of the Mortgage Assets exceeds the Certificate Balance of the certificates of such series. Overcollateralization may exist on the closing date or may develop thereafter as a result of the application of certain interest collections or other collections received in connection with the Mortgage Assets in excess of amounts necessary to pay the Pass-Through Rate on the certificates and certain other amounts as may be specified in the related prospectus supplement. The existence of any overcollateralization and the manner, if any, by which it increases or decreases, will be set forth in the related prospectus supplement.

Reserve Fund

      If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee for such series of certificates of one or more reserve funds (each, a "Reserve Fund") for such series. The related prospectus supplement will specify whether or not a Reserve Fund will be included in the corpus of the trust for such series.

      The Reserve Fund for a series will be funded:

            (1) by the deposit of cash, investment securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement,

            (2) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement, to which the subordinated certificateholders, if any, would otherwise be entitled, or

            (3) in such other manner as may be specified in the related prospectus supplement.

      Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in "Permitted Investments" which, unless otherwise specified in the related prospectus supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper (including commercial paper issued by CIT), time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, such letter of credit will be irrevocable unless replaced. Unless otherwise specified in the related prospectus supplement, any letter of credit deposited therein will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each Rating Agency. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related prospectus supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Certificate Guaranty Insurance Policies

      If so specified in the related prospectus supplement, a certificate guaranty insurance policy or policies may be obtained and maintained for one or more class or classes of series of certificates. The issuer of any certificate guaranty insurance policy will be described in the related prospectus supplement. A copy of any such certificate guaranty insurance policy will be attached as an exhibit to the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, certificate guaranty insurance policies generally unconditionally and irrevocably guarantee to certificateholders that an amount equal to each full and complete Insured Payment will be received by an agent of the trustee (an "Insurance Paying Agent") on behalf of certificateholders, for distribution by the trustee to each certificateholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which certificateholders are entitled under the related pooling and servicing agreement plus any other amounts specified therein or in the related prospectus supplement. If specified in the related prospectus supplement, the certificate guaranty insurance policy may only cover ultimate payment of principal to certificateholders and not timely payment of principal on each distribution date.

      The specific terms of any certificate guaranty insurance policy will be as set forth in the related prospectus supplement. Certificate guaranty insurance policies may have limitations including (but not limited to) limitations on the certificate guaranty insurer's obligation to guarantee the seller's or the Master Servicer's obligation to repurchase or substitute for any mortgage loans, to guarantee any specified rate of prepayments or to provide funds to redeem certificates on any specified date. The certificate guaranty insurance policy may also be limited in amount.

      Subject to the terms of the related pooling and servicing agreement, the certificate guaranty insurer may be subrogated to the rights of each certificateholder to receive payments under the certificates to the extent of any payments by such certificate guaranty insurer under the related certificate guaranty insurance policy.

Mortgage Pool Insurance Policies

      If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy or policies (each, a "Mortgage Pool Insurance Policy") will be obtained and maintained for the mortgage pool and issued by the insurer (the "Pool Insurer") named in such prospectus supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such mortgage loans on the cut-off date and, if applicable, as of the subsequent cut-off dates (as defined in the related prospectus supplement) related to the transfer of additional mortgage loans, if any, which are not covered as to their entire outstanding principal balances by Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related prospectus supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Mortgage Insurance Policy.

      Unless otherwise specified in the related prospectus supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless:

            (1) any required Mortgage Insurance Policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

            (2) hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

            (3) if there has been physical loss or damage to the mortgaged property, the damaged property has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

            (4) the insured has acquired good and marketable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the Pool Insurer will have the option either:

            (1) to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or

            (2) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related Mortgage Insurance Policy.

      If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that:

            (1) such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and

            (2) such expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related Mortgage Pool Insurance Policy or any related Mortgage Insurance Policy.

      Unless otherwise specified in the related prospectus supplement, no Mortgage Pool Insurance Policy will insure (and many Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things:

            (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination thereof, or

            (2) failure to construct a mortgaged property in accordance with plans and specifications.

      If specified in the related prospectus supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If specified in the related prospectus supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and, in such event, might give rise to an obligation on the part of such seller to repurchase the defaulted mortgage loan if the breach cannot be cured by such seller. No Mortgage Pool Insurance Policy will cover (and many Mortgage Insurance Policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the master servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

      Unless otherwise specified in the related prospectus supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the certificateholders.

      The terms of any pool insurance policy relating to a mortgage pool will be described in the related prospectus supplement.

Mortgage Guaranty Insurance Policies

      The master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, but only if and to the extent specified in the related prospectus supplement, a mortgage guaranty insurance policy (each, a "Mortgage Insurance Policy") with regard to each mortgage loan for which such coverage is required. The master servicer will not cancel or refuse to renew any such Mortgage Insurance Policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement Mortgage Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of such series.

      Although the terms and conditions of mortgage insurance vary, the amount of a claim for benefits under a Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

            (1) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property;

            (2) hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

            (3) amounts expended but not approved by the issuer of the related Mortgage Insurance Policy (the "Mortgage Insurer");

            (4) claim payments previously made by the Mortgage Insurer; and

            (5) unpaid premiums.

      Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

            (1) fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, seller, mortgagor or other persons involved in the origination of the mortgage loan;

            (2) failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

            (3) physical damage to the mortgaged property; and

            (4) the related Sub-Servicer not being approved as a servicer by the Mortgage Insurer.

      As conditions precedent to the filing of or payment of a claim under a Mortgage Insurance Policy, the trustee or master servicer, on behalf of the trust, will be required to:

            (1) advance or discharge (a) all hazard insurance policy premiums, and (b) as necessary and approved in advance by the Insurer:

                  o     real estate property taxes;

                  o all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such Mortgage Insurance Policy, ordinary wear and tear excepted;

                  o     mortgaged property sales expenses;

                  o any outstanding liens (as defined in such Mortgage Insurance Policy) on the mortgaged property; and

                  o foreclosure costs, including court costs and reasonable attorneys' fees;

            (2) in the event of any physical loss or damage to the mortgaged property, restore and repair the mortgaged property to at least as good a condition as existed at the effective date of such Mortgage Insurance Policy, ordinary wear and tear excepted; and

            (3) tender to the Mortgage Insurer good and marketable title to and possession of the mortgaged property.

      The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the Mortgage Insurer under each Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. All collections by or on behalf of the master servicer under any Mortgage Insurance Policy and, when the mortgaged property has not been restored, the related hazard insurance policy are to be deposited in the certificate account, subject to withdrawal as heretofore described.

      If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related Mortgage Insurance Policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines:

            (1) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

            (2) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted mortgage loan under any related Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a Mortgage Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus interest accrued thereon that is payable to certificateholders, the trust will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the certificate account amounts representing its normal servicing compensation with respect to such mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

Special Hazard Insurance Policies

      If specified in the related prospectus supplement, a separate special hazard insurance policy or policies (each, a "Special Hazard Insurance Policy") will be obtained and maintained for the mortgage pool and will be issued by the insurer (the "Special Hazard Insurer") named in such prospectus supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related certificates from:

            (1) loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

            (2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

      See "The Pooling and Servicing Agreement--Hazard Insurance" herein.

      No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related prospectus supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

      Subject to the foregoing limitations, and unless otherwise specified in the related prospectus supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the Special Hazard Insurer will pay the lesser of:

            (1) the cost of repair or replacement of such property, or

            (2) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property.

      If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy. Any hazard losses not covered by either the standard hazard insurance policies or the Special Hazard Insurance Policy will not be insured against, and, unless otherwise specified in the related prospectus supplement, will be borne by the certificateholders.

      To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such certificates by any such Rating Agency.

      Unless otherwise specified in the related prospectus supplement, because each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each pooling and servicing agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

      The terms of any Special Hazard Insurance Policy relating to a mortgage pool will be described in the related prospectus supplement.

Bankruptcy Bonds

      If specified in the related prospectus supplement, a bankruptcy bond or bonds (each, a "Bankruptcy Bond") may be obtained to cover certain losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan. Such Bankruptcy Bond will be issued by an insurer named in such prospectus supplement. Each Bankruptcy Bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by such court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under, and the limitations in scope of, each Bankruptcy Bond will be set forth in the related prospectus supplement. Coverage under a Bankruptcy Bond may be canceled or reduced by the master servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

      To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such certificates by any such Rating Agency.

      The terms of any Bankruptcy Bond relating to a mortgage pool will be described in the related prospectus supplement.

Cross Collateralization

      If specified in the related prospectus supplement, the beneficial ownership of separate trusts or separate groups of assets included in a trust may be evidenced by separate classes of the related series of certificates. In such case, credit support may be provided by a cross collateralization feature which requires that distributions be made with respect to certificates evidencing beneficial ownership of one or more separate trusts or asset groups prior to distributions to certificates evidencing a beneficial ownership interest in other separate trusts or asset groups within the same trust. The related prospectus supplement for a series that includes a cross collateralization feature will describe the manner and conditions for applying such cross collateralization feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trusts, without priority among such trusts, until the credit support is exhausted. If applicable, the related prospectus supplement will identify the trusts or asset groups to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trusts or asset groups.

Other Insurance, Surety Bonds, Guarantees, Letters of Credit and Similar Instruments or Agreements

      If specified in the related prospectus supplement, a trust may also include insurance, third party guarantees (any of which may be limited in nature), surety bonds, spread accounts, cash collateral accounts and/or other accounts, letters of credit, interest rate swaps, caps, floors or other derivative products, or similar arrangements for the purpose of:

            (1) maintaining timely payments or providing additional protection against losses or interest rate fluctuations on the assets included in such trust,

            (2) paying administrative expenses,

            (3) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets or

            (4) accomplishing such other purpose as may be described in the prospectus supplement.

      The trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. Such arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. These arrangements may be in addition to or in substitution for any forms of credit support described in this prospectus. Any such arrangement must be acceptable to each Rating Agency.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust, the allocation of available funds to various classes of certificates, the Pass-Through Rates for various classes of certificates and the purchase price paid for the certificates. The original terms to maturity of the underlying mortgage loans with respect to the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in the pool, and each prospectus supplement will contain information with respect to the type and maturities of such mortgage loans. Unless otherwise specified in the related prospectus supplement, the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans with respect to the Mortgage Assets will affect the life of the related series of certificates.

      Generally, Home Equity Loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, mortgage loans which are Home Equity Loans may experience a higher rate of prepayment than mortgage loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment of the mortgage loans (particularly the Home Equity Loans). The obligation of the master servicer to enforce "due on sale" provisions (described below) of the mortgage loans may also increase prepayments. The prepayment experience of the mortgage pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility.

      Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any "due on sale" or "due on encumbrance" clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law and the applicable mortgage; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy or materially increase the risk of default or delinquency on, or materially decrease the security for, the mortgage loan. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" in this prospectus for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

      Greater than anticipated prepayments of principal will increase the yield on certificates purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on certificates purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the mortgage loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable class of certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

      The weighted average lives of certificates will also be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the liquidations of defaulted mortgage loans. Delinquencies and defaults will generally slow the rate of payment of principal to the certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted mortgage loans and foreclosed mortgaged properties result in principal payments on the mortgage loans faster than otherwise scheduled.

      When a full prepayment is made on a Simple Interest Loan, the mortgagor is charged interest on the principal amount of the Simple Interest Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment. This is generally also the case with respect to Scheduled Accrual Loans and Precomputed Loans. With respect to each Simple Interest Loan, when a principal payment is made that exceeds the principal portion of the scheduled payment, but which was not intended by the mortgagor to satisfy the mortgage loan in full or to cure a delinquency, interest will cease to accrue on the principal amount so prepaid as of the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments will be to reduce the amount of interest passed through in the following month to certificateholders because interest on the principal amount of any Simple Interest Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Simple Interest Loans so prepaid on the date of receipt. Unless otherwise specified in the related prospectus supplement, both full and partial prepayments will not be passed through until the distribution date following the Due Period in which it is received. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 as described under "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" herein. Unless otherwise specified in the related prospectus supplement, in the event that less than 30 days' interest is collected on a mortgage loan during a Due

Period due to prepayment in full, the master servicer will be obligated to pay Compensating Interest with respect thereto. To the extent such shortfalls exceed the amount of Compensating Interest that the master servicer is obligated to pay, the yield on the certificates could be adversely affected.

      As a result of the payment terms of Simple Interest Loans, the making of a scheduled payment on, or the prepayment of, such a Simple Interest Loan prior to its scheduled due date may result in the collection of less than one month's interest on such Simple Interest Loan for the period since the preceding payment was made. Conversely, if the scheduled payment on such a Simple Interest Loan is made after its scheduled payment date or the Simple Interest Loan is prepaid after the scheduled due date, the collection of interest on such Simple Interest Loan for such period may be greater than one month's interest on such Simple Interest Loan. In addition, the extent to which Simple Interest Loans experience early payment or late payment of scheduled payments will correspondingly change the amount of principal received during a monthly period and, accordingly, the amount of principal to be distributed on the related distribution date and the amount of unpaid principal due at the stated maturity of such Simple Interest Loans. To the extent shortfalls attributable to prepayments or the early receipt of scheduled payments on Simple Interest Loans are not compensated for by any forms of credit enhancement described in the related prospectus supplement, the certificateholders will experience delays or losses in amounts due them.

      If a mortgagor pays more than one scheduled installment on a Simple Interest Loan at a time, the entire amount of the additional installment will be treated as a principal prepayment and passed through to certificateholders in the month following the month of receipt. In such case, although the mortgagor may not be required to make the next regularly scheduled installment, interest will continue to accrue on the principal balance of the Simple Interest Loan, as reduced by the application of the additional installment. As a result, when the mortgagor pays the next required installment, the installment so paid may be insufficient to cover the interest that has accrued since the last payment by the mortgagor. Notwithstanding such insufficiency, the mortgagor's Simple Interest Loan would be considered to be current. If specified in the related prospectus supplement, the master servicer will be required to advance the amount of such insufficiency. This insufficiency will continue until the installment payments received are once again sufficient to cover all accrued interest and to reduce the principal balance of the Simple Interest Loan. Depending on the principal balance and interest rate of the related Simple Interest Loan and on the number of installments that were paid early, there may be extended periods of time during which Simple Interest Loans that are current are not amortizing.

      Under certain circumstances, the master servicer or an affiliate of the master servicer may have the option to purchase the assets of a trust thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" herein.

      If and to the extent specified in the related prospectus supplement, one or more class or classes of certificates of a series may receive a principal payment at the end of the Funding Period from the portion of the Pre-Funded Amount, if any, not used to purchase additional mortgage assets during such Funding Period.

      Factors other than those identified herein and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

      The prospectus supplement relating to a series of certificates will discuss in detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such certificates.

                       THE POOLING AND SERVICING AGREEMENT

      Set forth below is a summary of certain provisions of each pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in a pooling and servicing agreement are referred to, such provisions or terms are as specified in the related pooling and servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each pooling and servicing agreement.

Assignment of Mortgage Assets

      Assignment of Mortgage Loans. On the closing date, the seller will sell, transfer, assign, set over and otherwise convey to the depositor, and the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest in and to each mortgage loan and all right, title and interest in and to all other assets included in the trust, including all principal and interest received by the master servicer on or with respect to the mortgage loans on and after the cut-off date, exclusive of interest due and payable prior to the cut-off date.

      In connection with such transfer and assignment, the sellers and the depositor will deliver or cause to be delivered to the trustee or a custodian for the trustee, on the closing date, among other things, the original Mortgage Note (and any modification or amendment thereto), the original mortgage with evidence of recording indicated thereon (except for any mortgage which has been lost or which was not returned from the public recording office, a copy of which (together with a certificate that the original of such mortgage was delivered to such recording office) will be delivered initially and the original of which will be delivered to the trustee as soon as the same is available to the applicable seller), and assignments of the related mortgages in recordable form (collectively, the "Mortgage Documents"). Within 90 days of the closing date, unless opinions of counsel are delivered to the trustee to the effect that recordation of assignments is not required to protect the interests of the trustee in the mortgage loans and the related mortgaged property, the master servicer on behalf of the trustee will be required (at the expense of the seller) to record assignments of the related mortgages in favor of the trustee. With respect to any mortgage loan the related mortgage of which is not recorded due to defective documentation, the seller will be required either:

            (1) to repurchase the mortgage loan from the trustee at the Purchase Price; or

            (2) to substitute one or more Qualified Substitute Mortgage Loans if within two years from the closing date.

      This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for failure of a mortgage to be recorded.

      The trustee (or the custodian) will review each Mortgage Document within 45 days of delivery of such Mortgage Document. The trustee will notify the master servicer and the seller if the trustee finds any such document to be:

            o     missing or defective in a material respect;

            o     not properly executed;

            o     unrelated to the mortgage loans of the trust; or

            o non-conforming in a material respect to the description thereof provided by or on behalf of CIT Consumer Finance.

If the seller does not cure such defect within 85 days after notice thereof from the trustee or otherwise within 90 days after knowledge thereof and the defect materially and adversely affects the interest of the trust in the related mortgage loan, the seller will be obligated to repurchase the related mortgage loan from the trust at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of repurchase plus accrued and unpaid interest thereon to the first day of the month in which the Purchase Price is to be distributed at its Mortgage Rate (less any unreimbursed Advances or Master Servicing Fees). Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a "Deleted Mortgage Loan") from the trust and substitute in its place another mortgage loan of like kind (a "Qualified Substitute Mortgage Loan"); however, such substitution is permitted only within two years of the closing date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the relevant trust as a REMIC or result in a "prohibited transaction" tax as defined in Section 860F of the Code. Any Qualified Substitute Mortgage Loan is required to have, on the date of substitution, the characteristics set forth in the pooling and servicing agreement; provided that the seller will be required to deposit in the certificate account any shortfall between the Deleted Mortgage Loan and the Qualified Substitute Mortgage Loan.

      Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trusts--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

Payments on Mortgage Assets; Deposits to Certificate Account

      The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust a separate account or accounts which we refer to as the "certificate account", for the collection of payments on the related Mortgage Assets in the trust. The certificate account must be either:

            (1) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) (a "Rating Agency") that provides a rating for one or more classes of the related series of certificates;

            (2) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (the "FDIC");

            (3) an account or accounts the deposits in which are insured by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the certificate account is maintained;

            (4) a trust account or accounts maintained with the trust department of a Federal or a state chartered depository institution or trust company, acting in a fiduciary capacity; or

            (5) an account or accounts otherwise acceptable to each Rating Agency providing a rating for the certificates.

      The collateral eligible to secure amounts in the certificate account is limited to certain permitted investments. The certificate account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in certain permitted investments specified in the pooling and servicing agreement. The master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the certificate account as additional compensation and will be obligated to deposit in the certificate account the amount of any loss immediately as realized. The certificate account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

      Subject to the exceptions described below, the master servicer will deposit in the certificate account no later than two Business Days following receipt thereof the following payments and collections received or made by it (net of the Master Servicing Fee, any premiums payable to a mortgage insurer by the master servicer and other amounts due to the master servicer) subsequent to the cut-off date (including scheduled payments of principal and interest due on or after the cut-off date but received by the master servicer on or before the cut-off date):

            (1) all payments on account of principal, including principal prepayments (net of any prepayment charges) on the mortgage loans;

            (2) all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

            (3) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the master servicer, if any) of the hazard insurance policies, any mortgage insurance policies and any other insurance policies covering a mortgage loan, mortgaged property or REO Property, to the extent such proceeds are not applied to the restoration of the mortgaged property or released to each mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses and Servicing Advances incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any mortgaged properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

            (4) all proceeds of any mortgage loan or mortgaged property in respect thereof purchased by the depositor, the master servicer or any seller as described under "-- Assignment of Mortgage Assets" above and "-- Representations by Sellers; Repurchases" below;

            (5) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

            (6) any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account and any payments required to be made by the master servicer in connection with prepayment interest shortfalls, which deposits or payments will only be required to be made on a monthly basis;

            (7) all other amounts required to be deposited in the certificate account pursuant to the pooling and servicing agreement including, if applicable:

                  o     any credit enhancement;

                  o     the Pre-Funding Account; and

                  o     all payments on Private Mortgage-Backed Securities; and

            (8) proceeds received during the related Due Period in connection with a taking of a related mortgaged property with respect to a mortgage loan by condemnation or the exercise of eminent domain or in connection with a release of part of any such mortgaged property from the related lien ("Released Mortgaged Property Proceeds").

      For as long as CIT Consumer Finance is the master servicer under the pooling and servicing agreement and CIT Consumer Finance remains a direct or indirect subsidiary of CIT, and if CIT has and maintains a short-term debt rating of at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") and either a short-term debt rating of P-1 or higher or a long-term debt rating of at least A2 by Moody's Investors Service, Inc. ("Moody's"), the master servicer (or any Sub-Servicer which is an affiliate of CIT) will not be required to make such deposits into the certificate account (the "Delayed Deposits") until the Business Day immediately preceding the distribution date (the "Deposit Date").

      In those cases where a Sub-Servicer which is not an affiliate of CIT is servicing a mortgage loan, the Sub-Servicer will establish and maintain an account ("Sub-servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the master servicer. The Sub-Servicer is required to deposit into the Sub-servicing Account on a daily basis all amounts enumerated in the preceding paragraph in respect of the mortgage loans received by the Sub-Servicer, less its servicing compensation. On the date specified in the related prospectus supplement, the Sub-Servicer shall remit to the master servicer all funds held in the Sub-servicing Account with respect to each mortgage loan. The Sub-Servicer may, to the extent described in the related prospectus supplement, be required to advance any monthly installment of principal and interest that was not received less its servicing fee, by the date specified in the related prospectus supplement.

      The master servicer (or the Sub-Servicer or the depositor, as applicable) may from time to time direct the institution that maintains the certificate account to withdraw funds from the certificate account for the following purposes:

            (1) to pay to the master servicer the servicing fees described in the related prospectus supplement, the Master Servicing Fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the certificate account;

            (2) to reimburse the master servicer for Advances, such right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such mortgage loan (or Insurance Proceeds, Liquidation Proceeds or Released Mortgaged Property Proceeds with respect thereto) with respect to which such Advance was made, proceeds of any mortgage loans repurchased by the depositor, a Sub-Servicer or a seller pursuant to the related pooling and servicing agreement and any other amount otherwise distributable to the holder or holders of certificates representing the residual interest in the related trust if a REMIC election has been made with respect thereto;

            (3) to reimburse the master servicer for any Advances previously made which the master servicer has determined to be nonrecoverable;

            (4) to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

            (5) to reimburse the master servicer for unpaid Master Servicing Fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations;

            (6) to pay to the master servicer, with respect to each mortgage loan or mortgaged property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased mortgage loan;

            (7) to reimburse the master servicer or the depositor for liquidation expenses incurred in connection with Liquidated Mortgages and reimbursable pursuant to the pooling and servicing agreement;

            (8) to withdraw any amount deposited in the certificate account and not required to be deposited therein; and

            (9) to clear and terminate the certificate account upon termination of the pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, on or prior to the Business Day immediately preceding each distribution date, the master servicer will withdraw from the certificate account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

      Except as otherwise provided in the related prospectus supplement with respect to each Buydown Loan, the master servicer will deposit the Buydown Funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the certificate account (the "Buydown Account"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related prospectus supplement, will provide funds sufficient to support the payments on such Buydown Loan on a level debt service basis. The master servicer will not be obligated to add to the Buydown Account should investment earnings prove insufficient to maintain the scheduled level of payments on the Buydown Loans, in which event, distributions to the certificateholders may be affected.

      With respect to each Graduated Payment Loan, the master servicer will, if and to the extent provided in the related prospectus supplement, deposit in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the certificate account an amount which, together with investment earnings thereon at the rate set forth in the related prospectus supplement, will provide funds sufficient to support the payments thereon on a level debt service basis (the "Graduated Payment Account"). The master servicer will not be obligated to supplement the Graduated Payment Account should investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the certificateholders may be affected.

Representations by Sellers; Repurchases

      Each seller will make representations and warranties in the related pooling and servicing agreement in respect of the mortgage loans sold by such seller. Such representations and warranties, unless otherwise provided in the related prospectus supplement, generally include, among other things:

            (1) that any required title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at the origination of each mortgage loan, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

            (2) that the seller had good title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a mortgagor;

            (3) that each mortgage loan constituted a valid lien on the mortgaged properties (subject only to exceptions described in the related pooling and servicing agreement) and that the mortgaged property, to the best knowledge of the seller, was free from damage and was in good repair;

            (4) that there were no delinquent tax or assessment liens against the mortgaged property;

            (5) that as of the related cut-off date, no mortgage loan will be 60 days or more delinquent in payment; and

            (6) that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects except as limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a mortgage loan will be made not as of the cut-off date but as of the date on which such seller sold the mortgage loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in such mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date of sale of such mortgage loan by such seller to the depositor or its affiliates. However, the depositor will not include any mortgage loan in the trust for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

      If the depositor elects to cause the trust relating to a series of certificates to be treated as a REMIC, each seller will make representations and warranties in the related pooling and servicing agreement with respect to the related mortgage loans as of the closing date, including that:

            (1) each mortgage loan is a "qualified mortgage" under Section 860G(a)(3) of the Code and

            (2) none of the mortgage loans had a loan-to-value ratio greater than 125% at the time of origination and, in the case of a mortgage loan that has been modified, at the time of origination and at the time such mortgage loan has been modified.

      For purposes of computing such loan-to-value ratio for a mortgage loan which, with respect to the real estate on which the related mortgaged property is located, is not secured by a first mortgage, the fair market value of the mortgaged property and other property securing the mortgage loan must be reduced by the amount of any lien that is senior to the mortgage loan, and must be further reduced by a proportionate amount of any lien that is on a parity with the mortgage loan.

      Pursuant to the pooling and servicing agreement, the master servicer, the trustee, any Sub-Servicer, CIT Consumer Finance or the certificate guaranty insurer, if any, will promptly notify the relevant seller of any material breach of any representation or warranty made by such seller in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders (or the interests of the certificate guaranty insurer, if any) in such mortgage loan. Unless otherwise specified in the related prospectus supplement, if such seller does not cure such breach by the earlier of:

            (1) 90 days after such seller became aware of such breach, and

            (2) 85 days after receipt of notice from the master servicer, the trustee, CIT Consumer Finance, any Sub-Servicer, or the certificate guaranty insurer, if any,

then such seller will be obligated

            (1) to remove such mortgage loan and substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution, deposit in the related certificate account an amount equal to the Substitution Adjustment, or

            (2) to repurchase such mortgage loan from the trust at the Purchase Price, which will be deposited in the certificate account and delivered to the trustee on the next succeeding Deposit Date, except for the portion thereof, if any, relating to unreimbursed Insured Payments, if any, which shall be paid directly to the certificate guaranty insurer.

      Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase of or substitution for a mortgage loan will be made without having first received an opinion of counsel knowledgeable in federal income tax matters that such purchase or substitution would not result in a prohibited transaction tax or would cause such trust to fail to qualify as a REMIC. If a REMIC election is to be made with respect to a trust, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any such repurchase or substitution. The master servicer, unless otherwise specified in the related prospectus supplement, will be entitled to reimbursement for any such payment from any holder of the related residual certificate. See "Description of the Certificates--General" herein and in the related prospectus supplement. Except in those cases in which the master servicer is a seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders, the trustee or the certificate guaranty insurer, if any, for a breach of representation by a seller.

      Neither the depositor nor the master servicer (unless the master servicer is a seller) will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans.

Optional Repurchases

      Unless otherwise specified in the related prospectus supplement, the master servicer will have the right and the option, but not the obligation, to purchase for its own account any mortgage loan which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any mortgage loan as to which enforcement proceedings have been brought by the master servicer; provided, however, that the master servicer may not purchase any such mortgage loan unless the master servicer has delivered to the trustee an opinion of counsel addressed to and acceptable to the trustee to the effect that such repurchase would not disqualify any designated portion of the trust as a REMIC or result in a "prohibited transaction" tax as defined in
Section 860F of the Code. The purchase price for any such mortgage loan is equal to the Purchase Price thereof, which purchase price shall be delivered to the trustee.

Modification of Contracts

      Consistent with its customary servicing practices and procedures, the master servicer may, in its discretion, arrange with a mortgagor to defer, reschedule, extend or modify the payment schedule of a mortgage loan or otherwise to modify the terms of a mortgage loan provided that:

            (1) the maturity of such mortgage loan would not extend beyond the 180th day prior to the latest final scheduled distribution date of any class of certificates;

            (2) the deferral, rescheduling, extension or other modification of the terms of the mortgage loan would not constitute a cancellation of such mortgage loan and the creation of a new mortgage loan contract; and

            (3) the trust shall have received an opinion of counsel knowledgeable in federal income tax matters that such deferral, rescheduling, extension or modification would not result in a prohibited transaction tax or would cause such trust to fail to qualify as a REMIC.

Release of Collateral

      The master servicer may, if it is consistent with the servicing standard set forth in the pooling and servicing agreement, release a portion of the land securing a mortgage loan from the lien of the mortgage. For example, under its current servicing practices, the master servicer may do so:

            (1) if the mortgagor intends to sub-divide the mortgaged property;
      or

            (2) if in the event of an eminent domain proceeding, the master servicer determines that such proceeding will result in a taking of the land, and the master servicer releases such land in exchange for partial or complete repayment of the outstanding principal balance of the mortgage loan.

      The master servicer may not release such land unless an opinion of counsel is provided to the effect that such release would not disqualify the trust as a REMIC or result in a "prohibited transaction" tax as defined in Section 860F of the Code.

Collection Procedures

      Unless otherwise specified in the related prospectus supplement, the master servicer will agree to master service the mortgage loans in accordance with the related pooling and servicing agreement and, where applicable, prudent mortgage servicing standards. "Prudent Mortgage Servicing Standards" generally will require the master servicer to exercise collection and foreclosure procedures with respect to the mortgage loans with the same degree of care and skill that it would use in master servicing similar mortgage loans for its own account and for the account of its affiliates. The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any Mortgage Pool Insurance Policy, Mortgage Insurance Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans. Nonetheless, the master servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a mortgage loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related mortgage property and the borrower's ability to repay.

Waivers and Deferrals

      Consistent with the above, the master servicer may, in its discretion:

            (1) waive any assumption fee, prepayment charge, penalty interest, late payment or other charge in connection with a mortgage loan; and

            (2) to the extent not inconsistent with the coverage of such mortgage loan by a Mortgage Pool Insurance Policy, Mortgage Insurance Policy or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the repayment of delinquent amounts subject to any limitations set forth in the pooling and servicing agreement.

      To the extent the master servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the master servicer will nonetheless make payment of any required Advance with respect to the payments so extended to the same extent as if such installment had not been deferred.

Escrow Account

      If and to the extent specified in the related prospectus supplement and under the related pooling and servicing agreement, the master servicer, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums, collection expenses, other comparable items and any other amount permitted to be escrowed by law. Withdrawals from the Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the mortgaged property, to clear and terminate such account and to pay such other amounts as may be permitted by applicable law or the escrow agreement. The master servicer will be responsible for the administration of the Escrow Account and will be obligated to make payments to such account when a deficiency exists therein.

Enforcement of Due on Sale Clauses

      Unless otherwise specified in the related prospectus supplement, in any case in which mortgaged property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any "due on sale" clause applicable thereto, but only if, in the reasonable belief of the master servicer, the exercise of such rights is permitted by applicable law and the applicable mortgage, will not impair or threaten to impair any recovery under any related Mortgage Insurance Policy and will not materially increase the risk of default or delinquency on, or materially decrease the security for, such mortgage loan. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law and under the applicable mortgage to enforce such "due on sale" clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law and the applicable mortgage, the mortgagor also remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due on Sale Clauses" herein. The master servicer also will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

Hazard Insurance

      Unless otherwise specified in the related prospectus supplement, all mortgages sold to a trust will contain provisions requiring the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount that is at least equal to the lowest of:

            (1) the maximum insurable value of the mortgaged property;

            (2) the outstanding principal balance of the mortgage loan and the related senior mortgage (if any); or

            (3) the minimum amount required to compensate for damage or loss on a replacement cost basis.

      If the mortgagor fails to maintain such insurance coverage, however, the master servicer will not be obligated to obtain such insurance and advance premiums for such insurance on behalf of the mortgagor (i.e., "force placement" of hazard insurance). All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related certificate account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related certificate account the amounts that would have been deposited therein but for such clause.

      In general, subject to the conditions and exclusions particularized in each policy, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by:

            o     fire;

            o     lightning;

            o     explosion;

            o     smoke;

            o     windstorm and hail;

            o     riot;

            o     strike; and

            o     civil commotion.

      Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by the respective state laws, and most such policies typically do not cover any physical damage resulting from the following:

            o     war;

            o     revolution;

            o     governmental actions;

            o     floods and other water-related causes;

            o earth movement (including earthquakes, landslides and mud flows);

            o     nuclear reactions;

            o     wet or dry rot;

            o     vermin, rodents, insects or domestic animals;

            o     theft; and

            o     vandalism (in certain cases).

      The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the appraisal (if any) of the mortgaged property securing a mortgage loan indicates that the mortgaged property is located in a federally designated special flood area at the time of origination identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the seller will in some cases require the mortgagor to obtain flood insurance subject to the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

      The master servicer will also be required to maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above.

      The hazard insurance policies covering mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of:

            (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or

            (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since improved real estate generally has appreciated in value over time in the past, in the event of a total loss the hazard insurance proceeds may be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" herein.

Realization Upon Defaulted Mortgage Loans

      Unless otherwise specified in the prospectus supplement, the master servicer will be required to foreclose upon or otherwise comparably convert the ownership to the name of the trustee (or to a nominee of the trustee or the master servicer) of mortgaged properties relating to defaulted mortgage loans as to which no satisfactory arrangements can be made for collection of delinquent payments to the extent that such action would be consistent with prudent mortgage servicing standards. However, the master servicer will be required to take into account the existence of any hazardous substances, hazardous wastes or solid wastes on a mortgaged property in determining whether to foreclose upon or otherwise comparably convert the ownership of such mortgaged property.

      If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the certificate account amounts representing its normal servicing compensation with respect to such mortgage loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust that exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon. See "Credit Enhancement" herein and in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement or the related pooling and servicing agreement, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

            (1) first, to reimburse the master servicer for any unreimbursed costs of collection and expenses incurred by it in the liquidation or to restore the related mortgaged property and any servicing compensation payable to the master servicer with respect to such mortgage loan;

            (2) second, to reimburse the master servicer for any unreimbursed Advances or Servicing Advances with respect to such mortgage loan;

            (3) third, to repay accrued and unpaid interest (to the extent no Advance has been made for such amount) on such mortgage loan; and

            (4) fourth, to repay principal of such mortgage loan.

Servicing and Other Compensation and Payment of Expenses

      The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and such compensation will be retained by it from collections of interest on such mortgage loan in the related trust (the "Master Servicing Fee"). Unless otherwise specified in the related prospectus supplement, as compensation for its servicing duties, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the master servicer will retain any benefit that may accrue as a result of the investment of funds in the applicable certificate account (unless otherwise specified in the related prospectus supplement), and certain other excess amounts.

      The master servicer will pay or cause to be paid the reasonable and customary ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent and payment of expenses incurred in enforcing the obligations of Sub-Servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and sellers under certain limited circumstances. In addition, the master servicer will pay the cost of:

            (1) the preservation, restoration and protection of any mortgaged property;

            (2) any enforcement or judicial proceedings, including foreclosures; and

            (3) the management and liquidation of mortgaged property acquired in satisfaction of the related mortgage loan.

      Such expenditures may include costs of collection efforts, reappraisals when a mortgage loan is past due, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the mortgaged property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The master servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations only if it determines:

            (1) that such actions will increase the proceeds of liquidation of the mortgage loan to certificateholders after reimbursement to itself for such expenses; and

            (2) that such expenses will be recoverable to it as described below.

      Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to recover Servicing Advances to the extent permitted by the mortgage loans or, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the master servicer from the mortgagor or otherwise relating to the mortgage loan. Servicing Advances will be reimbursable to the master servicer from the sources described above out of the funds on deposit in the certificate Account, prior to the rights of certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds). A "Liquidated Mortgage" is a mortgage loan as to which the master servicer has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Evidence as to Compliance

      Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans, or Private Mortgage-Backed Securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans or Private Mortgage-Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

List of Certificateholders

      Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee and at their expense, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

Certain Matters Regarding the Master Servicer and the Depositor

      Unless otherwise specific in the prospectus supplement, CIT Consumer Finance will be the master servicer under each pooling and servicing agreement. CIT Consumer Finance is an affiliate of the depositor.

      Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under such pooling and servicing agreement except upon a determination that the performance by it of its duties thereunder is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

      Each pooling and servicing agreement will further provide that none of the master servicer, the Sub-Servicer (if an affiliate of CIT), the depositor or any director, officer, employee or agent of the master servicer, or the depositor will be under any liability to the related trust or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the Sub-Servicer (if an affiliate of CIT), the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each pooling and servicing agreement will provide that none of the master servicer, the Sub-Servicer (if an affiliate of CIT) or the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer, the Sub-Servicer (if an affiliate of CIT) or the depositor may, however, in their discretion undertake, appear in or defend any such action including any cross claims or third party claims which either may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, the master servicer, the Sub-Servicer (if an affiliate of CIT) and the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

      Any person into which the master servicer or the Sub-Servicer (if an affiliate of CIT), may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Sub-Servicer (if an affiliate of CIT), is a party, or any person succeeding to the business of the master servicer, or the Sub-Servicer (if an affiliate of CIT), will be the successor of the master servicer or the Sub-Servicer (if an affiliate of CIT), as applicable, under each pooling and servicing agreement, provided that such person is qualified to service mortgage loans under the related pooling and servicing agreement, and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of such series that have been rated.

Termination Events

      Unless otherwise specified in the related prospectus supplement, termination events ("Termination Events") under each pooling and servicing agreement will include:

            (1) any failure by the master servicer to deposit or cause to be deposited any required amount (other than an Advance or Servicing Advance) into the certificate account which continues unremedied for five Business Days after the giving of written notice of such failure to the master servicer by the trustee or to the master servicer and the trustee by the certificate guaranty insurer (if any) or the holders of certificates having not less than 51% of the aggregate Percentage Interest constituting each class of certificates (other than the certificates representing the residual interest in a trust for which a REMIC election has been made) (the "Majority Certificateholders");

            (2) any failure by the master servicer to make an Advance or Servicing Advance as required under the pooling and servicing agreement, unless cured as specified therein, to the extent such failure materially or adversely affects the interests of the certificate guaranty insurer, if any, or the certificateholders;

            (3) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the certificate guaranty insurer (if any) or the Majority Certificiateholders; and

            (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If specified in the related prospectus supplement, the pooling and servicing agreement will require the trustee to sell the Mortgage Assets and the other assets of the trust in the event that payments in respect thereto are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Rights Upon Termination Event

      Unless otherwise specified in the related prospectus supplement, so long as a Termination Event under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of:

            (1) the certificate guaranty insurer (if any), or

            (2) the Majority Certificateholders and under such other circumstances as may be specified in such pooling and servicing agreement,

the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to such trust (other than its right to recovery of Advances, Servicing Advances and other expenses and amounts advanced pursuant to the terms of such pooling and servicing agreement, which rights the master servicer will retain under all circumstances), and with respect to the Mortgage Assets by written notice to the master servicer (with, if specified in the related prospectus supplement, the prior written consent of the certificate guaranty insurer, if any, which consent may not be unreasonably withheld), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements not to exceed the Master Servicing Fee. Pending such appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree without consent of the certificateholders upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the master servicer under the pooling and servicing agreement. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement.

      "Percentage Interest" means the original principal amount (or notional principal amount) of a certificate divided by the original Certificate Balance of such class of certificates. No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to such pooling and servicing agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class (with, if specified in the related prospectus supplement, the prior written consent of the certificate guaranty insurer, if any, which consent may not be unreasonably withheld), have made a written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders, provided that such amendment does not substantively change the powers of the trust:

            (1) to cure any ambiguity;

            (2) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein;

            (3) to add to the duties of a seller, the trustee or the master servicer or a Sub-Servicer;

            (4) to add any other provisions with respect to matters or questions arising under such pooling and servicing agreement or related credit enhancement;

            (5) to add or amend any provisions of such pooling and servicing agreement as required by a Rating Agency in order to maintain or improve the rating of the certificates (it being understood that none of any seller, the master servicer, the depositor or the trustee is obligated to maintain or improve such rating);

            (6) to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, provided, that the amendment will not materially and adversely affect in any material respect the interests of any certificateholder of such series or, if specified in the related prospectus supplement, the interests of the certificate guaranty insurer; or

            (7) to make any revisions to the pooling and servicing agreement, provided that such amendment will not materially and adversely affect in any material respect the interests of any certificateholder of such series or, if specified in the related prospectus supplement, the interests of the certificate guaranty insurer, if any.

      An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such certificates. In addition, to the extent provided in the related pooling and servicing agreement, a pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the certificate account is maintained, provided, that any such change does not adversely affect the then current rating of the class or classes of certificates of such series that have been rated. In addition, if a REMIC election is made with respect to a trust, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the depositor, the master servicer, the applicable sellers and the trustee with the consent of holders of certificates of such series evidencing not less than 51% of the aggregate Percentage Interests of each class affected thereby (and, if specified in the related prospectus supplement, the consent of the certificate guaranty insurer) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement, modifying in any manner the rights of the holders of the related certificates or making substantive changes in the powers of the trust; provided, however, that no such amendment may:

            (1) reduce in any manner the amount of, or delay the timing of, payments on any certificate without the consent of the holder of such certificate; or

            (2) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling and servicing agreement then outstanding.

      If a REMIC election is made with respect to a trust, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel knowledgeable in federal income tax matters to the effect that such amendment will not cause such trust to fail to qualify as a REMIC.

      Each pooling and servicing agreement may be amended from time to time by the master servicer, the applicable sellers, the depositor and the trustee by written agreement, upon the prior written consent of the certificate guaranty insurer, if any, without the notice to or consent of the certificateholders in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Fund.

      It will only be necessary for the holders of any certificates to approve the substance of any amendment, and not the particular form of the proposed amendment.

Termination; Purchase of Mortgage Loans

      Unless otherwise specified in the related pooling and servicing agreement, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the certificate account or by the master servicer and required to be paid to them pursuant to such pooling and servicing agreement following the later of:

            (1) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the trust; or

            (2) the purchase by the master servicer or an affiliate of the master servicer from the related trust of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

      Unless otherwise specified in the related prospectus supplement, any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or an affiliate of the master servicer at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of such right will effect early termination of the certificates of that series, but the right of the master servicer (or affiliate of the master servicer) to so purchase is subject to the principal balance of the related Mortgage Assets being less than 10% (or such other percentage specified in the related prospectus supplement) of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series (together with the original balance of any Pre-Funding Account). The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code and the repurchases of the mortgage loans will not constitute "prohibited transactions" within the meaning of section 860F(a)(2) of the Code. In no event shall the trust created by a pooling and servicing agreement for a series of certificates continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the pooling and servicing agreement. Unless otherwise provided in the related prospectus supplement, the repurchase price will equal the principal amount of such mortgage loans or Private Mortgage-Backed Securities (or, with respect to any property acquired in respect of a mortgage loan, the outstanding principal balance of the mortgage loan at the time of foreclosure) plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Mortgage Rates borne by such mortgage loans or Private Mortgage-Backed Securities or at the weighted average of such Mortgage Rates, less related unreimbursed Advances (to the extent not already reflected in the computation of the aggregate principal balance of such Mortgage Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the pooling and servicing agreement).

The Trustee

      The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have banking relationships with the depositor, the master servicer, the Sub-Servicer, any seller and any of their respective affiliates.

      The trustee may resign at any time, in which event the master servicer will be obligated to appoint a successor trustee. The master servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. The trustee may also be removed at any time by the Majority Certificateholders in the related trust as specified in the pooling and servicing agreement. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties are located. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which mortgage loans may be originated.

General

      The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends generally on the order of recording with a state or county office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

      Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics' and materialmen's liens, and other liens given priority by applicable law.

      There are two parties to a mortgage - the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties - the borrower-property owner or grantor (similar to a mortgagor) called the trustor, a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the property to the grantee, as opposed to merely creating a lien upon the property, until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Foreclosure

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a nonjudicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, these notice provisions generally require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

      The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent thereto satisfactory to the trustee) prior to and as a condition to recognizing such bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the property to the highest proper bidder at the sale.

      A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on any senior deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due on sale" clause contained in the senior deed of trust.

      Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the property, and because the physical condition of the property may have deteriorated, third parties may not be interested in purchasing the property at a trustee's sale or judicial foreclosure sale. In a non-judicial foreclosure, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the deed of trust, accrued and unpaid interest and expenses of foreclosure. In judicial foreclosures, it is not uncommon for the lender to make a bid to purchase the property. The amount of the bid may vary depending on applicable law, the value of the property, the amount of senior liens and other considerations. In either case, after a foreclosing lender purchases the mortgaged property, as a business practice the lender will frequently assume the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly attempt to sell the property, will obtain the services of a real estate broker to do so and will pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may or may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

      The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then to satisfy the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See "- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary defendants. Judicial foreclosure proceedings are often not contested by any of the defendants. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. Since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Some mortgages contain a power of sale, and non-judicial foreclosure is permitted. See "--Foreclosure--Deed of Trust" above for a discussion of non-judicial foreclosure.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. However, a suit against the debtor on the related mortgage note may take several years and is generally viewed as a less desirable alternative remedy to foreclosure, since the mortgagee is precluded from pursuing both actions at the same time. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

      In case of foreclosure under a mortgage, the sale by the referee or other designated officer or the sale by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and other facts about the property, and because the physical condition of the property may have deteriorated, third parties may not be interested in purchasing the property at the foreclosure sale. In a non-judicial foreclosure, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage, accrued and unpaid interest and expenses of foreclosure. In judicial foreclosures, it is not uncommon for the lender to make a bid to purchase the property. The amount of the bid may vary depending on applicable law, the value of the property, the amount of senior liens and other considerations. In either case, after a foreclosing lender purchases the mortgaged property, as a business practice the lender will frequently assume the burdens of ownership, including the obligations to service any senior mortgage, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly attempt to sell the property, will obtain the services of a real estate broker to do so and will pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may or may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

Rights of Redemption

      In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. (The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.) In certain other states, this right of redemption applies only to sales following judicial foreclosure and not to sales pursuant to a nonjudicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some jurisdictions the right to redemption can last for as long as one year.

Junior Mortgages; Rights of Senior Mortgages

      The mortgage loans comprising or underlying the Mortgage Assets included in the trust for a series of certificates will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust (and therefore the holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust may be or become subject to liens for real estate taxes and other obligations. It is CIT Consumer Finance's standard practice to protect its interest by monitoring any such sale of which it is aware and bidding for property if it determines that it is in CIT Consumer Finance's best interests to do so.

      The standard form of the mortgage used by most institutional lenders, like that generally used by CIT Consumer Finance, confers on the mortgagee the right to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust or mortgage securing its loan, to apply such proceeds and awards to the repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust or mortgage, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness secured by a junior mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain casualty insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Anti-Deficiency Legislation. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

      A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states require the deficiency to be calculated as the excess of the outstanding indebtedness over the greater of the fair market value of the property and the sales price of the property. A foreclosing lender is therefore required to submit evidence in the form of an appraisal or some other independent evaluation of the market value of the property at the time of foreclosure. As a result of these restrictions, it is anticipated that in many instances the master servicer will utilize the nonjudicial foreclosure remedy and forego any possible deficiency, and after a judicial foreclosure will not seek deficiency judgments against defaulting mortgagors where anti-deficiency statutes may apply.

      Election of Remedies. Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such property; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the property. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property rather than bringing a personal action against the borrower.

      Other Limitations on Lenders. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, the filing of a bankruptcy petition acts as a stay against the enforcement of remedies for collection of a debt, and a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of such payments.

      In addition, in a case under Chapter 11 of the Bankruptcy Code, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate "due on sale" clauses through confirmed Chapter 11 plans of reorganization.

      The Bankruptcy Code and federal tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. The effect of these laws may delay or interfere with the enforcement of rights in defaulted mortgage loans. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and servicers in connection with the origination, servicing and enforcement of mortgage loans. These laws include the Federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Housing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Environmental Risks

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs with respect to the property. However, a CERCLA lien is subordinate to pre-existing, perfected security interests. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Such cleanup costs may be substantial. In the event that a trust acquired title to a property securing a mortgage loan and cleanup costs were incurred in respect of the property, the holders of the certificates might incur a delay in the payment if such costs were required to be paid by such trust. It is possible that such cleanup costs could reduce the amounts otherwise distributable to the certificateholders if the trust were deemed to be liable for such cleanup costs and if such cleanup costs were incurred.

      Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment of the mortgage properties was conducted, although an appraiser might comment upon environmental factors.

Due on Sale Clauses

      The mortgage loans generally include a "due on sale" clause, which provides that if the mortgagor sells, transfers or conveys the mortgaged property in violation of the clause, the mortgage loan may be accelerated. In recent years, court decisions and legislative actions have placed substantial restrictions on the rights of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that "due on sale" clauses were generally unenforceable. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of "due on sale" clauses. As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St. Germain Act may not exercise its rights under a "due on sale" clause, notwithstanding that a transfer of the property may have occurred. For example, "due on sale" clauses are not enforceable in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982 and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of "due on sale" clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, "due on sale" clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

      The inability to enforce a "due on sale" clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such mortgage loans.

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

      Except as otherwise specified in the applicable prospectus supplement, late charges and prepayment fees are property of the trust and will be made available to pay the certificateholders. In late 1998, CIT Consumer Finance began originating loans that have state allowed provisions for late charges. The mortgage loans originated by CIT Consumer Finance prior to late 1998 generally did not make provision for late charges, but other mortgage loans in a mortgage pool may make provision for late charges. CIT Consumer Finance's current operating system cannot process prepayment penalties for partial prepayments on any mortgage loan.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize upon their collateral, courts have invoked general equitable principles. Equitable principles are generally designed to relieve borrowers from certain legal effects of defaults under loan documents and, in that regard, have imposed certain limitations on, and in some cases have restricted, the exercise by lenders of remedies available under loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of a borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the applicable default is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Alternative Mortgage Transactions Parity Act

      The Alternative Mortgage Transactions Parity Act ("AMTPA"), enacted in 1982, preempts state laws which restrict or limit the structure of adjustable rate provisions, balloon payments, graduated payments and other terms contained in non-traditional (i.e., loans having other than "fixed rate, fixed term" provisions) mortgage loans. These state statutes are replaced, at the option of the lender, by federal regulations. The lender must follow in their entirety either state laws or federal regulations and cannot select and combine the most advantageous terms of each. Six states (Arizona, Maine, Massachusetts, New York, South Carolina and Wisconsin) have used their now-expired ability to opt out of all or part of the AMTPA provisions. CIT Consumer Finance generally elects to have the federal regulations apply, in the states where applicable, to the types of mortgage loans originated by it that are covered by AMTPA.

Applicability of Usury Laws

      Many states have usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of

1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The statute authorized states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision, which need not expressly reject Title V, limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to limit discount points or other charges.

Soldiers' and Sailors' Civil Relief Act of 1940

      Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) (1) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and
(3) may have the maturity of such obligations extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

      However, the benefits of (1), (2) or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, then the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in a trust for a series is relieved pursuant to the Relief Act, none of the trustee, the master servicer, the depositor, the sellers or the trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on the mortgage loans underlying the Private Mortgage-Backed Securities included in a trust for a series resulting from application of the Relief Act will be allocated to each class of certificates of such series that is entitled to receive interest in respect of such mortgage loans in proportion to the interest that each such class of certificates would have otherwise been entitled to receive in respect of such mortgage loans had such interest shortfall not occurred.

      It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans. Unless otherwise provided in the applicable prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Home Ownership Act

      The mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act") which amended the Federal Truth-in-Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered by a borrower from an assignee in an action under the Home Ownership Act are the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any trust for which the Mortgage Assets include mortgage loans subject to the Home Ownership Act would be subject to all of the claims and defenses which the mortgagor could assert against the original lender. Any violation of the Home Ownership Act which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for, the mortgage loan in question.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus where Schulte Roth & Zabel LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to certificateholders that are the beneficial owners of certificates and hold the certificates as capital assets within the meaning of Section 1221 of the Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies, foreign investors, and persons that own equity interests in beneficial owners of certificates, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to under "Scope of the Tax Opinions," are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

      o is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

      o is directly relevant to the determination of an entry on a tax return.

      Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State Tax Considerations." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

      The following discussion addresses certificates of two general types:

      o REMIC certificates representing interests in a trust that the trustee will elect to have treated as one or more "real estate mortgage investment conduits," or REMICs, under Sections 860A through 860G of the Code, or the REMIC Provisions, and

      o notes representing indebtedness of the issuer for federal income tax purposes.

      The prospectus supplement for each series of certificates will indicate which of the foregoing treatments will apply to that series.

Scope of the Tax Opinions

      It is expected that Schulte Roth & Zabel LLP will deliver, upon issuance of a series of certificates, its opinion under then existing law that, with respect to each series of certificates for which a REMIC election is to be made, assuming (i) a proper and timely REMIC election, and (ii) ongoing compliance with the provisions of the related pooling and servicing agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, and in reliance upon the representations and warranties in the related pooling and servicing agreement, the related trust or certain assets of such trust will be a REMIC and the certificates will be considered to evidence ownership of "regular interests" in the REMIC within the meaning of Section 860G(a)(1) of the Code or "residual interests" in the REMIC within the meaning of the Section 860G(a)(2) of the Code.

      It is expected that Schulte Roth & Zabel LLP, will deliver, upon issuance of a series of certificates, its opinion under then existing law that, with respect to each series of certificates for which a REMIC election is not made, assuming compliance with the related pooling and servicing agreement, the related trust will not be classified for federal income tax purposes as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool.

      In addition, Schulte Roth & Zabel LLP will render its opinion that it has reviewed the statements herein and in the related prospectus supplement under the heading "Certain Federal Income Tax Consequences," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a REMIC, a grantor trust or other classification, as the case may be, for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the certificates.

      An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the certificates and related terms, parties and documents will be deemed to refer, unless otherwise specified herein, to each trust and the certificates and related terms, parties and documents applicable to such trust.

REMICs

      If the trustee covenants to elect to treat the trust, or a portion of that trust, as one or more REMICs, then the prospectus supplement for each series of certificates will identify all certificates that represent "regular interests" and the "residual interest" in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "--Characterization of Investments in REMIC Certificates." Treatment as a corporation could result in income of the trust being subject to corporate tax in the hands of the trust and thus result in a reduced amount being available for distribution to certificateholders. Although the Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied.

      The following discussion is based in part on the rules governing original issue discount that are contained in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. Certificateholders should be aware that the OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

Characterization of Investments in REMIC Certificates

      The REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. However, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments, the REMIC certificates will qualify for the corresponding status in their entirety. Interest on the REMIC regular certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming (i) proper and timely REMIC elections and (ii) compliance with all provisions of the related pooling and servicing agreement including the accuracy of its representations and warranties at the initial issuance of the certificates, and with applicable provisions of the Code, Treasury regulations, and rulings, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those certificates is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates

General

      Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Stated interest on a REMIC regular certificate will be taxable as ordinary income. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

Original Issue Discount

      Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC regular certificates issued with original issue discount will be required in most cases to include original issue discount in income as it accrues, in accordance with the "constant yield" method described in this section, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and some other debt instruments issued with original issue discount that are subject to prepayment. Regulations have not been issued under that section.

      The Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that can reasonably be expected to have approximately the same values throughout the term of the REMIC regular certificate. Under the OID Regulations, there is some uncertainty as to treating stated interest on a debt obligation like a REMIC Regular Certificate as "unconditionally payable." In the absence of authority to the contrary, the trust expects to treat stated interest of REMIC Regular Certificates as unconditionally payable.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that amount will vary according to the characteristics of those REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

      Some classes of the regular certificates may provide for the first interest payment to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the regular certificates and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

      In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. Although there is some uncertainty, in the absence of authority to the contrary, the depositor expects to compute the weighted average life of the REMIC regular certificate as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

      o the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made, taking into account the prepayment assumption, by

      o a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.

      Certain REMIC regular certificates provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. The OID Regulations provide a special application of the de minimis rule for debt instruments with first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

      Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. Such de minimis original issue discount is generally treated as capital gain if the REMIC regular certificate is a capital asset in the hands of the holder. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

      In most cases, as to each "accrual period," each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, the period that begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

      o the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

      o the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated:

      o assuming that distributions on the REMIC regular certificate will be received in future periods in accordance with the prepayment assumption, and

      o using a discount rate equal to the original yield to maturity of the certificate.

      For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be received in accordance with the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC regular certificate's "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals:

      o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus

      o the daily portions of original issue discount for all days during that accrual period prior to that day, minus

      o any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

Market Discount

      A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market and original issue discount, in income as interest, as adjusted by the accrual of premium, based on a constant yield method. If that election should be made for a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount for a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations. Although there is some uncertainty, in the absence of authority to the contrary, the depositor expects to calculate the weighted average remaining life in a manner similar to weighted average life, taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC regular certificate by the subsequent purchaser. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder's option:

      o     on the basis of a constant yield method,

      o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

      o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

      Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

      To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

      A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Code. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on REMIC regular certificates, and (ii) whether the prepayment assumptions should be taken into account in determining the term of a REMIC regular certificate for this purpose.

Realized Losses

      Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

Possible Pass-through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder of that certificate is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

      o an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and

      o that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

      The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or passthrough entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors should carefully consult with their own tax advisors prior to making an investment in those certificates.

Sales of REMIC Certificates

      If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate. The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

      o the amount that would have been includible in the seller's income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to 110% of the "applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of that certificate, over

      o the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

      REMIC regular certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Prohibited Transactions and Other Possible REMIC Taxes

      The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property which the REMIC derives from the management, sale, or disposition of any real property or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that any REMIC will generate a significant amount of such income.

Termination and Liquidation

      A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of REMIC regular certificates or REMIC residual certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (plus all cash), less amounts retained to meet claims. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating to the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate should be treated as a payment in full retirement of a debt instrument.

Reporting and Other Administrative Matters

      The trustee will report annually to the IRS, holders of record of the REMIC regular certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the REMIC regular certificates, original issue discount, if any, accruing on the REMIC regular certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the REMIC regular certificates.

      The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a residual certificateholder must be designated as the REMIC's "tax matters person". The tax matters person generally has responsibility for overseeing and providing notice to the other residual certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. The depositor will be designated as the tax matters person for each REMIC, and in conjunction with the trustee will act as the agent of the residual certificateholders in the preparation and filing of the REMIC's federal and state income tax and information returns.

Backup Withholding as to REMIC Certificates

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of those payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Certificates

      A REMIC regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include periodic delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, an estate whose income is subject to

United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the interest on a REMIC regular certificate is effectively connected with the conduct by a foreign holder of a trade or business within the United States, then such holder will be subject to tax at the regular graduated rates (and possibly be subject to the branch profits tax if the holder is a foreign corporation). Such a holder may avoid withholding of tax on such interest if it provides a properly completed IRS Form W-8ECI. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain cases, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      Any gain recognized by a foreign holder upon a sale, retirement or other taxable disposition of a REMIC regular certificate generally will not be subject to United States federal income tax unless either (i) the foreign holder is a non-resident alien individual who holds the REMIC regular certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, or
(ii) the gain is effectively connected with the conduct by the foreign holder of a trade or business within the United States.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

Alternative Tax Treatment

      In the event that, as a result of a change in applicable laws or regulations or the interpretation thereof, the federal income tax characteristics of the regular certificates are not anticipated to be as described above, the related prospectus supplement will include a discussion of the anticipated federal income tax treatment of such certificates.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local income, franchise, personal property, or other tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

      Set forth below and in the related prospectus supplement for each Series of Certificates is a general discussion of certain considerations of the purchase, ownership and disposition of the Certificates under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. The discussion in the related prospectus supplement and below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. The discussion below does not purport to deal with all issues applicable to an investor subject to ERISA. Investors should consult their own advisors in determining the consequences to them under ERISA and the Code of the purchase, ownership and disposition of certificates. If certificates are divided into subclasses the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such certificates.

      ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and insurance company general accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in senior certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

      On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "Equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the Equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the mortgage loans may be deemed Plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

      In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates.

      The DOL also has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

      The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that PTE 83-1, an Underwriter Exemption or any other exemptions will apply.

      Any Plan fiduciary which proposes to cause a Plan to purchase certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. The related prospectus supplement will identify the certificates of any series which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA. Certificates of any series will not constitute "mortgage related securities" under SMMEA unless they are rated by a Rating Agency in one of its two highest categories. "Mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

      Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to "mortgage related securities," the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

      On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

            o a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

            o a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

For the purposes of TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as "complex securities." The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

                             METHOD OF DISTRIBUTION

      Certificates are being offered hereby in series from time to time (each series evidencing a separate trust) through any of the following methods:

            (1) negotiated firm commitment underwriting and public reoffering by underwriters;

            (2) agency placements through one or more placement agents primarily with institutional investors and dealers; and

            (3) placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of such series if any such certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor and CIT Consumer Finance to indemnification by the depositor and CIT Consumer Finance against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

      If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of such series.

                                  LEGAL MATTERS

      The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of certificates and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

      Unless otherwise specified in the prospectus supplement, neither the depositor nor any of its affiliates will have any liabilities or obligations with respect to any series of certificates. Accordingly, the depositor has determined that its financial statements are not material to the offering of any series of certificates.

                                     RATINGS

      It is a condition to the issuance of the certificates of each series offered hereby and by the related prospectus supplement that they shall have been rated in the rating categories specified in the related prospectus supplement by the Rating Agency or Rating Agencies specified in the related prospectus supplement.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

      Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You may read and copy any document filed by the depositor at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov.

      The depositor has filed with the SEC a registration statement on Form S-3. This document is a part of the registration statement. As allowed by the SEC's rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information with respect to the depositor, you should consult the registration statement and its exhibits. Statements contained in this document concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for additional information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

      The rules and regulations of the SEC permit the information the depositor files and has filed with the SEC to be "incorporated by reference." This means that the depositor can disclose important information to you by referring you to the other information the depositor has filed with the SEC. The information that has been incorporated by reference is considered to be part of this document. Information that the depositor files later with the SEC will automatically update and supersede this information.

      Any filings the depositor will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus are incorporated by reference in this prospectus.

      All documents filed by the servicer, on behalf of a respective trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the certificates will be incorporated by reference into this prospectus.

      If you are a beneficial owner of the certificates to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to: The CIT Group Securitization Corporation III at 1 CIT Drive, Livingston, New Jersey 07039, Telephone No. (973) 740-5000.

                             INDEX OF DEFINED TERMS

Accrual Certificates ...................................................  43, 44
Adjustable Rate Mortgage Loan ..........................................      23
Adjusted Mortgage Loan Remittance Rate .................................      46
Advance ................................................................      46
AMTPA ..................................................................      91
Available Funds ........................................................      43

Balloon Loan ...........................................................      24
Bankruptcy Bond ........................................................      62
Book-Entry Certificates ................................................      49
Business Day ...........................................................      43
Buydown Account ........................................................      70
Buydown Fund ...........................................................      24
Buydown Loans ..........................................................      24

Call Loan ..............................................................      24
Cede ...................................................................      49
Cedelbank ..............................................................      50
CERCLA .................................................................      89
Certificate Balance ....................................................      44
Certificateowners ......................................................      49
Chapter 13 Bankruptcy Code .............................................      89
CIT ....................................................................  22, 30
CIT Consumer Finance ...................................................   4, 22
Class Certificate Balance ..............................................      43
Clearstream ............................................................      50
Clearstream Banking ....................................................      50
Clearstream Banking, societe anonyme ...................................      50
Clearstream International, societe anonyme .............................      50
Clearstream, Luxembourg ................................................      49
Code ...................................................................      42
Combined Loan-to-Value Ratio ...........................................      26
Compensating Interest ..................................................      47

Definitive Certificate .................................................      49
Delayed Deposits .......................................................      69
Deleted Mortgage Loan ..................................................      67
Deposit Date ...........................................................      69
Determination Date .....................................................      43
DOL ....................................................................     105
DTC ....................................................................      49

EPA ....................................................................      89
ERISA ..................................................................     104
Escrow Account .........................................................      74
Euroclear ..............................................................      49

FDIC ...................................................................      67
FHLMC ..................................................................      36
FICO ...................................................................      34
Fixed Rate Mortgage Loan ...............................................      23
FNMA ...................................................................      36
Funding Period .........................................................      23

Garn-St. Germain Act ...................................................      90
Graduated Payment Account ..............................................      70
Graduated Payment Loan .................................................      24

Home Equity Loan .......................................................      32
Home Ownership Act .....................................................      92

Institutional Bulk Portfolios ..........................................      33
Insurance Paying Agent .................................................      56
Insurance Proceeds .....................................................      68
Insured Expenses .......................................................      68
Insured Payment ........................................................      56

Liquidated Mortgage ....................................................      78
Liquidation Expenses ...................................................      68
Liquidation Proceeds ...................................................      68

Majority Certificateholders ............................................      80
Master Servicing Fee ...................................................      78
Moody's ................................................................      69
Mortgage Assets ........................................................      22
Mortgage Documents .....................................................  27, 66
Mortgage Insurance Policy ..............................................  23, 58
Mortgage Insurer .......................................................      59
Mortgage Note ..........................................................      24
Mortgage Pool Insurance Policy .........................................      57
Mortgage Rate ..........................................................      24

No Income Verification .................................................      38

Parties in Interest ....................................................     105
Pass-Through Rate ......................................................      43
Percentage Interest ....................................................      81
Permitted Investments ..................................................      56
Plans ..................................................................     105
PMBS Agreement .........................................................      28
PMBS Issuer ............................................................      28
PMBS Servicer ..........................................................      28
PMBS Trustee ...........................................................      28
Pool Insurer ...........................................................      57
Precomputed Loan .......................................................      25
Pre-Funded Amount ......................................................      23
Pre-Funding Account ....................................................      23
Private Mortgage-Backed Securities .....................................      28
Prudent Mortgage Servicing Standards ...................................      73
PTE 83-1 ...............................................................     105
Purchase Price .........................................................      67

Qualified Substitute Mortgage Loan .....................................  67, 72

Rating Agency ..........................................................      67
Released Mortgaged Property Proceeds ...................................      69
Relief Act .............................................................      92
REMIC ..................................................................      42
REO Property ...........................................................      22

Reserve Fund ...........................................................      55

S&P ....................................................................      69
Scheduled Accrual Loans ................................................      25
Servicing Advance ......................................................      78
Simple Interest Loans ..................................................      25
Special Hazard Insurance Policy ........................................      60
Special Hazard Insurer .................................................      60
Standard Hazard Insurance Policy .......................................      23
subsequent cut-off dates ...............................................      57
Sub-Servicer ...........................................................      27
Sub-servicing Account ..................................................      69
Substitution Adjustment ................................................      72

Termination Events .....................................................      80
Title V ................................................................      92

Underwriter Exemptions .................................................     105

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                                     [LOGO]

                      Dealer Prospectus Delivery Obligation

      Until June 1, 2003, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.